As filed with the Securities and Exchange Commission on October 18, 2007

Registration No. 333 -

Registration No. 333 -

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

COMMODITIES & CURRENCIES TRUST

(Registrant)

COMMODITIES & CURRENCIES MASTER TRUST

(Rule 140 Co-Registrant)

(Exact name of registrant as specified in its charter)

Delaware	6799	87-6284802 (Registrant) 87-6284801 (Co-Registrant)
(State of Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

c/o ProShare Capital Management LLC 7501 Wisconsin Avenue Suite 1000 Bethesda, Maryland 20814 (240) 497-6400	Michael L. Sapir c/o ProShare Capital Management LLC 7501 Wisconsin Avenue Suite 1000 Bethesda, Maryland 20814 (240) 497-6400
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Stuart M. Strauss, Esq.

Anthony A. Lopez III, Esq.

c/o Clifford Chance US LLP

31 West 52nd Street

New York, New York 10019

Approximate date of commencement of proposed sale to the public:

As promptly as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post–effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post–effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee†
Common Units of Beneficial Interest	$50,400,000	$1,547.28

†	The proposed maximum aggregate offering price has been calculated assuming that all Shares are sold at a price of $70.00 per Share.
†	The amount of the registration fee of the Shares is calculated in reliance upon Rule 457(o) under the Securities Act and using the proposed maximum aggregate offering price as described above.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated October 18, 2007

COMMODITIES & CURRENCIES TRUST

COMMODITIES & CURRENCIES MASTER TRUST

Commodities Index Funds:

Ultra Dow Jones - AIG Commodity Fund	Shares	Ultra Dow Jones - AIG Industrial Metals Fund	Shares
UltraShort Dow Jones - AIG Commodity Fund	Shares	UltraShort Dow Jones - AIG Industrial Metals Fund	Shares
Short Dow Jones - AIG Commodity Fund	Shares	Short Dow Jones - AIG Industrial Metals Fund	Shares
Ultra Dow Jones - AIG Precious Metals Fund	Shares	Ultra Dow Jones - AIG Agriculture Fund	Shares
UltraShort Dow Jones - AIG Precious Metals Fund	Shares	UltraShort Dow Jones - AIG Agriculture Fund	Shares
Short Dow Jones - AIG Precious Metals Fund	Shares	Short Dow Jones - AIG Agriculture Fund	Shares

Commodities Funds:

Ultra Gold Fund	Shares	Ultra Crude Oil Fund	Shares
UltraShort Gold Fund	Shares	UltraShort Crude Oil Fund	Shares
Short Gold Fund	Shares	Short Crude Oil Fund	Shares
Ultra Silver Fund	Shares	Ultra Natural Gas Fund	Shares
UltraShort Silver Fund	Shares	UltraShort Natural Gas Fund	Shares
Short Silver Fund	Shares	Short Natural Gas Fund	Shares

Currency Funds:

Ultra Euro Fund	Shares	Ultra Mexican Peso Fund	Shares
UltraShort Euro Fund	Shares	UltraShort Mexican Peso Fund	Shares
Short Euro Fund	Shares	Short Mexican Peso Fund	Shares
Ultra Australian Dollar Fund	Shares	Ultra Swedish Krona Fund	Shares
UltraShort Australian Dollar Fund	Shares	UltraShort Swedish Krona Fund	Shares
Short Australian Dollar Fund	Shares	Short Swedish Krona Fund	Shares
Ultra British Pound Fund	Shares	Ultra Swiss Franc Fund	Shares
UltraShort British Pound Fund	Shares	UltraShort Swiss Franc Fund	Shares
Short British Pound Fund	Shares	Short Swiss Franc Fund	Shares
Ultra Canadian Dollar Fund	Shares	Ultra Japanese Yen Fund	Shares
UltraShort Canadian Dollar Fund	Shares	UltraShort Japanese Yen Fund	Shares
Short Canadian Dollar Fund	Shares	Short Japanese Yen Fund	Shares

Commodities & Currencies Trust, or the Trust, is currently organized in forty-eight separate series as a Delaware statutory trust. Each series of the Trust, called a Fund, will issue common units of beneficial interest, or Shares, which represent units of fractional undivided beneficial interest in and ownership of only that Fund. Each Fund’s Shares are being offered separately.

It is currently expected that application will be made to list the Shares of each Fund on the American Stock Exchange (“AMEX”) under symbols to be determined.

Each Fund will invest the proceeds of its offering of Shares in a corresponding series of Commodities & Currencies Master Trust, or the Master Trust. The Master Trust is currently organized in forty-eight separate series as a Delaware statutory trust. Each series of the Master Trusts, called a Master Fund, corresponds to a particular Fund.

Each Master Fund intends to invest primarily in financial instruments, including swap agreements, futures contracts and forward contracts. Each “Ultra” Fund, through its corresponding Master Fund, will seek daily investment results, before fees and expenses, that correspond to twice (200%) the daily performance, whether positive or negative, of its corresponding benchmark. Each “UltraShort” Fund, through its corresponding Master Fund, will seek daily investment results, before fees and expenses, that correspond to twice (200%) the inverse (opposite) of the daily performance, whether positive or negative, of its corresponding benchmark. Each “Short” Fund, through its corresponding Master Fund, will seek daily investment results, before fees and expenses, that correspond to the inverse (opposite) of the daily performance, whether positive or negative, of its corresponding benchmark. ProShare Capital Management LLC will serve as the Managing Owner, commodity pool operator and commodity trading advisor of each Fund and each Master Fund.

Each Fund will continuously offer and redeem its Shares in blocks of 15,000 Shares (“Creation Units”) at net asset value per Share. Only Authorized Participants may purchase and redeem Shares from a Fund. Authorized Participants may offer to the public, from time to time, Shares from any Creation Unit they create. Shares offered to the public by Authorized Participants will be offered at a per-Share offering price that will vary depending on, among other factors, the trading price of the Shares of each Fund on the AMEX, the net asset value per Share and the supply of and demand for the Shares at the time of the offer. Shares that were initially part of the same Creation Unit but which are offered by Authorized Participants to the public at different times may have different offering prices. Authorized Participants will not receive from any Fund, the Managing Owner or any of their affiliates, any fee or other compensation in connection with their sale of Shares to the public.

INVESTING IN THE SHARES INVOLVES SIGNIFICANT RISKS. PLEASE REFER TO

“ RISK FACTORS” BEGINNING ON PAGE 16.

•	Swap agreement and forward contract values and futures trading prices are volatile and even a small movement in market prices could cause large losses.

•	The success of each Master Fund’s trading program will depend upon the skill of the Managing Owner and its trading principals.

•	You could lose all or substantially all of your investment.

•	Investors will pay fees in connection with their investment in Shares including asset-based fees of % per annum.

An Authorized Participant may receive commissions or fees from investors who purchase Shares through their commission or fee-based brokerage accounts.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense. None of the Funds or Master Funds is a mutual fund or any other type of investment company within the meaning of the Investment Company Act of 1940, as amended, and is not subject to regulation thereunder.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THESE POOLS NOR HAS THE COMMISSION PASSED UPON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

The Shares are neither interests in nor obligations of any of the Managing Owner, the Trustee or any of their respective affiliates. The Shares are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

It is anticipated that the initial Authorized Participant will purchase (although it is not obliged to do so) one or more Creation Units at a price of $70.00 per Share, equal to $1,050,000 per Creation Unit.

                    , 2007 (Not for use after                     , 2008)

COMMODITY FUTURES TRADING COMMISSION

RISK DISCLOSURE STATEMENT

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED TO THESE POOLS AT PAGE 52 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAKEVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 52.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN ANY OF THESE COMMODITY POOLS. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THESE COMMODITY POOLS, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGES 16 THROUGH 32.

THESE POOLS HAVE NOT COMMENCED TRADING AND DO NOT HAVE ANY PERFORMANCE HISTORY.

THIS PROSPECTUS DOES NOT INCLUDE ALL OF THE INFORMATION OR EXHIBITS IN THE REGISTRATION STATEMENT OF THE TRUST AND THE MASTER TRUST. YOU CAN READ AND COPY THE ENTIRE REGISTRATION STATEMENT AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SEC IN WASHINGTON, D.C.

THE BOOKS AND RECORDS OF EACH FUND AND EACH MASTER FUND WILL BE MAINTAINED AS FOLLOWS:

•	All marketing materials will be maintained at the offices of

SEI INVESTMENTS DISTRIBUTION CO.

One Freedom Valley Drive

Oaks, PA. 19456;

Telephone: (610) 676-1000;

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•

Creation Unit creation and redemption books and records, accounting and certain other financial books and records (including Fund and Master Fund accounting records, ledgers with respect to assets, liabilities, capital, income and expenses, the register, transfer journals and related details) and trading and related documents received from Futures Commission Merchants will be maintained at the offices of

J.P. MORGAN INVESTOR SERVICES CO.

73 Tremont Street

Boston, MA 02108;

Telephone: (617) 557-8000;

•

All other books and records of each Fund and each Master Fund (including minute books and other general corporate records, trading records and related reports and other items received from each Master Fund’s Futures Commission Merchant) will be maintained at the Funds’ principal office

C/O ProShare Capital Management LLC

7501 Wisconsin Avenue, Suite 1000, Bethesda, Maryland 20814;

Telephone: (240) 497–6400.

SHAREHOLDERS WILL HAVE THE RIGHT, DURING NORMAL BUSINESS HOURS, TO HAVE ACCESS TO AND COPY (UPON PAYMENT OF REASONABLE REPRODUCTION COSTS) SUCH BOOKS AND RECORDS IN PERSON OR BY THEIR AUTHORIZED ATTORNEY OR AGENT. MONTHLY ACCOUNT STATEMENTS CONFORMING TO COMMODITY FUTURES TRADING COMMISSION (THE “CFTC”) AND THE NATIONAL FUTURES ASSOCIATION (THE “NFA”) REQUIREMENTS WILL BE POSTED ON THE MANAGING OWNER’S WEBSITE AT WWW.PROSHARES.COM. ADDITIONAL REPORTS MAY BE POSTED ON THE MANAGING OWNER’S WEBSITE IN THE DISCRETION OF THE MANAGING OWNER OR AS REQUIRED BY REGULATORY AUTHORITIES. THERE WILL SIMILARLY BE DISTRIBUTED TO SHAREHOLDERS, NOT MORE THAN 90 DAYS AFTER THE CLOSE OF EACH FUND’S FISCAL YEAR, CERTIFIED AUDITED FINANCIAL STATEMENTS AND (IN NO EVENT LATER THAN MARCH 15 OF THE IMMEDIATELY FOLLOWING YEAR) THE TAX INFORMATION RELATING TO SHARES OF EACH FUND NECESSARY FOR THE PREPARATION OF SHAREHOLDERS’ ANNUAL FEDERAL INCOME TAX RETURNS.

THE FUNDS AND THE MASTER FUNDS WILL FILE QUARTERLY AND ANNUAL REPORTS WITH THE SEC. YOU CAN READ AND COPY THESE REPORTS AT THE SEC PUBLIC REFERENCE FACILITIES IN WASHINGTON, D.C. PLEASE CALL THE SEC AT 1–800–SEC–0330 FOR FURTHER INFORMATION.

THE FILINGS OF THE TRUST AND THE MASTER TRUST ARE POSTED AT THE SEC WEBSITE AT HTTP://WWW.SEC.GOV.

REGULATORY NOTICES

NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE TRUST, ANY OF THE FUNDS, THE MASTER TRUST OR ANY OF THE MASTER FUNDS, THE MANAGING OWNER, THE AUTHORIZED PARTICIPANTS OR ANY OTHER PERSON.

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THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION TO SELL OR A SOLICITATION OF AN OFFER TO BUY, NOR SHALL THERE BE ANY OFFER, SOLICITATION, OR SALE OF THE SHARES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION, OR SALE IS NOT AUTHORIZED OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER, SOLICITATION, OR SALE.

THE DIVISION OF INVESTMENT MANAGEMENT OF THE SECURITIES AND EXCHANGE COMMISSION REQUIRES THAT THE FOLLOWING STATEMENT BE PROMINENTLY SET FORTH HEREIN: “NEITHER COMMODITIES & CURRENCIES TRUST NOR COMMODITIES & CURRENCIES MASTER TRUST NOR ANY SERIES THEREOF IS A MUTUAL FUND OR ANY OTHER TYPE OF INVESTMENT COMPANY WITHIN THE MEANING OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED, AND IS NOT SUBJECT TO REGULATION THEREUNDER.”

AUTHORIZED PARTICIPANTS MAY BE REQUIRED TO DELIVER A PROSPECTUS WHEN TRANSACTING IN SHARES. SEE “PLAN OF DISTRIBUTION.”

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COMMODITIES & CURRENCIES TRUST

COMMODITIES & CURRENCIES MASTER TRUST

PART ONE

DISCLOSURE DOCUMENT

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RISKS RELATED TO OUR OPERATIONS	17
The value of the Shares of each Fund relates directly to the value of, and realized profit or loss from, the swap agreements, futures contracts and/or forward contracts and other assets held by its corresponding Master Fund and fluctuations in the price of these assets could materially adversely affect an investment in the Fund shares.	17
Net asset value may not always correspond to market price and, as a result, Creation Units may be created or redeemed at a value that differs from the market price of the Shares.	19
Using leverage and/or short positions involves special risks and should be considered to be speculative.	19
Fewer representative commodities may result in greater benchmark volatility.	20
Unusually long peak-to-valley drawdown periods with respect to a benchmark of each relevant Fund may be reflected in equally long peak-to-valley drawdown periods with respect to the performance of the Shares of each Fund.	20
Failure of the commodity or the currency markets, as the case may be, to exhibit low to negative correlation to general financial markets will reduce benefits of diversification and may exacerbate losses to your portfolio.	20
Trading on commodity exchanges outside the United States is not subject to U.S. regulation.	20
An investment in the Shares may be adversely affected by competition from other methods of investing in commodities or currencies.	20
“Backwardation” or “contango” in the market prices of benchmark commodities will affect the value of your Shares.	21
The Master Funds will be subject to credit risks and other risks associated with swap agreements and forward contracts.	21
The Master Funds will seek to track a benchmark or a multiple of a benchmark at all times even during periods in which the applicable benchmark is flat as well as when a benchmark is moving in a manner which causes the Funds’ NAV to decline.	22
Investors who invest only in any one of an Ultra Fund, an UltraShort Fund or a Short Fund may not be able to profit if the market value of the underlying benchmark moves against such investment.	22
A Fund’s exposure to the commodities or currencies markets may subject the Fund to greater volatility than investments in traditional securities.	22
A failure to achieve a high degree of correlation may prevent a Fund from achieving its investment objective.	22
Price volatility may possibly cause the total loss of your investment.	23
Fees and commissions are charged regardless of profitability and may result in depletion of assets.	27
Possible illiquid markets may exacerbate losses.	28
The positive performance of swap agreements, futures and forward contracts, and therefore your investment, is wholly dependent upon an equal and offsetting loss.	24
Competing claims of intellectual property rights may adversely affect the Funds and an investment in the Shares.	28
The net asset value calculation of a Master Fund may be overstated or understated due to the valuation method employed when a settlement price is not available on the date of net asset value calculation.	28
RISKS RELATED TO INVESTMENT IN OUR SHARES	29
The lack of active trading markets for the Shares of a Fund may result in losses on your investment at the time of disposition of your Shares.	29
The Shares of each Fund are new securities products and their value could decrease if unanticipated operational or trading problems arise.	29

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The liquidity of the Shares may also be affected by the withdrawal from participation of Authorized Participants.	29
Shareholders that are not Authorized Participants may only purchase or sell their Shares in secondary trading markets.	30
AMEX may halt trading in the shares of a Fund which would adversely impact your ability to sell Shares.	30
Shareholders will not have the protections associated with ownership of shares in an investment company registered under the Investment Company Act of 1940.	30
Shareholders do not have the rights enjoyed by investors in certain other vehicles.	30
The value of the Shares will be adversely affected if the Funds or the Master Funds are required to indemnify the Trustee or the Managing Owner.	30
Although the Shares of each Fund are limited liability investments, certain circumstances such as bankruptcy of a Fund or indemnification of a Fund by the shareholder will increase a shareholder’s liability.	30
With respect to the Currency Funds, substantial sales of a foreign currency by the official sector of the relevant foreign country could adversely affect an investment in the Shares.	30
If any one of the United Kingdom, Sweden or Switzerland adopts the euro as its currency, shareholders may be unable to sell their Shares in the corresponding Currency Fund and may lose money on their investment.	30
Shareholders of each Fund will be subject to taxation on their share of the corresponding Master Fund’s taxable income, whether or not they receive cash distributions.	31
Items of income, gain, deduction, loss and credit with respect to Shares of a Fund could be reallocated if the IRS does not accept the assumptions or conventions used by its corresponding Master Fund in allocating Master Fund tax items.	31
The current treatment of long-term capital gains under current U.S. federal income tax law may be adversely affected, changed or repealed in the future.	31
RISKS RELATED TO REGULATORY REQUIREMENTS	31
The Master Fund will be subject to regulatory risk associated with futures contracts.	31
Failure of Futures Commission Merchants to segregate assets may increase losses.	31
Regulatory changes or actions may alter the nature of an investment in the Funds.	32

THE MASTER-FEEDER STRUCTURE	33

INVESTMENT OBJECTIVES	34

Investment Objectives	34
Principal Investment Strategies	36
Role of Managing Owner	39

DESCRIPTION OF THE DOW JONES - AIG INDEX AND SUB-INDICES	40

The Dow Jones - AIG Index	40
Dow Jones - AIG Commodity Index Excess Return	41
Dow Jones - AIG Precious Metals Sub-Index Excess Return	41
Dow Jones - AIG Industrial Metals Sub-Index Excess Return	41
Dow Jones - AIG Agriculture Sub-Index Excess Return	42

DESCRIPTION OF THE COMMODITIES BENCHMARKS	43

Gold	43
Silver	43
Crude Oil	43
Natural Gas	43

DESCRIPTION OF THE CURRENCIES BENCHMARKS	44

Euro	44
Australian Dollar	44
British Pound	45
Canadian Dollar	45
Mexican Peso	46
Swedish Krona	46
Swiss Franc	46
Japanese Yen	47

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	48

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SUMMARY

You should read the following summary together with the more detailed information, including under the caption “Risk Factors,” and all exhibits to the Prospectus before deciding to invest in any Shares. For ease of reference, any references throughout this Prospectus to various actions taken by each of the Funds or each of the Master Funds are actually actions that the Trust or the Master Trust has taken on behalf of such respective Funds or Master Funds.

Unless the context otherwise requires or indicates, references in this Prospectus to “we,” “our” and “us” refer to each of the Trust and the Master Trust organized in forty-eight separate series as a Delaware statutory trust.

Overview

The Funds offer investors the opportunity to profit from or protect against the rise or fall in prices or values of commodities indexes, particular commodities or particular currencies, respectively.

We refer collectively to groups of Funds in two different ways. References to Ultra, UltraShort and Short Funds refer to the different Funds based upon their investment objectives, but without distinguishing among the Funds’ benchmarks. References to Commodities Index Funds, Commodities Funds and Currency Funds refer to the different Funds according to their general benchmark categories without distinguishing among the Funds’ investment objectives or Fund-specific benchmarks.

The Ultra Funds

Each Ultra Fund seeks to provide daily investment results, before fees and expenses, that double (200%) the daily performance of the applicable benchmark shown below. Expenses for a Commodities Fund may include, among other things, expenses related to the purchase, sale and storage of the benchmark commodity which may be embedded in financial instruments used by that Fund.

Ultra Fund Name	Benchmark
Ultra Dow Jones - AIG Commodity Fund	Dow Jones - AIG Commodity Index Excess Return

Ultra Dow Jones - AIG Precious Metals Fund	Dow Jones - AIG Precious Metals Sub-Index Excess Return

Ultra Dow Jones - AIG Industrial Metals Fund	Dow Jones - AIG Industrial Metals Sub-Index Excess Return

Ultra Dow Jones - AIG Agriculture Fund	Dow Jones - AIG Agriculture Sub-Index Excess Return

Ultra Gold Fund	The daily performance of gold bullion as measured by the U.S. Dollar fixing price for delivery in London

Ultra Silver Fund	The daily performance of silver bullion as measured by the U.S. Dollar fixing price for delivery in London

Ultra Crude Oil Fund	The price of crude oil as measured by the nearby futures contract traded on the NYMEX

Ultra Natural Gas Fund	The price of natural gas as measured by the nearby futures contract traded on the NYMEX

Ultra Euro Fund	The U.S. Dollar price of the Euro

Ultra Australian Dollar Fund	The U.S. Dollar price of the Australian Dollar

Ultra British Pound Fund	The U.S. Dollar price of the British Pound

Ultra Canadian Dollar Fund	The U.S. Dollar price of the Canadian Dollar

Ultra Mexican Peso Fund	The U.S. Dollar price of the Mexican Peso

Ultra Swedish Krona Fund	The U.S. Dollar price of the Swedish Krona

Ultra Swiss Franc Fund	The U.S. Dollar price of the Swiss Franc

Ultra Japanese Yen Fund	The U.S. Dollar price of the Japanese Yen

The UltraShort Funds

Each UltraShort Fund seeks to provide daily investment results, before fees and expenses, that double (200%) the inverse (opposite) of the daily performance of the applicable benchmark shown below. Expenses for a Commodities Fund may include, among other things, expenses related to the purchase, sale and storage of the benchmark commodity which may be embedded in financial instruments used by that Fund.

UltraShort Fund Name	Benchmark
Ultrashort Dow Jones - AIG Commodity Fund	Dow Jones - AIG Commodity Index Excess Return

UltraShort Dow Jones - AIG Precious Metals Fund	Dow Jones - AIG Precious Metals Sub-Index Excess Return

UltraShort Dow Jones - AIG Industrial Metals Fund	Dow Jones - AIG Industrial Metals Sub-Index Excess Return

UltraShort Dow Jones - AIG Agriculture Fund	Dow Jones - AIG Agriculture Sub-Index Excess Return

UltraShort Gold Fund	The daily performance of gold bullion as measured by the U.S. Dollar fixing price for delivery in London

UltraShort Silver Fund	The daily performance of silver bullion as measured by the U.S. Dollar fixing price for delivery in London

UltraShort Crude Oil Fund	The price of crude oil as measured by the nearby futures contract traded on the NYMEX

UltraShort Natural Gas Fund	The price of natural gas as measured by the nearby futures contract traded on the NYMEX

UltraShort Euro Fund	The U.S. Dollar price of the Euro

UltraShort Australian Dollar Fund	The U.S. Dollar price of the Australian Dollar

UltraShort British Pound Fund	The U.S. Dollar price of the British Pound

UltraShort Canadian Dollar Fund	The U.S. Dollar price of the Canadian Dollar

UltraShort Mexican Peso Fund	The U.S. Dollar price of the Mexican Peso

UltraShort Swedish Krona Fund	The U.S. Dollar price of the Swedish Krona

UltraShort Swiss Franc Fund	The U.S. Dollar price of the Swiss Franc

UltraShort Japanese Yen Fund	The U.S. Dollar price of the Japanese Yen

The Short Funds

Each Short Fund seeks to provide daily investment results, before fees and expenses, that corresponds to the inverse (opposite) of the daily performance of the applicable benchmark shown below. Expenses for a Commodities Fund may include expenses related to the purchase, sale and storage of the benchmark commodity which may be embedded in financial instruments used by that Fund.

Short Fund Name	Benchmark
Short Dow Jones - AIG Commodity Fund	Dow Jones - AIG Commodity Index Excess Return

Short Dow Jones - AIG Precious Metals Fund	Dow Jones - AIG Precious Metals Sub-Index Excess Return

Short Dow Jones - AIG Industrial Metals Fund	Dow Jones - AIG Industrial Metals Sub-Index Excess Return

Short Dow Jones - AIG Agriculture Fund	Dow Jones - AIG Agriculture Sub-Index Excess Return

Short Gold Fund	The daily performance of gold bullion as measured by the U.S. Dollar fixing price for delivery in London

Short Silver Fund	The daily performance of silver bullion as measured by the U.S. Dollar fixing price for delivery in London

Short Crude Oil Fund	The price of crude oil as measured by the nearby futures contract traded on the NYMEX

Short Natural Gas Fund	The price of natural gas as measured by the futures contract traded on the NYMEX

Short Euro Fund	The U.S. Dollar price of the Euro

Short Australian Dollar Fund	The U.S. Dollar price of the Australian Dollar

Short British Pound Fund	The U.S. Dollar price of the British Pound

Short Canadian Dollar Fund	The U.S. Dollar price of the Canadian Dollar

Short Mexican Peso Fund	The U.S. Dollar price of the Mexican Peso

Short Swedish Krona Fund	The U.S. Dollar price of the Swedish Krona

Short Swiss Franc Fund	The U.S. Dollar price of the Swiss Franc

Short Japanese Yen Fund	The U.S. Dollar price of the Japanese Yen

The Master-Feeder Structure

Each Fund will invest substantially all of its assets in a separate Master Fund in a master-feeder structure. Each Fund will hold no investment assets other than Master Fund Units of its corresponding Master Fund. Each Master Fund will be wholly-owned by its corresponding Fund and the Managing Owner. Each Share issued by a Fund will correlate with a Master Fund Unit issued by such Fund’s corresponding Master Fund and held by such Fund.

Purchases and Sales in the Secondary Market, on the AMEX

It is currently expected that application will be made to list the Shares of each Fund on the AMEX under the following symbols:*

Commodities Index Funds:

Ultra Dow Jones - AIG Commodity Fund	Ultra Dow Jones - AIG Industrial Metals Fund
UltraShort Dow Jones - AIG Commodity Fund	UltraShort Dow Jones - AIG Industrial Metals Fund
Short Dow Jones - AIG Commodity Fund	Short Dow Jones - AIG Industrial Metals Fund
Ultra Dow Jones - AIG Precious Metals Fund	Ultra Dow Jones - AIG Agriculture Fund
UltraShort Dow Jones - AIG Precious Metals Fund	UltraShort Dow Jones - AIG Agriculture Fund
Short Dow Jones - AIG Precious Metals Fund	Short Dow Jones - AIG Agriculture Fund

Commodities Funds:

Ultra Gold Fund	Ultra Crude Oil Fund
UltraShort Gold Fund	UltraShort Crude Oil Fund
Short Gold Fund	Short Crude Oil Fund
Ultra Silver Fund	Ultra Natural Gas Fund
UltraShort Silver Fund	UltraShort Natural Gas Fund
Short Silver Fund	Short Natural Gas Fund

Currency Funds:

Ultra Euro Fund	Ultra Mexican Peso Fund
UltraShort Euro Fund	UltraShort Mexican Peso Fund
Short Euro Fund	Short Mexican Peso Fund
Ultra Australian Dollar Fund	Ultra Swedish Krona Fund
UltraShort Australian Dollar Fund	UltraShort Swedish Krona Fund
Short Australian Dollar Fund	Short Swedish Krona Fund
Ultra British Pound Fund	Ultra Swiss Franc Fund
UltraShort British Pound Fund	UltraShort Swiss Franc Fund
Short British Pound Fund	Short Swiss Franc Fund
Ultra Canadian Dollar Fund	Ultra Japanese Yen Fund
UltraShort Canadian Dollar Fund	UltraShort Japanese Yen Fund
Short Canadian Dollar Fund	Short Japanese Yen Fund

*	— Symbols to be provided by amendment

Secondary market purchases and sales of Shares will be subject to ordinary brokerage commissions and charges. The Shares of each Fund will trade on the AMEX like any other equity security.

Creation and Redemption Transactions

Only Authorized Participants may purchase (i.e., create) or redeem Creation Units of Shares in each Fund. Creation Units in a Fund are expected to be created when there is sufficient demand for Shares in such Fund that the market price per Share is at a premium to the net asset value, or NAV, per Share. Authorized Participants will likely sell such Shares to the public at prices that are expected to reflect, among other factors, the trading price of the Shares of such Fund on the AMEX and the supply of and demand for the Shares at the time of sale and are expected to fall between net asset value and the trading price of the Shares on the AMEX at the time of sale. Similarly, it is expected that Creation Units in a Fund will be redeemed when the market price per Share of such Fund is at a discount to the net asset value per Share. Retail investors seeking to purchase or sell Shares on any day are expected to effect such transactions in the secondary market, on the AMEX, at the market price per Share, rather than in connection with the creation or redemption of Creation Units.

Risk Factors

An investment in our Shares has risk. The “Risk Factors” section of this Prospectus contains a detailed discussion of the most important risks. Please refer to the “Risk Factors” section for a more detailed discussion of the risks summarized below and other risks of investment in our Shares.

Risks Related to this Offering

•	The Funds and the Master Funds are subject to the risks associated with being newly organized.

•	You may not rely on past performance in deciding whether to buy Shares.

•	You cannot be assured of the Managing Owner’s continued services, which discontinuance may be detrimental to the Funds.

•	You may be adversely affected by redemption orders that are subject to postponement, suspension or rejection under certain circumstances.

•	Lack of independent advisers representing investors.

•	Possibility of termination of the Funds or Master Funds may adversely affect your portfolio.

Risks Related to our Operations

•

The value of the Shares of each Fund relates directly to the value of, and realized profit or loss from, the swap agreements, futures contracts and/or forward contracts and other assets held by its corresponding Master Fund and fluctuations in the price of these assets could materially adversely affect an investment in the Fund Shares.

•	Foreign exchange rates can be volatile and difficult to predict. This volatility could materially and adversely affect the performance of the Shares.

•	Substantial sales of a foreign currency by the official sector of the relevant foreign country could adversely affect an investment in the Shares.

•	Net asset value may not always correspond to market price and, as a result, Creation Units may be created or redeemed at a value that differs from the market price of the Shares.

•	Using leverage and/or short positions involves special risks and should be considered to be speculative.

•	Fewer representative commodities may result in greater benchmark volatility.

•

Unusually long peak-to-valley drawdown periods with respect to a benchmark of each relevant Fund may be reflected in equally long peak-to-valley drawdown periods with respect to the performance of the Shares of each Fund.

•

Failure of the commodity or the currency markets, as the case may be, to exhibit low to negative correlation to general financial markets will reduce benefits of diversification and may exacerbate losses to your portfolio.

•	Trading on commodity exchanges outside the United States is not subject to U.S. regulation.

•	An investment in the Shares may be adversely affected by competition from other methods of investing in commodities or currencies.

•	“Backwardation” or “contango” in the market prices of benchmark commodities will affect the value of your Shares.

•	The Master Funds will be subject to credit risks and other risks associated with swap agreements and forward contracts.

•

The Master Funds will seek to track a benchmark or a multiple of a benchmark at all times even during periods in which the applicable benchmark is flat as well as when a benchmark is moving in a manner which causes the Funds’ NAV to decline.

•	Investors who invest only in any one of an Ultra Fund, an UltraShort Fund or a Short Fund may not be able to profit if the market value of the underlying benchmark moves against such investment.

•	A Fund’s exposure to the commodities or currencies markets may subject the Fund to greater volatility than investments in traditional securities.

•	A failure to achieve a high degree of correlation may prevent a Fund from achieving its investment objective.

•	Price volatility may possibly cause the total loss of your investment.

•	Fees and commissions are charged regardless of profitability and may result in depletion of assets.

•	Possible illiquid markets may exacerbate losses.

•	The positive performance of swap agreements, futures and forward contracts, and therefore your investment, is wholly dependent upon an equal and offsetting loss.

•	Competing claims of intellectual property rights may adversely affect the Funds and an investment in the Shares.

•

The net asset value calculation of a Master Fund may be overstated or understated due to the valuation method employed when a settlement price is not available on the date of net asset value calculation.

Risks Related to Investment in our Shares

•	The lack of active trading markets for the Shares of a Fund may result in losses on your investment at the time of disposition of your Shares.

•	The Shares of each Fund are new securities products and their value could decrease if unanticipated operational or trading problems arise.

•	The liquidity of the Shares may also be affected by the withdrawal from participation of Authorized Participants.

•	Shareholders that are not Authorized Participants may only purchase or sell their Shares in secondary trading markets.

•	AMEX may halt trading in the shares of a Fund which would adversely impact your ability to sell Shares.

•	Shareholders will not have the protections associated with ownership of shares in an investment company registered under the Investment Company Act of 1940.

•	Shareholders do not have the rights enjoyed by investors in certain other vehicles.

•	The value of the Shares will be adversely affected if the Funds or the Master Funds are required to indemnify the Trustee or the Managing Owner.

•

Although the Shares of each Fund are limited liability investments, certain circumstances such as bankruptcy of a Fund or indemnification of a Fund by the shareholder will increase a shareholder’s liability.

•	With respect to the Currency Funds, substantial sales of a foreign currency by the official sector of the relevant foreign country could adversely affect an investment in the Shares.

•

If any one of the United Kingdom, Sweden or Switzerland adopts the euro as its currency, shareholders may be unable to sell their Shares in the corresponding Currency Fund and may lose money on their investment.

•	Shareholders of each Fund will be subject to taxation on their share of the corresponding Master Fund’s taxable income, whether or not they receive cash distributions.

•

Items of income, gain, deduction, loss and credit with respect to Shares of a Fund could be reallocated if the IRS does not accept the assumptions or conventions used by its corresponding Master Fund in allocating Master Fund tax items.

•	The current treatment of long-term capital gains under current U.S. federal income tax law may be adversely affected, changed or repealed in the future.

Risks Related to Regulatory Requirements

•	The Master Fund will be subject to regulatory risk associated with futures contracts.

•	Failure of Futures Commission Merchants to segregate assets may increase losses.

•	Regulatory changes or actions may alter the nature of an investment in the Funds.

The Trustee

Wilmington Trust Company, or the Trustee, a Delaware banking corporation, is the sole trustee of the Trust and the Master Trust. The Trustee delegated to the Managing Owner certain of the power and authority to manage our business and affairs and has only nominal duties and liabilities to us.

Investment Objectives

Investment objectives of the “Ultra” Funds:

Each “Ultra” Fund, through its corresponding Master Fund, will seek daily investment results, before fees and expenses, that correspond to twice (200%) the daily performance or price, whether positive or negative, of its corresponding benchmark. Expenses for a Commodities Fund may include, among other things, expenses related to the purchase, sale and storage of the benchmark commodity which may be embedded in financial instruments used by that Fund. If an “Ultra” Fund is successful in meeting its objective, its value (before fees and expenses) should gain approximately twice as much on a percentage basis as its corresponding benchmark when the benchmark rises on a given day. Conversely, its value (before fees and expenses) should lose approximately twice as much on a percentage basis as the corresponding benchmark when the benchmark declines on a given day.

Investment objectives of the “UltraShort” Funds:

Each “UltraShort” Fund, through its corresponding Master Fund, will seek daily investment results, before fees and expenses, that correspond to twice (200%) the inverse (opposite) of the daily performance or price, whether positive or negative, of its corresponding benchmark. Expenses for a Commodities Fund may include, among other things, expenses related to the purchase, sale and storage of the benchmark commodity which may be embedded in financial instruments used by that Fund. If an “UltraShort” Fund is successful in meeting its objective, its value (before fees and expenses) should gain approximately twice as much on a percentage basis as its corresponding benchmark when the benchmark falls on a given day. Conversely, its value (before fees and expenses) should lose approximately twice as much on a percentage basis as the corresponding benchmark when the benchmark rises on a given day.

Investment objectives of the “Short” Funds:

Each “Short” Fund, through its corresponding Master Fund, will seek daily investment results, before fees and expenses, that correspond to the inverse (opposite) of the daily performance or price, whether positive or negative, of its corresponding benchmark. Expenses for a Commodities Fund may include, among other things, expenses related to the purchase, sale and storage of the benchmark commodity which may be embedded in financial instruments used by that Fund. If a “Short” Fund is successful in meeting its objective, its value (before fees and expenses) should gain approximately as much on a percentage basis as its corresponding benchmark when the benchmark falls on a given day. Conversely, its value (before fees and expenses) should lose approximately as much on a percentage basis as the corresponding benchmark when the benchmark rises on a given day.

Principal Investment Strategies

Each Fund will pursue its investment objective by investing substantially all of its assets in a corresponding Master Fund. In seeking to achieve each Master Fund’s investment objective, the Managing Owner uses a mathematical approach to investing. Using this approach the Managing Owner determines the type, quantity and mix of investment positions that the Managing Owner believes in combination should produce daily returns consistent with a Fund’s objective. It is currently contemplated that each Master Fund will invest principally in any one of or combinations of swap agreements, futures contracts, options on futures contracts or forward contracts with respect to the applicable Master Fund’s benchmark to the extent determined appropriate by the Managing Owner.

Swap Agreements

Swap agreements are two-party contracts entered into primarily by institutional investors for a specified period ranging from a day to more than a year. In a standard swap transaction, the parties agree to exchange the returns on a particular predetermined investment, instrument or index. The gross returns to be exchanged are calculated with respect to a notional amount and the benchmark returns to which the swap is linked. Swaps are usually entered into on a net basis, that is, the two payment streams are netted out in a cash settlement on the payment date or dates specified in the agreement with the parties receiving or paying, as the case may be, only the net amount of the two payments. In a typical swap agreement entered into by an Ultra Master Fund, the Ultra Master Fund would be entitled to settlement payments in the event the benchmark increases and would be required to make payments to the swap counterparty in the event the benchmark decreases, with swap settlement payments in each case approximating 200% of the increases or decreases in the benchmark in respect of the notional amount on a daily basis. In a typical swap agreement entered into by an UltraShort Master Fund, the UltraShort Master Fund would be required to make payments to the swap counterparty in the event the benchmark increases and would be entitled to settlement payments in the event the benchmark decreases, with swap settlement payments in each case approximating 200% of the increases or decreases in the benchmark in respect of the notional amount on a daily basis. In a typical swap agreement entered into by a Short Master Fund, the Short Master Fund would be required to make payments to the swap counterparty in the event the benchmark increases and would be entitled to settlement payments in the event the benchmark decreases, with swap settlement payment in each case increasing or decreasing by as much as the decrease or increase, respectively, of the benchmark in respect of the notional amount on a daily basis.

Futures Contracts

A futures contract is a standardized contract traded on, or subject to the rules of, an exchange that calls for the future delivery of a specified quantity and type of a commodity at a specified time and place. Futures contracts are traded on a wide variety of commodities, including bonds, interest rates, agricultural products, stock indices, currencies, energy and metals. The size and length of futures contracts on a particular commodity are identical and are not subject to any negotiation, other than with respect to price and the number of contracts traded between the buyer and seller.

The contractual obligations of a buyer or seller may generally be satisfied by taking or making physical delivery of the underlying of commodity or by making an offsetting sale or purchase of an identical futures contract on the same or linked exchange before the designated date of delivery. The difference between the price at which the futures contract is purchased or sold and the price paid for the offsetting sale or purchase, after allowance for brokerage commissions, constitutes the profit or loss to the trader. Some futures contracts, such as stock index contracts, settle in cash (reflecting the difference between the contract purchase/sale price and the contract settlement price) rather than by delivery of the underlying commodity.

Forward Contracts

A forward contract is a contractual obligation to purchase or sell a specified quantity of a commodity at or before a specified date in the future at a specified price and, therefore, is economically similar to a futures contract. Unlike futures contracts, however, forward contracts are typically traded in the over-the-counter markets and are not standardized contracts. Forward contracts for a given commodity are generally available for various amounts and maturities and are subject to individual negotiation between the parties involved. Moreover, generally there is no direct means of offsetting or closing out a forward contract by taking an offsetting position as one would a futures contract on a U.S. exchange. If a trader desires to close out a forward contract position, he generally will establish an opposite position in the contract but will settle and recognize the profit or loss on both positions simultaneously on the delivery date. Thus, unlike in the futures contract market where a trader who has offset positions will recognize profit or loss immediately, in the forward market a trader with a position that has been offset at a profit will generally not receive such profit until the delivery date, and likewise a trader with a position that has been offset at a loss will generally not have to pay money until the delivery date. In recent years, however, the terms of forward contracts have become more standardized, and in some instances such contracts now provide a right of offset or cash settlement as an alternative to making or taking delivery of the underlying commodity or currency. The forward markets are largely unregulated. Forward contracts are, in general, not cleared or guaranteed by a third party.

The forward markets provide what has typically been a highly liquid market for foreign exchange trading, and in certain cases the prices quoted for foreign exchange forward contracts may be more favorable than the prices for foreign exchange futures contracts traded on U.S. exchanges. Commercial banks participating in trading foreign exchange forward contracts often do not require margin deposits, but rely upon internal credit limitations and their judgments regarding the creditworthiness of their counterparties. In recent years, however, many over-the-counter market participants in foreign exchange trading have begun to require that their counterparties post margin.

In addition to swap agreements and forward and futures contracts, each Master Fund may establish long or short positions in other financial instruments linked to the performance of the applicable benchmark or such other investments as the Managing Owner believes will further the investment objective of the Fund.

There can be no assurance that any Fund or any Master Fund will achieve its investment objective or avoid substantial losses.

The Managing Owner

ProShare Capital Management LLC, a Maryland limited liability company, will serve as our Managing Owner. The Managing Owner was formed on May 11, 1999. The Managing Owner will serve as our commodity pool operator and commodity trading advisor. The Managing Owner and its trading principals do not have established experience in operating commodity pools and managing futures trading accounts. The Managing Owner is registered as a commodity pool operator and commodity trading advisor with the Commodity Futures Trading Commission, or the CFTC, and is a member of the National Futures Association, or the NFA. As a registered commodity pool operator and commodity trading advisor, with respect to us, the Managing Owner must comply with various regulatory requirements under the Commodity Exchange Act and the rules and regulations of the CFTC and the NFA, including investor protection requirements, antifraud prohibitions, disclosure requirements, and reporting and recordkeeping requirements. The Managing Owner is also subject to periodic inspections and audits by the CFTC and NFA.

Under the Trust Agreement of the Trust and the Trust Agreement of the Master Trust (each such Trust Agreement as may be amended and restated, collectively, the “Trust Agreements”), Wilmington Trust Company, the Trustee of the Trust and the Master Trust has delegated to the Managing Owner the exclusive management and control of all aspects of the business of each Fund and its corresponding Master Fund. The Trustee will have no duty or liability to supervise or monitor the performance of the Managing Owner, nor will the Trustee have any liability for the acts or omissions of the Managing Owner.

Each Master Fund will pay the Managing Owner a Management Fee, monthly in arrears, in an amount equal to         % per annum of the net asset value of such Master Fund. No separate fee will be paid by any of the Funds. The Management Fee will be paid in consideration of the Managing Owner’s trading advisory services.

The Administrator, Custodian and the Transfer Agent

We expect to appoint J.P. Morgan Investor Services Co. as the administrator, or Administrator, of each Fund and each Master Fund and have entered into an Administration Agreement in connection therewith.

The Administrator, a Delaware corporation and a wholly-owned subsidiary of JP Morgan Chase & Co., has an office at 73 Tremont Street, Boston, MA 02108. You can obtain information regarding the net asset value of each Fund, creation and redemption transaction fees and the names of the parties that have executed a Participant Agreement from J.P. Morgan Investor Services Co. by calling the following number: (617) 557-8000. A copy of the Administration Agreement will be available for inspection at J.P. Morgan Investor Services Co.’s trust office identified above.

JP Morgan Chase Bank, N.A. is expected to serve as custodian, or Custodian, of each Fund and will enter into a Global Custody Agreement, or Custody Agreement, in connection therewith. JP Morgan Chase Bank, N.A. is also expected to serve as the transfer agent, or Transfer Agent, of each Fund and will enter into a Transfer Agency and Service Agreement in connection therewith.

SEI Investments Distribution Co.

We expect to appoint SEI Investments Distribution Co., or SEI Investments, to assist the Managing Owner and the Administrator with certain functions and duties relating to distribution and marketing, including reviewing and approving marketing materials. SEI Investments will retain all marketing materials separately for each Fund and Master Fund, at c/o SEI Investments Distribution Co., One Freedom Valley Drive, Oaks, Pa. 19456; telephone number (610) 676-1000. The Managing Owner, on behalf of each Fund, will enter into a Distribution Services Agreement with SEI Investments.

Limitation of Liabilities

Although the Managing Owner has unlimited liability for any obligations of each Fund that exceed that Fund’s net assets, your investment in a Fund is part of the assets of that Fund and its corresponding Master Fund, and it will therefore only be subject to the risks of that Fund’s and Master Fund’s trading. You cannot lose more than your investment in a Fund, and you will not be subject to the losses or liabilities of a Fund in which you have not invested. We have received an opinion of counsel that each Fund will be entitled to the benefits of the limitation on inter-series liability provided under the Delaware Statutory Trust Act. Each Share, when purchased in accordance with the Trust Agreement of the Fund, shall, except as otherwise provided by law, be fully-paid and non-assessable.

The debts, liabilities, obligations, claims and expenses of a particular Fund will be enforceable against the assets of that Fund only, and not against the assets of the Trust generally or the assets of the other Fund or of the other Master Fund, and, unless otherwise provided in the Trust Agreements, none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Trust or Master Trust generally or any other series thereof will be enforceable against the assets of such Fund or Master Fund, as the case may be.

Creation and Redemption of Shares

The Funds will create and redeem Shares from time to time, but only in one or more Creation Units. A Creation Unit is a block of 15,000 Shares of a Fund. Creation Units may be created or redeemed only by Authorized Participants. Except when aggregated in Creation Units, the Shares are not redeemable securities. Authorized Participants pay a transaction fee of $                     in connection with each order to create or redeem a Creation Unit. Authorized Participants may sell the Shares included in the Creation Units they purchase from the Funds to other investors. The Participant Agreement sets forth the procedures for the creation and redemption of Creation Units of Shares and for the delivery of cash required for such creations or redemptions.

The Master Funds will create and redeem Master Fund Units from time to time, but only in one or more Master Creation Units. A Master Creation Unit is a block of 15,000 Master Fund Units. Master Creation Units in a particular Master Fund may be created or redeemed only by its corresponding Fund. Each Master Fund will be wholly-owned by its corresponding Fund and the Managing Owner. Each Share issued by its corresponding Fund will correlate with a Master Fund Unit issued by its corresponding Master Fund and held by such Fund.

An agreement between each Fund and its corresponding Master Fund that is similar to the Participant Agreement sets forth the procedures for the creation and redemption of Master Creation Units by the Funds.

See “Creation and Redemption of Shares” for more details.

The Offering

The initial Authorized Participant will purchase one or more initial Creation Units at an initial offering per Share for each Fund as follows:

Fund	Price per Share
Ultra Dow Jones - AIG Commodity Fund	$70.00
UltraShort Dow Jones - AIG Commodity Fund	$70.00
Short Dow Jones - AIG Commodity Fund	$70.00
Ultra Dow Jones - AIG Precious Metals Fund	$70.00
UltraShort Dow Jones - AIG Precious Metals Fund	$70.00
Short Dow Jones - AIG Precious Metals Fund	$70.00
Ultra Dow Jones - AIG Industrial Metals Fund	$70.00
UltraShort Dow Jones - AIG Industrial Metals Fund	$70.00
Short Dow Jones - AIG Industrial Metals Fund	$70.00
Ultra Dow Jones - AIG Agriculture Fund	$70.00
UltraShort Dow Jones - AIG Agriculture Fund	$70.00
Short Dow Jones - AIG Agriculture Fund	$70.00
Ultra Gold Fund	$70.00
UltraShort Gold Fund	$70.00
Short Gold Fund	$70.00
Ultra Silver Fund	$70.00
UltraShort Silver Fund	$70.00
Short Silver Fund	$70.00
Ultra Crude Oil Fund	$70.00
UltraShort Crude Oil Fund	$70.00
Short Crude Oil Fund	$70.00
Ultra Natural Gas Fund	$70.00
UltraShort Natural Gas Fund	$70.00
Short Natural Gas Fund	$70.00
Ultra Euro Fund	$70.00
UltraShort Euro Fund	$70.00
Short Euro Fund	$70.00
Ultra Australian Dollar Fund	$70.00
UltraShort Australian Dollar Fund	$70.00
Short Australian Dollar Fund	$70.00
Ultra British Pound Fund	$70.00
UltraShort British Pound Fund	$70.00
Short British Pound Fund	$70.00
Ultra Canadian Dollar Fund	$70.00
UltraShort Canadian Dollar Fund	$70.00
Short Canadian Dollar Fund	$70.00
Ultra Mexican Peso Fund	$70.00
UltraShort Mexican Peso Fund	$70.00
Short Mexican Peso Fund	$70.00
Ultra Swedish Krona Fund	$70.00
UltraShort Swedish Krona Fund	$70.00
Short Swedish Krona Fund	$70.00
Ultra Swiss Franc Fund	$70.00
UltraShort Swiss Franc Fund	$70.00
Short Swiss Franc Fund	$70.00
Ultra Japanese Yen Fund	$70.00
UltraShort Japanese Yen Fund	$70.00
Short Japanese Yen Fund	$70.00

The initial Authorized Participant intends to offer the Shares of each initial Creation Unit publicly. The effective date will be the date on which the SEC declares the registration statement relating to this Prospectus effective and is expected to be the date of the sale of the initial Creation Units. However, the proceeds are not expected to be invested until the orders for the first Creation Units have settled and cash is received from the initial Authorized Participant. The Shares are expected to begin trading on the day following the purchase of the initial Creation Units by the initial Authorized Participant. Thereafter, each Fund will issue Shares in Creation Units to Authorized Participants continuously as of noon, New York City time, on the third business day immediately following the date on which a valid order to create a Creation Unit is accepted by the Fund, at the net asset value per Share of the Fund as of the closing time of the NYSE on the date that a valid order to create a Creation Unit is accepted by the Fund.

Each Master Fund will issue Master Fund Units in Master Creation Units to its corresponding Fund continuously as of noon, New York City time, on the third business day immediately following the date on which a valid order to create a Master Creation Unit is accepted by the Master Fund, at the net asset value of 15,000 Master Fund Units as of the closing time of the NYSE on the date that a valid order to create a Master Creation Unit is accepted by the Master Fund. Each Master Fund will be wholly-owned by its corresponding Fund and the Managing Owner. Each Share issued by a Fund will correlate with a Master Fund Unit issued by its corresponding Master Fund and held by the Fund.

Authorized Participants

Each Authorized Participant must (1) be a registered broker dealer or other securities market participant, such as a bank or other financial institution which is not required to register as a broker dealer to engage in securities transactions, (2) be a participant in DTC, and (3) have entered into an agreement with each Fund and the Managing Owner (a Participant Agreement). A list of the current Authorized Participants can be obtained from the Administrator. See “Creation and Redemption of Shares” for more details.

Net Asset Value

Net asset value, in respect of a Master Fund, means the total assets of the Master Fund including, but not limited to, all cash and cash equivalents or other debt securities less total liabilities of such Master Fund, each determined on the basis of generally accepted accounting principles in the United States, consistently applied under the accrual method of accounting.

Net asset value per Master Fund Unit, in respect of a Master Fund, is the net asset value of the Master Fund divided by the number of its outstanding Master Fund Units. Because there will be a one to one correlation between Shares of a Fund and Master Fund Units of its corresponding Master Fund and each Master Fund has assumed all liabilities of its corresponding Fund, the net asset value per Share of any Fund and the net asset value per Master Fund Unit of its corresponding Master Fund will be equal.

Net asset value will be calculated as of 4:00 p.m. each business day. J.P. Morgan Investor Services Co. will calculate an approximate net asset value every 15 seconds throughout each trading day.

See “Description of the Shares and the Master Fund Units; The Funds; Certain Material Terms of the Trust Agreements—Net Asset Value” for more details.

Clearance and Settlement

The Shares of each Fund are evidenced by global certificates that the Fund issues to DTC. The Shares of each Fund are available only in book-entry form. Shareholders may hold Shares of a Fund through DTC, if they are participants in DTC, or indirectly through entities that are participants in DTC. The Master Fund Units of each Master Fund are uncertificated and held by its corresponding Fund in book-entry form.

Use of Proceeds

Substantially all of the proceeds of the offering of the Shares of each Fund will be used by each Fund, through its corresponding Master Fund, to enter into swap agreements and futures and forward contracts relating to that Fund’s benchmark with a view to tracking, before fees and expenses, the Master Fund’s intended investment objective. Each Master Fund’s portfolio also will hold United States Treasury securities or other short-term fixed income securities. A portion of these investments will be posted as collateral for swap agreements or forward contracts or deposited with futures commission merchants as margin in connection with any futures transactions. See “Use of Proceeds” for more details.

Fees and Expenses

Type of Fees and Expenses	Form and Method of Fees and Expenses

Organization and Offering Stage

Organization and Offering Expenses	The Managing Owner will pay expenses incurred in connection with organizing each Fund and its corresponding Master Fund. The Managing Owner will also pay expenses incurred in connection with the continuous offering of Shares of each Fund after the commencement of its corresponding Master Fund’s trading operations.

Operational Stage

Management Fee	Each Master Fund will pay the Managing Owner a Management Fee, monthly in arrears, in an amount equal to % per annum of the net asset value of such Master Fund. No separate management fee will be paid by its corresponding Fund. The Management Fee will be paid in consideration of the Managing Owner’s trading advisory services.

Licensing Fees	Each of the Commodity Index Master Funds will pay the Dow Jones - AIG Index a licensing fee of per annum for each Dow Jones - AIG sub-index used as a benchmark for a Fund and Master Fund.

Transaction Costs	Each Master Fund will bear transaction costs related to swap agreements, forward contracts and futures contracts, as the case may be, as well as brokerage and other costs related to futures transactions. The Managing Owner does not expect these costs and fees to exceed % of net asset value of a Master Fund in any year, although the actual amount of such fees and costs in any year or any part of any year may be greater.

Routine Operational, Administrative and Other Ordinary Expenses	The Managing Owner will pay all of the routine operational, administrative and other ordinary expenses of each Fund and its corresponding Master Fund, including, but not limited to, computer services, the fees and expenses of the Trustee, legal and accounting fees and expenses, tax preparation expenses, filing fees, and printing, mailing and duplication costs.

Extraordinary Fees and Expenses	Each Master Fund will pay all the extraordinary fees and expenses, if any, of itself and its corresponding Fund. Extraordinary fees and expenses are fees and expenses which are nonrecurring and unusual in nature, such as legal claims and liabilities, litigation costs or indemnification or other unanticipated expenses. Such extraordinary fees and expenses, by their nature, are unpredictable in terms of timing and amount.

Selling Commission	Retail investors may purchase and sell Shares through traditional brokerage accounts. Investors are expected to be charged a customary commission by their brokers in connection with purchases of Shares that will vary from investor to investor. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

The Management Fee, Licensing Fee and Transaction Costs and Fees of each Master Fund and its corresponding Fund will be paid first out of interest income. It is expected that such interest income will be sufficient to cover a significant portion of the fees and expenses of each Master Fund and its corresponding Fund.

To the extent interest income is not sufficient to cover the fees and expenses of a Master Fund and its corresponding Fund during any period, the excess of such fees and expenses over such interest income, will be paid out of income, gains from investments, if any, or from sales of the Master Fund’s money market securities.

Breakeven Amounts

The Funds and the Master Funds will be successful only if their annual returns from swap agreements, forward contracts and futures trading plus their annual interest income, exceed such fees and expenses of approximately         % per annum. Because it is currently expected that interest income will exceed the fees and costs incurred by each Fund and Master Fund at the end of the first twelve months of an investment, the percentage of profit currently required for each Fund to breakeven at the end of the first twelve months of an investment, by definition, is expected to be 0.00%. The Master Funds (and, in turn, the Funds) are currently expected to earn interest income equal to approximately         % per annum, based upon the current yield of three-month U.S. Treasury bills. Therefore, based upon the difference between the current yield of U.S. Treasury bills as of the date of this prospectus and the expected annual fees and expenses, each of the Ultra Funds, the UltraShort Funds, and the Short Funds is expected to have net income equal to approximately         % per annum, assuming that none of the Funds have experienced gains or losses from swap agreements, their futures and forward trading or other investments, if any.

See Section “Breakeven Analysis,” beginning on page A-1, for detailed Breakeven Amounts and Tables.

Distributions

Each Fund will make distributions at the discretion of the Managing Owner. To the extent that a Master Fund’s actual and projected interest income from its holdings of U.S. Treasury bills or other short-term fixed income securities exceeds the actual and projected fees and expenses of such Master Fund and its corresponding Fund, the Managing Owner expects periodically to make distributions of the amount of such excess. The Funds currently do not expect to make distributions with respect to capital gains. Depending on the applicable Fund’s performance for the taxable year and your own tax situation for such year, your income tax liability for the taxable year for your allocable share of such Fund’s net ordinary income or loss and capital gain or loss may exceed any distributions you receive with respect to such year.

Fiscal Year

The fiscal year of each Fund and each Master Fund ends on December 31 of each year.

Financial Information

The Funds and the Master Funds have only recently been organized and have no financial history.

U.S. Federal Income Tax Considerations

Subject to the discussion below in “Material U.S. Federal Income Tax Considerations,” none of the Funds will be classified as an association taxable as a corporation. Instead, each Fund expects that it will be classified as a grantor trust for United States federal income tax purposes. As a result, for United States federal income tax purposes, you generally will be treated as the beneficial owner of a pro rata portion of the interests in the particular Master Fund held by the applicable Fund. Subject to the discussion below in “Material U.S. Federal Income Tax Considerations,” each Master Fund will be classified as a partnership for United States federal income tax purposes. Accordingly, no Master Fund or its corresponding Fund will incur United States federal income tax liability; rather, each beneficial owner of a Fund’s Shares will be required to take into account its allocable share of its corresponding Master Fund’s income, gain, loss, deductions and other items for its corresponding Master Fund’s taxable year ending with or within the beneficial owner’s taxable year.

The treatment of an investment in a Fund by an entity that is classified as a regulated investment company for U.S. federal income tax purposes (a “RIC”) will depend, in part, on whether the corresponding Master Fund is classified as a qualified publicly traded partnership (“qualified PTP”) for purposes of the RIC rules. Prospective RIC investors should refer to the discussion in “Material U.S. Federal Income Tax Considerations—Regulated Investment Companies” and consult a tax adviser regarding the treatment of an investment in a Fund under current tax rules and in light of their particular circumstances.

Additionally, please refer to the “Material U.S. Federal Income Tax Considerations” section below for information on the potential United States federal income tax consequences of the purchase, ownership and disposition of Shares in a Fund.

Breakeven Table

See the “Breakeven Table” on Page A-2 of this Prospectus for detailed Breakeven Tables.

Reports to Shareholders

The Managing Owner will furnish you with an annual report of each Fund in which you are invested within 90 calendar days after the end of such Fund’s fiscal year as required by the rules and regulations of the SEC as well as with those reports required by the CFTC and the NFA, including, but not limited to, an annual audited financial statement examined and certified by independent registered public accountants and any other reports required by any other governmental authority that has jurisdiction over the activities of the Funds and the Master Funds. You also will be provided with appropriate information to permit you to file your United States federal and state income tax returns (on a timely basis) with respect to your Shares. Monthly account statements conforming to CFTC and NFA requirements, as well as quarterly reports and other filings made with the SEC, will be posted on the Managing Owner’s website at www.proshares.com. Additional reports may be posted on the Managing Owner’s website in the discretion of the Managing Owner or as required by regulatory authorities.

Cautionary Note Regarding Forward-Looking Statements

This Prospectus contains forward-looking statements that are subject to risks and uncertainties. You can identify these forward-looking statements by the use of expressions such as “may,” “will,” “expect,” “anticipate,” “believe,” “intend,” “plan,” “project,” “should,” “estimate” or any negative or other variations on such expression. These forward-looking statements are based on information currently available to the Managing Owner and are subject to a number of risks, uncertainties and other factors, both known, such as those listed in “Risk Factors” in this Summary, described in “Risk Factors” and elsewhere in this Prospectus, and unknown, that could cause the actual results, performance, prospects or opportunities of the Funds and the Master Funds to differ materially from those expressed in, or implied by, these forward-looking statements.

Except as expressly required by federal securities laws, we assume no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. You should not place undue reliance on any forward-looking statements.

RISK FACTORS

Before you invest in Shares, you should be aware that there are various risks. You should consider carefully the risks described below together with all of the other information included in this Prospectus before you decide to purchase any Shares.

RISKS RELATED TO THIS OFFERING

The Funds and the Master Funds are subject to the risks associated with being newly organized.

The Funds and the Master Funds are newly organized. The success of the Funds and the Master Funds will depend on a number of conditions that are beyond the control of the Funds and the Master Funds. There is a substantial risk that the investment objectives of the Funds and the Master Funds will not be met. The Managing Owner has not previously managed any publicly offered commodity pool. If the experience of the Manager Owners and its principals is not adequate or suitable to manage investment vehicles such as the Funds and the Master Funds, the operations of the Funds and the Master Funds may be adversely affected.

You may not rely on past performance in deciding whether to buy Shares.

None of the Funds or the Master Funds has commenced trading and none has any performance history upon which to evaluate your investment in the Funds and the Master Funds. Although past performance is not necessarily indicative of future results, if the Funds and the Master Funds had performance histories, such performance histories might (or might not) provide you with more information on which to evaluate an investment in a Fund and its corresponding Master Fund. As none of the Funds nor the Master Funds has commenced trading or developed any performance history, you will have to make your decision to invest in a Fund without such information. Likewise, a benchmark may have a limited history which might be indicative of the future results of such benchmark, or of the future performance of each applicable Fund or its corresponding Master Fund.

You cannot be assured of the Managing Owner’s continued services, which discontinuance may be detrimental to the Funds.

You cannot be assured that the Managing Owner will be willing or able to continue to service the Funds and the Master Funds for any length of time. If the Managing Owner discontinues its activities on behalf of the Funds and the Master Funds, the Funds and the Master Funds may be adversely affected. If the Managing Owner’s registrations with the CFTC or memberships in the NFA were revoked or suspended, the Managing Owner would no longer be able to provide services to the Funds and the Master Funds.

You may be adversely affected by redemption orders that are subject to postponement, suspension or rejection under certain circumstances.

The Funds may, in their discretion, suspend the right of redemption or postpone the redemption settlement date, for (1) any period during which the AMEX is closed, other than for customary holidays or weekends, or when trading is restricted or suspended, (2) any period during which an emergency exists as a result of which the redemption distribution is not reasonably practicable, or (3) such other period as the Managing Owner determines to be necessary for the protection of the shareholders of a Fund. In addition, the Funds will reject a redemption order if the order is not in proper form as described in the Participant Agreement or if the fulfillment of the order, in the opinion of its counsel, might be unlawful. Any such postponement, suspension or rejection could adversely affect a redeeming Authorized Participant. For example, the resulting delay may adversely affect the value of the Authorized Participant’s redemption proceeds if the net asset value of the applicable Fund declines during the period of delay. The Funds disclaim any liability for any loss or damage that may result from any such suspension or postponement.

Lack of independent advisers representing investors.

The Managing Owner has consulted with counsel, accountants and other advisers regarding the formation and operation of the Funds and the Master Funds. No counsel has been appointed to represent you in connection with the offering of the Shares. Accordingly, you should consult your own legal, tax and financial advisers regarding the desirability of an investment in the Shares of a Fund. Lack of such consultation may lead to an undesirable investment decision with respect to investment in the Shares.

Possibility of termination of the Funds or Master Funds may adversely affect your portfolio.

The Managing Owner may withdraw from the Funds upon 120 days’ notice, which would cause the Funds and the Master Funds to terminate unless a substitute managing owner were obtained. Owners of 50% of the Shares of a Fund have the power to terminate such Fund. If it is so exercised, investors who wished to continue to invest in a Fund’s corresponding benchmark through a fund vehicle will have to find another vehicle, and may not be able to find another vehicle that offers the same features as such Fund. See “Description of the Shares and the Master Fund Units; The Funds; Certain Material Terms of the Trust Agreements—Termination Events” for a summary of termination events. Such detrimental developments could cause you to liquidate your investments and upset the overall maturity and timing of your investment portfolio.

RISKS RELATED TO OUR OPERATIONS

The value of the Shares of each Fund relates directly to the value of, and realized profit or loss from, the swap agreements, futures contracts and/or forward contracts and other assets held by its corresponding Master Fund and fluctuations in the price of these assets could materially adversely affect an investment in the Fund shares.

The value of the Shares of each Fund are designed to correspond, before fees and expenses, to a multiple of the daily performance or the daily performance, whether positive or negative, of that Fund’s corresponding benchmark, through its corresponding Master Fund’s investment in swap agreements, futures contracts, forward contracts and other assets, if any, less the liabilities (including estimated accrued but unpaid expenses) of the Fund and its corresponding Master Fund. The price of such swap agreements, futures contracts, forward contracts and other assets, if any, may fluctuate widely depending on the fluctuations of the price of the commodity or commodities or currency underlying the relevant benchmark. The prices of physical commodities and currencies have fluctuated widely over the past several years. If commodities or currencies markets, as applicable, continue to be characterized by the wide fluctuations that they have shown in the past several years, the price of the Shares will change widely and in an unpredictable manner. This exposes your investment in the Shares to potential losses if you need to sell your Shares at a time when the price of any applicable underlying commodity or currency is different than it was when you made your investment in the Shares. Even if you are able to hold Shares for the mid- or long-term you may never have a profit, because commodities and currencies markets have also historically experienced extended periods of flat prices or steady price movements (which, if downward, will act against “Ultra” Funds and, if upward, will act against “UltraShort” Funds and “Short” Funds).

With regard to the Commodity Funds and the Commodity Index Funds, several factors may affect the price of a commodity underlying a benchmark, and in turn, the swap agreements, futures contracts thereof, forward contracts and other assets, if any, owned by a Master Fund, including, but not limited to:

•

Large purchases or sales of physical commodities by the official sector. Governments and large institutions have large commodities holdings or may establish major commodities positions. For example, a significant portion of the aggregate world gold holdings is owned by governments, central banks and related institutions. Similarly, nations with centralized or nationalized oil production and organizations such as OPEC control large physical quantities of crude oil. If one or more of these institutions decides to buy or sell any commodity in amounts large enough to cause a change in world prices, the price of Shares based upon a benchmark related to that commodity will be affected.

•

Other political factors. In addition to the organized political and institutional trading-related activities described above, peaceful political activity such as imposition of regulations or entry into trade treaties, as well as political disruptions caused by societal breakdown, insurrection and/or war may greatly influence commodities prices.

•

Significant increases or decreases in the available supply of a physical commodity due to natural or technological factors. Natural factors would include depletion of known cost-effective sources for a commodity or the impact of severe weather on the ability to produce or distribute the commodity. Technological factors, such as increases in availability created by new or improved extraction, refining and processing equipment and methods or decreases caused by failure or unavailability of major refining and processing equipment (for example, shutting down or constructing oil refineries), also materially influence the supply of commodities.

•

Significant increases or decreases in the demand for a physical commodity due to natural or technological factors. Natural factors would include such events as unusual climatological conditions impacting the demand for energy commodities. Technological factors may include such developments as substitutes for energy or other industrial commodities.

•

A significant increase or decrease in commodity hedging activity by commodity producers. Should there be an increase or decrease in the level of hedge activity of commodity producing companies, countries and/or organizations, it could cause a change in world prices of any given commodity, causing the price of Shares based upon a benchmark related to that commodity to be affected.

•

A significant change in the attitude of speculators and investors towards a commodity. Should the speculative community take a negative or positive view towards any given commodity, it could cause a change in world prices of any given commodity, the price of Shares based upon a benchmark related to that commodity will be affected.

The impact of changes in the price of a physical commodity will affect you differently depending upon the Fund in which you invest. Increases in the price of an underlying commodity will negatively impact Shares of an UltraShort Fund and Short Fund and decreases in the price of an underlying commodity will negatively impact Shares of the Ultra Fund.

With regard to the Currency Funds, several factors may affect the value of the foreign currencies, and in turn, the swap agreements, futures contracts, forward contracts thereof and other assets, if any, owned by a Master Fund, including, but not limited to:

•	Debt level and trade deficit of the relevant foreign countries;
•	Inflation rates of the United States and the relevant foreign countries and investors’ expectations concerning inflation rates;

•	Interest rates of the United States and the relevant foreign countries and investors’ expectations concerning interest rates;

•	Investment and trading activities of mutual funds, hedge funds and currency funds;

•	Global or regional political, economic or financial events and situations; and

•	Sovereign action to set or restrict currency conversion.

Net asset value may not always correspond to market price and, as a result, Creation Units may be created or redeemed at a value that differs from the market price of the Shares.

The net asset value per share of the Shares of a Fund will change as fluctuations occur in the market value of its corresponding Master Fund’s portfolio. Investors should be aware that the public trading price of a number of Shares of a Fund otherwise amounting to a Creation Unit may be different from the net asset value of an actual Creation Unit (i.e., 15,000 individual Shares may trade at a premium over, or a discount to, net asset value of a Creation Unit of Shares) and similarly the public trading price per Share of the Fund may be different from the net asset value per Share of the Fund. Consequently, an Authorized Participant may be able to create or redeem a Creation Unit of Shares of a Fund at a discount or a premium to the public trading price per Share of the Fund. This price difference may be due, in large part, to the fact that supply and demand forces at work in the secondary trading market for Shares of a Fund are closely related, but not identical, to the same forces influencing the price of an underlying commodity at any point in time. Investors also should note that the size of each Fund in terms of total assets held may change substantially over time and from time-to-time as Creation Units are created and redeemed.

Authorized Participants or their clients or customers may have an opportunity to realize a riskless profit if they can purchase a Creation Unit at a discount to the public trading price of the Shares of a Fund or can redeem a Creation Unit at a premium over the public trading price of the Shares of the Fund. The Managing Owner expects that the exploitation of such arbitrage opportunities by Authorized Participants and their clients and customers will tend to cause the public trading price to track net asset value per Share of the Funds closely over time.

The value of a Share of a Fund may be influenced by nonconcurrent trading hours between the AMEX and the futures exchange on which the futures contracts underlying the applicable benchmark are traded. While the Shares of each Fund trade on the AMEX from 9:30 a.m. to 4:15 p.m. Eastern Time, the futures contracts underlying a benchmark may be traded during different time frames. Consequently, liquidity in the futures contracts underlying the applicable benchmark will be reduced after the close of trading at the applicable commodities exchange. As a result, during the time when the AMEX is open and the applicable commodities exchange is closed, trading spreads and the resulting premium or discount on the Shares of a Fund may widen, and, therefore, increase the difference between the price of the Shares of a Fund and the net asset value of such Shares.

Using leverage and/or short positions involves special risks and should be considered to be speculative.

The Master Funds use leveraged investment techniques in seeking to achieve their respective investment objectives. Leverage should cause a Fund to lose more money in market environments adverse to its daily investment objectives than a Fund that does not employ leverage, which could result in the total loss of your investment.

Because the Ultra and UltraShort Funds offered hereby include a 200% multiplier, a price movement of 50% or more in a relevant benchmark could result in the total loss of your investment if that price movement is contrary to the investment objective of the Fund in which you have invested. This would be the case with downward price movements in an Ultra Fund, even though the underlying benchmark would always have a value greater than zero. In addition to the leveraged risk in which a 50% upward move in a benchmark underlying an UltraShort Fund would result in the total loss of your investment, a benchmark could, in theory, rise infinitely, so a bearish swap agreement or short position in related futures or forward contracts would expose an UltraShort Master Fund to theoretically unlimited liability. In addition, because a Short Fund takes a short position in a benchmark an increase of 100% or more in a benchmark could result in the total loss of your investment.

Because liability due to losses will be segregated to either an Ultra Fund, an UltraShort Fund, or a Short Fund, as applicable, losses to investors in one Ultra Fund from such exposure will not subject investors in the corresponding UltraShort Fund to such exposure, and vice-versa.

Fewer representative commodities may result in greater benchmark volatility.

Each of the benchmark indexes for Commodities Index Funds is concentrated in terms of the number of commodities represented, and some of the sub-indexes are highly concentrated in a single commodity. The Commodity Funds and Currency Funds are concentrated solely on their single benchmark physical commodity or currency. You should be aware that other commodities benchmarks are more diversified in terms of both the number and variety of commodities included. Concentration in fewer commodities may result in a greater degree of volatility in a benchmark and the net asset value of the Fund and Master Fund which track a benchmark under specific market conditions and over time.

Unusually long peak-to-valley drawdown periods with respect to a benchmark of each relevant Fund may be reflected in equally long peak-to-valley drawdown periods with respect to the performance of the Shares of each Fund.

Although past benchmark levels are not necessarily indicative of future levels, the peak-to-valley drawdown periods that each benchmark has experienced has been unusually long and has lasted for multi-year drawdown periods.

Because it is expected that each Fund’s performance will relate to the performance of its underlying benchmark, an Ultra Fund would suffer a continuous drawdown during the period that benchmark suffers such a drawdown period, and in turn, the value of your Shares will also suffer. UltraShort and Short Funds would correspondingly suffer during long rises in the relevant benchmarks.

Failure of the commodity or the currency markets, as the case may be, to exhibit low to negative correlation to general financial markets will reduce benefits of diversification and may exacerbate losses to your portfolio.

Historically, returns of the commodity or currency markets, as the case may be, have tended to exhibit low to negative correlation with the returns of other assets such as stocks and bonds. Although commodity or currency futures trading can provide a diversification benefit to investor portfolios because of its low to negative correlation with other financial assets, the fact that a benchmark is not 100% negatively correlated with financial assets such as stocks and bonds means that each respective Fund cannot be expected to be automatically profitable during unfavorable periods for the stock or bond market, or vice-versa. If the Shares perform in a manner that correlates with the general financial markets or do not perform successfully, you will obtain no diversification benefits by investing in the Shares and the Shares may produce no gains to offset your losses from other investments.

Trading on commodity exchanges outside the United States is not subject to U.S. regulation.

Some of the Master Funds’ trading may be conducted on commodity exchanges outside the United States. Trading on such exchanges is not regulated by any United States governmental agency and may involve certain risks not applicable to trading on United States exchanges, including different or diminished investor protections. In trading contracts denominated in currencies other than U.S. dollars, Shares are subject to the risk of adverse exchange-rate movements between the dollar and the functional currencies of such contracts. Investors could incur substantial losses from trading on foreign exchanges which such investors would not have otherwise been subject had the Master Fund’s trading been limited to U.S. markets.

An investment in the Shares may be adversely affected by competition from other methods of investing in commodities or currencies.

The Fund and the Master Fund constitute a new, and thus untested, type of investment vehicle. They compete with other financial vehicles, including other commodity or currency pools, as the case may be, hedge funds, traditional debt and equity securities issued by companies in the commodities or currency industry, other securities backed by or linked to such commodities or currency, and direct investments in the underlying commodities or currency or commodity or currency futures contracts. Market and financial conditions, and other conditions beyond the Managing Owner’s control, may make it more attractive to invest in other financial vehicles or to invest in such commodities or currencies directly, which could limit the market for the Shares and reduce the liquidity of the Shares.

“Backwardation” or “contango” in the market prices of benchmark commodities will affect the value of your Shares.

As the futures contracts that underlie a benchmark near expiration, they are replaced by contracts that have a later expiration. Thus, for example, a contract purchased and held in August 2007 may specify an October 2007 expiration. As that contract nears expiration, it may be replaced by selling the October 2007 contract and purchasing the contract expiring in December 2007. This process is referred to as “rolling”. Rolling may have a positive or negative impact on performance. For example, historically, the prices of crude oil have frequently been higher for contracts with shorter-term expirations than for contracts with longer-term expirations, which is referred to as “backwardation.” In these circumstances, absent other factors, the sale of the October 2007 contract would take place at a price that is higher than the price at which the December 2007 contract is purchased, thereby creating a gain in connection with rolling. While crude oil has historically exhibited consistent periods of backwardation, backwardation will likely not exist in these markets at all times. The absence of backwardation in Crude Oil would be expected to adversely affect the value of Ultra Crude Oil Fund Shares and positively affect the value of UltraShort Crude Oil Fund Shares or Short Crude Oil Fund Shares. Absence of backwardation in any other relevant benchmarks of a given Ultra Fund would adversely affect the value of that Ultra Fund and positively affect the value of an UltraShort or Short Fund.

Conversely, Aluminum, Gold, Corn and Wheat historically exhibit “contango” markets rather than backwardation. Contango markets are those in which the prices of contracts are higher in the distant delivery months than in the nearer delivery months due to the costs of long-term storage of a physical commodity prior to delivery or other factors. The absence of contango in relevant benchmarks of a given UltraShort or Short Fund would be expected to adversely affect the value of that UltraShort or Short Fund and positively affect the value of that Ultra Fund.

Although the roll method of a benchmark may minimize the roll losses due to contango and may maximize the roll benefits due to backwardation, there can be no assurance that this outcome will occur.

The Master Funds will be subject to credit risks and other risks associated with swap agreements and forward contracts.

Some of the Master Funds currently contemplate the use of swap agreements and/or forward contracts as a means to achieve their investment objective. These investment vehicles are typically traded on a principal-to-principal basis through dealer markets that are dominated by major money center and investment banks and other institutions and are essentially unregulated by the CFTC. You, therefore, do not receive the protection of CFTC regulation or the statutory scheme of the Commodity Exchange Act in connection with each Fund’s swap agreements or forward contracts. The markets rely upon the integrity of market participants in lieu of the additional regulation imposed by the CFTC on participants in the futures markets. The lack of regulation in these markets could expose investors to significant losses certain circumstances including in the event of trading abuses or financial failure by participants.

Unlike in futures contracts, the counterparty to swap agreements or forward contracts is generally a single bank or other financial institution, rather than a clearing organization backed by a group of financial institutions. As a result, there will be greater counterparty credit risk in these transactions. A counterparty may not be able to meet its obligations to a Fund in which case the Fund could suffer significant losses on these contracts.

If a counterparty becomes bankrupt or otherwise fails to perform its obligations due to financial difficulties, the Fund may experience significant delays in obtaining any recovery in a bankruptcy or other reorganization proceeding. The Fund may obtain only limited recovery or may obtain no recovery in such circumstances.

Swaps or forward contracts have terms that make them less marketable than futures contracts. Swaps or forward contracts are less marketable because they are not traded on an exchange, do not have uniform terms and conditions, and are entered into based upon the creditworthiness of the parties and the availability of credit support, such as collateral, and in general, are not transferable without the consent of the counterparty.

The Master Funds will seek to track a benchmark or a multiple of a benchmark at all times even during periods in which the applicable benchmark is flat as well as when a benchmark is moving in a manner which causes the Funds’ NAV to decline.

The Master Funds are not actively managed by traditional methods, which typically involve effecting changes in the composition of a portfolio on the basis of judgments relating to economic, financial and market considerations with a view toward obtaining positive results under all market conditions. Rather, the Managing Owner will seek to cause the net asset value to track, on a daily basis, a benchmark or in the case of the Ultra Funds a multiple of a Fund’s benchmark at all times, even during periods in which a benchmark is flat or moving in a manner which causes the NAV of the Funds to decline.

Investors who invest only in any one of an Ultra Fund, an UltraShort Fund or a Short Fund may not be able to profit if the market value of the underlying benchmark moves against such investment.

An Ultra Fund is expected to rise as a result of any upward price movement in its underlying benchmark. An UltraShort Fund and a Short Fund are expected to rise as a result of any downward price movement in a benchmark.

If the price of a relevant benchmark decreases, the corresponding UltraShort Fund and Short Fund will profit and the Ultra Fund will suffer a loss. If the price of a relevant benchmark increases, the corresponding Ultra Fund will profit and the UltraShort Fund and Short Fund will suffer a loss. Therefore, the investment experience of investors who plan to invest in any one of an Ultra Fund, an UltraShort Fund or a Short Fund will depend upon selection of the appropriate Fund in light of the price movements of the underlying benchmark. Such selection may become unprofitable in the future if the price of the benchmark changes direction.

Certain investors who decide to invest in any combination of the Ultra Fund Shares, UltraShort Fund Shares or Short Fund Shares relating to the same underlying benchmark may, nevertheless, suffer losses if the investor’s investment mix between the Ultra Fund Shares, the UltraShort Fund Shares and the Short Fund Shares is biased in one direction and the market price of the relevant benchmark moves in the opposite direction.

A Fund’s exposure to the commodities or currencies markets may subject the Fund to greater volatility than investments in traditional securities.

A Fund’s exposure to the commodities or currencies markets may subject the Fund to greater volatility than investments in traditional securities. The value of commodity-linked financial instruments or currency-linked financial instruments may be affected by changes in overall market movements, commodity or currency benchmark, as the case may be, volatility, changes in interest rates, or factors affecting a particular industry, commodity or currency, such as drought, floods, weather, livestock disease, embargoes, tariffs and international economic political and regulatory developments.

A failure to achieve a high degree of correlation may prevent a Fund from achieving its investment objective.

While the Funds do not expect that their daily returns will deviate adversely from their respective daily investment objectives, several factors may affect their ability to achieve this correlation. Among these factors are: (1) a Fund’s expenses, including including fees, transaction costs and the cost of the investment techniques employed by that Fund (such as expenses related to the purchase, sale and storage of specific commodities which may be embedded in financial instruments used by a Fund); (2) less than all of the commodities in the relevant benchmark index being held by a Commodities Index Fund or its weighting of investment exposure to such commodities being different from that of the relevant benchmark index; (3) an imperfect correlation between the performance of instruments held by a Fund, such as swaps, futures contracts and/or forward contracts, and the performance of the applicable underlying commodities indices, commodities or currencies in the cash market; (4)

bid-ask spreads; (5) holding instruments traded in a market that has become illiquid or disrupted; (6) a Fund’s share prices being rounded to the nearest cent; (7) changes to a benchmark index that are not disseminated in advance; (8) early and unanticipated closings of the markets on which the holdings of a Fund trade, resulting in the inability of the Fund to execute intended portfolio transactions. While close tracking of any Fund to its benchmark may be achieved on any single trading day, over time the cumulative percentage increase or decrease in the net asset value of the Shares of a Fund may diverge significantly from the cumulative percentage decrease or increase in the relevant benchmark due to a compounding effect. In addition, there is a special form of correlation risk that derives from the Ultra and UltraShort Funds’ use of leverage, which is that for periods greater than one day, the use of leverage tends to cause the performance of a Fund to be either greater than or less than the benchmark performance times the stated multiple in the fund objective, before accounting for fees and fund expenses.

The three graphs below illustrate this point. Each of the three graphs shows a simulated hypothetical one year performance of a benchmark compared with the performance of a fund that perfectly achieves its investment objective of twice (200%) the daily benchmark returns. The graphs demonstrate that, for periods greater than one day, a leveraged Fund is likely to underperform or overperform (but not match) the benchmark performance times the stated multiple in the fund objective.

To isolate the impact of leverage, these graphs assume no fund expenses and borrowing/lending rates (to obtain required leverage) of zero percent. If fund expenses were included, the fund’s performance would be lower than that shown. Each of the graphs also assumes a volatility rate of 15%. A benchmark’s volatility rate is a statistical measure of the magnitude of fluctuations in the returns of a benchmark. Other benchmarks to which the Funds are benchmarked have different historical volatility rates; certain of the Funds’ benchmarks’ historical volatility rates are substantially in excess of 15%.

Price volatility may possibly cause the total loss of your investment.

Swap agreements, futures and forward contracts have a high degree of price variability and are subject to occasional rapid and substantial changes, which will be magnified by the leveraged positions of the Funds. Consequently, you could lose all or substantially all of your investment in a Fund.

Each of the Ultra and UltraShort Funds are “leveraged” funds in the sense that each has an investment objective to match a multiple of the performance of a benchmark on a given day. These Funds are subject to the correlation risks described in the preceding risk factor. In addition, as described above, there is a special form of correlation risk that derives from these Funds’ use of leverage, which is that for periods greater than one day, the use of leverage tends to cause the performance of an Ultra or UltraShort Fund to be either greater than, or less than, the benchmark performance times the stated multiple in the fund objective.

The fund performance for a leveraged fund can be estimated given certain assumptions. The tables below illustrate the impact of two factors, benchmark volatility and benchmark performance, on a leveraged fund. Benchmark volatility is a statistical measure of the magnitude of fluctuations in the returns of a benchmark and is calculated as the standard deviation of the natural logarithms of one plus the benchmark return (calculated daily), multiplied by the square root of the number of trading days per year (assumed to be 252). The tables show estimated fund returns for a number of combinations of benchmark performance and benchmark volatility over a one year period. Assumptions used in the tables include: a) no fund expenses and b) borrowing/lending rates (to obtain leverage) of zero percent. If fund expenses were included, the fund’s performance would be lower than shown. The first table below shows an example in which a leveraged fund that has an investment objective to correspond to twice (200% of) the daily performance of a benchmark. The leveraged fund could be expected to achieve a 20% return on a yearly basis if the benchmark performance was 10%, absent any costs or the correlation risk or other factors described above. However, as the table shows, with a benchmark volatility of 20%, such a fund would return 16.3%, again absent any costs or other factors described above and in the Prospectus under “Correlation Risk.” In the charts below, areas shaded green represent those scenarios where a leveraged fund with the investment objective described will outperform (i.e., return more than) the benchmark performance times the stated multiple in the Fund’s investment objective; conversely areas shaded red represent those scenarios where the Fund will underperform (i.e., return less than) the benchmark performance times the stated multiple in the Fund’s investment objective.

Estimated Fund Return Over One Year When the Fund Objective is to Seek Daily Results, Before Fees and Expenses and Leverage Costs, that Correspond to Twice (200%) the Daily Performance of a Benchmark.

One Year Benchmark Performance	200% One Year Benchmark Performance	Benchmark Volatility
		0%	5%	10%	15%	20%	25%	30%	35%	40%
-40%	-80%	-64.0%	-64.1%	-64.4%	-64.8%	-65.4%	-66.2%	-67.1%	-68.2%	-69.3%
-35%	-70%	-57.8%	-57.9%	-58.2%	-58.7%	-59.4%	-60.3%	-61.4%	-62.6%	-64.0%
-30%	-60%	-51.0%	-51.1%	-51.5%	-52.1%	-52.9%	-54.0%	-55.2%	-56.6%	-58.2%
-25%	-50%	-43.8%	-43.9%	-44.3%	-45.0%	-46.0%	-47.2%	-48.6%	-50.2%	-52.1%
-20%	-40%	-36.0%	-36.2%	-36.6%	-37.4%	-38.5%	-39.9%	-41.5%	-43.4%	-45.5%
-15%	-30%	-27.8%	-27.9%	-28.5%	-29.4%	-30.6%	-32.1%	-34.0%	-36.1%	-38.4%
-10%	-20%	-19.0%	-19.2%	-19.8%	-20.8%	-22.2%	-23.9%	-26.0%	-28.3%	-31.0%
-5%	-10%	-9.8%	-10.0%	-10.6%	-11.8%	-13.3%	-15.2%	-17.5%	-20.2%	-23.1%
0%	0%	0.0%	-0.2%	-1.0%	-2.2%	-3.9%	-6.1%	-8.6%	-11.5%	-14.8%
5%	10%	10.3%	10.0%	9.2%	7.8%	5.9%	3.6%	0.8%	-2.5%	-6.1%
10%	20%	21.0%	20.7%	19.8%	18.3%	16.3%	13.7%	10.6%	7.0%	3.1%
15%	30%	32.3%	31.9%	30.9%	29.3%	27.1%	24.2%	20.9%	17.0%	12.7%
20%	40%	44.0%	43.6%	42.6%	40.8%	38.4%	35.3%	31.6%	27.4%	22.7%
25%	50%	56.3%	55.9%	54.7%	52.8%	50.1%	46.8%	42.8%	38.2%	33.1%
30%	60%	69.0%	68.6%	67.3%	65.2%	62.4%	58.8%	54.5%	49.5%	44.0%
35%	70%	82.3%	81.8%	80.4%	78.2%	75.1%	71.2%	66.6%	61.2%	55.3%
40%	80%	96.0%	95.5%	94.0%	91.6%	88.3%	84.1%	79.1%	73.4%	67.0%

Estimated Fund Return Over One Year When the Fund Objective is to Seek Daily Results, Before Fees and Expenses, that Correspond to the Inverse of the Daily Performance of a Benchmark.

One Year Benchmark Performance	Inverse of One Year Benchmark Performance	Benchmark Volatility
		0%	5%	10%	15%	20%	25%	30%	35%	40%
-40%	40%	66.7%	66.3%	65.0%	63.0%	60.1%	56.6%	52.3%	47.5%	42.0%
-35%	35%	53.8%	53.5%	52.3%	50.4%	47.8%	44.5%	40.6%	36.1%	31.1%
-30%	30%	42.9%	42.5%	41.4%	39.7%	37.3%	34.2%	30.6%	26.4%	21.7%
-25%	25%	33.3%	33.0%	32.0%	30.4%	28.1%	25.3%	21.9%	18.0%	13.6%
-20%	20%	25.0%	24.7%	23.8%	22.2%	20.1%	17.4%	14.2%	10.6%	6.5%
-15%	15%	17.6%	17.4%	16.5%	15.0%	13.0%	10.5%	7.5%	4.1%	0.3%
-10%	10%	11.1%	10.8%	10.0%	8.6%	6.8%	4.4%	1.5%	-1.7%	-5.3%
-5%	5%	5.3%	5.0%	4.2%	2.9%	1.1%	-1.1%	-3.8%	-6.9%	-10.3%
0%	0%	0.0%	-0.2%	-1.0%	-2.2%	-3.9%	-6.1%	-8.6%	-11.5%	-14.8%
5%	-5%	-4.8%	-5.0%	-5.7%	-6.9%	-8.5%	-10.5%	-13.0%	-15.7%	-18.8%
10%	-10%	-9.1%	-9.3%	-10.0%	-11.1%	-12.7%	-14.6%	-16.9%	-19.6%	-22.5%
15%	-15%	-13.0%	-13.3%	-13.9%	-15.0%	-16.5%	-18.3%	-20.5%	-23.1%	-25.9%
20%	-20%	-16.7%	-16.9%	-17.5%	-18.5%	-19.9%	-21.7%	-23.8%	-26.3%	-29.0%
25%	-25%	-20.0%	-20.2%	-20.8%	-21.8%	-23.1%	-24.8%	-26.9%	-29.2%	-31.8%
30%	-30%	-23.1%	-23.3%	-23.8%	-24.8%	-26.1%	-27.7%	-29.7%	-31.9%	-34.5%
35%	-35%	-25.9%	-26.1%	-26.7%	-27.6%	-28.8%	-30.4%	-32.3%	-34.5%	-36.9%
40%	-40%	-28.6%	-28.7%	-29.3%	-30.2%	-31.4%	-32.9%	-34.7%	-36.8%	-39.1%

Estimated Fund Return Over One Year When the Fund Objective is to Seek Daily Results, Before Fees and Expenses, that Correspond to Twice (200%) the Inverse of the Daily Performance of a Benchmark.

One Year Benchmark Performance	200% Inverse of One Year Benchmark Performance	Benchmark Volatility
		0%	5%	10%	15%	20%	25%	30%	35%	40%
-40%	80%	177.8%	175.7%	169.6%	159.6%	146.4%	130.3%	112.0%	92.4%	71.9%
-35%	70%	136.7%	134.9%	129.7%	121.2%	109.9%	96.2%	80.7%	63.9%	46.5%
-30%	60%	104.1%	102.6%	98.1%	90.8%	81.0%	69.2%	55.8%	41.3%	26.3%
-25%	50%	77.8%	76.4%	72.5%	66.2%	57.7%	47.4%	35.7%	23.1%	10.0%
-20%	40%	56.3%	55.1%	51.6%	46.1%	38.6%	29.5%	19.3%	8.2%	-3.3%
-15%	30%	38.4%	37.4%	34.3%	29.4%	22.8%	14.7%	5.7%	-4.2%	-14.4%
-10%	20%	23.5%	22.5%	19.8%	15.4%	9.5%	2.3%	-5.8%	-14.5%	-23.6%
-5%	10%	10.8%	10.0%	7.5%	3.6%	-1.7%	-8.1%	-15.4%	-23.3%	-31.4%
0%	0%	0.0%	-0.7%	-3.0%	-6.5%	-11.3%	-17.1%	-23.7%	-30.8%	-38.1%
5%	-10%	-9.3%	-10.0%	-12.0%	-15.2%	-19.6%	-24.8%	-30.8%	-37.2%	-43.9%
10%	-20%	-17.4%	-18.0%	-19.8%	-22.7%	-26.7%	-31.5%	-36.9%	-42.8%	-48.9%
15%	-30%	-24.4%	-25.0%	-26.6%	-29.3%	-32.9%	-37.3%	-42.3%	-47.6%	-53.2%
20%	-40%	-30.6%	-31.1%	-32.6%	-35.1%	-38.4%	-42.4%	-47.0%	-51.9%	-57.0%
25%	-50%	-36.0%	-36.5%	-37.9%	-40.2%	-43.2%	-46.9%	-51.1%	-55.7%	-60.4%
30%	-60%	-40.8%	-41.3%	-42.6%	-44.7%	-47.5%	-50.9%	-54.8%	-59.0%	-63.4%
35%	-70%	-45.1%	-45.5%	-46.8%	-48.7%	-51.3%	-54.5%	-58.1%	-62.0%	-66.0%
40%	-80%	-49.0%	-49.4%	-50.5%	-52.3%	-54.7%	-57.7%	-61.1%	-64.7%	-68.4%

The foregoing tables are intended to isolate the effect of benchmark volatility and benchmark performance on the return of a leveraged fund. The funds’ actual returns may be significantly greater or less than the returns shown above as a result of any of factors discussed above or under the preceding risk factor describing correlation risks.

Fees and commissions are charged regardless of profitability and may result in depletion of assets.

Each Fund indirectly is subject to the fees and expenses described herein which are payable irrespective of profitability. Such fees and expenses include asset-based fees of % per annum. Additional charges may include a licensing fee or other fees as applicable. Each Fund is expected to earn interest income at an annual rate of % per annum, based upon the current yield on three-month U.S. Treasury bills. Consequently, it is expected that interest income will exceed fees (other than selling commissions); however, if interest rates fall below the amount required to cover the Funds’ fees and expenses, each Fund will need to have positive performance in order to break even net of fees and expenses. Consequently, depending upon the interest rate environments, the expenses of the applicable Master Fund could, over time, result in losses to your investment therein. You may never achieve profits, significant or otherwise.

Possible illiquid markets may exacerbate losses.

Swap agreements and forward contracts may entail breakage costs if terminated prior to the final maturity date and futures positions cannot always be liquidated at the desired price. It is difficult to execute a trade at a specific price when there is a relatively small volume of buy and sell orders in a market. A market disruption, such as when governments may take or be subject to political actions which disrupt the markets in their major commodities exports and imports, can also make it difficult to liquidate a position or find a swap or forward contract counterparty at a reasonable cost.

There can be no assurance that market illiquidity will not cause losses for the Funds. The large size of the positions which the Master Funds may acquire on behalf of the Funds increases the risk of illiquidity by both making their positions more difficult to liquidate and increasing the losses incurred while trying to do so. Any type of disruption or illiquidity will be exacerbated due to the fact that the Master Funds only invest in swaps, forward contracts or futures contracts related to one commodity.

The positive performance of swap agreements, futures and forward contracts, and therefore your investment, is wholly dependent upon an equal and offsetting loss.

Swaps, futures and forward trading is a risk transfer economic activity. For every gain there is an equal and offsetting loss rather than an opportunity to participate over time in general economic growth. Unlike most alternative investments, an investment in Shares of a Fund does not involve acquiring any asset with intrinsic value. Overall stock and bond prices could rise significantly and the economy as a whole prosper while Shares of a Fund trade unprofitably.

Competing claims of intellectual property rights may adversely affect the Funds and an investment in the Shares.

Parties throughout the financial industry have filed various patent applications with the United States Patent and Trademark office which, if granted, could theoretically be relevant to the Funds. These patent applications would limit the use of methods and systems for creating and administering interests in commodity and currency pools, as well as other elements of our exchange-traded funds structure.

Although the Managing Owner does not anticipate that such filings will adversely impact the Funds or the Master Funds, it is impossible to provide definite assurances that no such negative impact will occur. Further, it is not possible to predict whether a patent will issue at all, nor, if a patent is issued, what subject matter it will cover. The Managing Owner believes that it has properly licensed or obtained the appropriate consent of all necessary parties with respect to intellectual property rights. However, other third parties may allege ownership as to such rights and may bring an action in asserting their claims. To the extent any action is brought by a third party asserting such rights, the expenses in litigating, negotiating, cross-licensing or otherwise settling such claims may adversely affect the Funds and the Master Funds.

The net asset value calculation of a Master Fund may be overstated or understated due to the valuation method employed when a settlement price is not available on the date of net asset value calculation.

Calculating the net asset value of each Master Fund (and, in turn, its corresponding Fund) includes, in part, any unrealized profits or losses on open swap agreements, futures or forward contracts. Under normal circumstances, the net asset value of each Master Fund will reflect its corresponding benchmark and therefore, the settlement price of relevant baskets of open futures contracts on the date when the net asset value is being calculated. However, if a futures contract traded on an exchange (including, to the extent it becomes applicable, non-U.S. exchanges) could not be liquidated on such day (due to the operation of daily limits or other rules of the exchange or otherwise), the settlement price on the most recent day on which the futures contract position could have been liquidated will be the basis for determining the market value of such position for such day. In such a situation, there is a risk that the calculation of the relevant benchmark, and therefore, the net asset value of the applicable Master Fund on such day will not accurately reflect the realizable market value of the futures contracts underlying such benchmark.

RISKS RELATED TO INVESTMENT IN OUR SHARES

The lack of active trading markets for the Shares of a Fund may result in losses on your investment at the time of disposition of your Shares.

Although the Managing Owner anticipates that the Shares of each Fund will be listed and traded on the AMEX, there can be no guarantee that an active trading market for the Shares of any Fund will develop or be maintained. If you need to sell your Shares at a time when no active market for them exists, the price you receive for your Shares, assuming that you are able to sell them, likely will be lower than the price that you would receive if an active market did exist.

The Shares of each Fund are new securities products and their value could decrease if unanticipated operational or trading problems arise.

The mechanisms and procedures governing the creation, redemption and offering of the Shares have been developed specifically for these securities products. Consequently, there may be unanticipated problems or issues with respect to the mechanics of the operations of the Funds and the Master Funds and the trading of the Shares that could have a material adverse effect on an investment in the Shares. In addition, although the Master Funds are not actively “managed” by traditional methods, to the extent that unanticipated operational or trading problems or issues arise, the Managing Owner’s past experience and qualifications may not be suitable for solving these problems or issues.

The liquidity of the Shares may also be affected by the withdrawal from participation of Authorized Participants.

In the event that one or more Authorized Participants which have substantial interests in the Shares withdraw from participation, the liquidity of the Shares will likely decrease, which could adversely affect the market price of the Shares and result in your incurring a loss on your investment.

Shareholders that are not Authorized Participants may only purchase or sell their Shares in secondary trading markets.

Only Authorized Participants may create or redeem Creation Units. All other investors that desire to purchase or sell Shares must do so through the AMEX or in other markets, if any, in which the Shares may be traded.

AMEX may halt trading in the shares of a Fund which would adversely impact your ability to sell Shares.

Trading in Shares of a Fund may be halted due to market conditions or, in light of AMEX rules and procedures, for reasons that, in the view of the AMEX, make trading in Shares of a Fund inadvisable. In addition, trading is subject to trading halts caused by extraordinary market volatility pursuant to “circuit breaker” rules that require trading to be halted for a specified period based on a specified market decline. There can be no assurance that the requirements necessary to maintain the listing of the Shares of a Fund will continue to be met or will remain unchanged. A Fund and its corresponding Master Fund will be terminated if the Shares are delisted.

Shareholders will not have the protections associated with ownership of shares in an investment company registered under the Investment Company Act of 1940.

None of the Funds or the Master Funds is registered as an investment company under the Investment Company Act of 1940 and are not required to register under such Act. Consequently, shareholders will not have the regulatory protections provided to investors in investment companies and regulated investment companies.

Shareholders do not have the rights enjoyed by investors in certain other vehicles.

As interests in separate series of a Delaware statutory trust, the Shares have none of the statutory rights normally associated with the ownership of shares of a corporation (including, for example, the right to bring “oppression” or “derivative” actions). In addition, the Shares have limited voting and distribution rights (for example, shareholders do not have the right to elect directors and the Funds are not required to pay regular distributions, although the Funds may pay distributions at the discretion of the Managing Owner).

The value of the Shares will be adversely affected if the Funds or the Master Funds are required to indemnify the Trustee or the Managing Owner.

Under the Trust Agreements, the Trustee and the Managing Owner have the right to be indemnified for any liability or expense that incurs without negligence or misconduct. That means the Managing Owner may require the assets of a Master Fund to be sold in order to cover losses or liability suffered by it or by the Trustee. Any sale of that kind would reduce the net asset value of a Master Fund and the value of the Shares of its corresponding Fund.

Although the Shares of each Fund are limited liability investments, certain circumstances such as bankruptcy of a Fund or indemnification of a Fund by the shareholder will increase a shareholder’s liability.

The Shares of each Fund are limited liability investments; investors may not lose more than the amount that they invest plus any profits recognized on their investment. However, shareholders could be required, as a matter of bankruptcy law, to return to the estate of a Fund any distribution they received at a time when such Fund was in fact insolvent or in violation of its Trust Agreement. In addition, although the Managing Owner is not aware of this provision ever having been invoked in the case of any public futures fund, shareholders agree in the Trust Agreement that they will indemnify a Fund for any harm suffered by it as a result of:

•	shareholders’ actions unrelated to the business of such Fund, or

•	taxes imposed on the Shares by the states or municipalities in which such investors reside.

With respect to the Currency Funds, substantial sales of a foreign currency by the official sector of the relevant foreign country could adversely affect an investment in the Shares.

The official sector consists of central banks, other governmental agencies and multi-lateral institutions that buy, sell and hold foreign currencies as part of their reserve assets. The official sector holds a significant amount of foreign currencies that can be mobilized in the open market. In the event that future economic, political or social conditions or pressures require members of the official sector to sell their currency simultaneously or in an uncoordinated manner, the demand for the foreign currency might not be sufficient to accommodate the sudden increase in the supply of the foreign currency to the market. Consequently, the price of the foreign currency could decline, which would adversely affect an investment in the Shares.

If any one of the United Kingdom, Sweden or Switzerland adopts the euro as its currency, shareholders may be unable to sell their Shares in the corresponding Currency Fund and may lose money on their investment.

As members of the European Union, the United Kingdom and Sweden have the option to adopt the euro as their currency in lieu of the British Pound Sterling and the Swedish Krona, respectively. Although Switzerland is not a member of the European Union, it may in the future decide to join it. If Switzerland joins the European Union, it will have the option to adopt the euro as its currency in lieu of the Swiss Franc. If the United Kingdom or Sweden or Switzerland adopt the euro as their currency by official act, the value of their respective currency could depreciate, depending on, among other things, the relative value of their respective currency and the euro, the conversion ratio of their respective currency per euro and the timing of the adoption of the euro. If the British Pound Sterling declines in value, the value of the Shares relating to the Ultra British Pound Fund would also depreciate and shareholders of that Fund may not be able to sell their Shares. If the Swedish Krona declines in value, the value of the Shares relating to the Ultra Swedish Krona Fund would also depreciate and shareholders of that Fund may not be able to sell their Shares. Similarly, if the Swiss Franc declines in value, the value of the Shares relating to the Ultra Swiss Franc Fund would also depreciate and shareholders of that Fund may not be able to sell their Shares.

Shareholders of each Fund will be subject to taxation on their share of the corresponding Master Fund’s taxable income, whether or not they receive cash distributions.

Shareholders of each Fund will be subject to United States federal income taxation and, in some cases, state, local, or foreign income taxation on their share of the corresponding Master Fund’s taxable income allocable to its Fund, whether or not they receive cash distributions from the Fund. Shareholders of a Fund may not receive cash distributions equal to their share of the corresponding Master Fund’s taxable income or even the tax liability that results from such income.

Items of income, gain, deduction, loss and credit with respect to Shares of a Fund could be reallocated if the IRS does not accept the assumptions or conventions used by its corresponding Master Fund in allocating Master Fund tax items.

U.S. federal income tax rules applicable to partnerships are complex and often difficult to apply to publicly traded partnerships. Each Master Fund will apply certain assumptions and conventions in an attempt to comply with applicable rules and to report income, gain, deduction, loss and credit to shareholders of its corresponding Fund in a manner that reflects shareholders’ beneficial shares of partnership items, but these assumptions and conventions may not be in compliance with all aspects of applicable tax requirements. It is possible that the IRS will successfully assert that the conventions and assumptions used by a Master Fund do not satisfy the technical requirements of the Code and/or Treasury regulations and could require that items of income, gain, deduction, loss or credit be adjusted or reallocated in a manner that adversely affects you.

The current treatment of long-term capital gains under current U.S. federal income tax law may be adversely affected, changed or repealed in the future.

Under current law, long-term capital gains are taxed to non-corporate investors at a maximum United States federal income tax rate of 15%. This tax treatment may be adversely affected, changed or repealed by future changes in tax laws at any time and is currently scheduled to expire for tax years beginning after December 31, 2010.

PROSPECTIVE INVESTORS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISERS AND COUNSEL WITH RESPECT TO THE POSSIBLE TAX CONSEQUENCES TO THEM OF AN INVESTMENT IN THE SHARES OF A FUND; SUCH TAX CONSEQUENCES MAY DIFFER IN RESPECT OF DIFFERENT INVESTORS.

RISKS RELATED TO REGULATORY REQUIREMENTS

The Master Fund will be subject to regulatory risk associated with futures contracts.

CFTC and the U.S. commodities exchanges have established limits referred to as “speculative position limits” on the maximum net long or short speculative futures positions that any person may hold or control in derivatives traded on U.S. commodities exchanges. All accounts owned or managed by the commodity trading advisers, their principals and their affiliates will be combined for position limit purposes. The Managing Owner may in the future reduce the size of positions that would otherwise be taken for a Fund or not trade in certain markets on behalf of the Funds in order to avoid exceeding such limits. Modification of trades that would otherwise be made by a Fund, if required, could adversely affect the Fund’s operations and profitability. A violation of speculative position limits by the Managing Owner could lead to regulatory action materially adverse to a Fund’s prospects for profitability.

It is possible that in the future, the CFTC may propose new rules with respect to such position limits for traders engaged in trading that is neither for speculative nor bona fide hedging purposes in accordance with existing CFTC requirements. Depending on the outcome of any future CFTC rulemaking, the rules concerning position limits may be amended in a manner that is either detrimental or favorable to the Funds. For example, if the amended rules are detrimental to a Fund, the Fund’s ability to issue new Creation Units, or the Master Fund’s ability to reinvest income in additional commodity futures contracts, may be limited to the extent these activities would cause the Master Fund to exceed the applicable position limits. Limiting the size of the Fund may affect the correlation between the price of the Shares, as traded on the AMEX, and the net asset value of the Fund. That is, the inability to create additional Creation Units could result in Shares in the Fund trading at a premium or discount to net asset value of the Fund.

Failure of Futures Commission Merchants to segregate assets may increase losses.

The Commodity Exchange Act requires a clearing broker to segregate all funds received from customers from such broker’s proprietary assets. There is a risk that assets deposited by the Managing Owner on behalf of each Fund as margin with the Futures Commission Merchant, or FCM, may, in certain circumstances, be used to satisfy losses of other clients of the Futures Commission Merchant which cannot be satisfied by such other clients or by the Futures Commission Merchant. If the Futures Commission Merchant fails to segregate the funds received from the Managing Owner, the assets of the Master Funds might not be fully protected in the event of the Futures Commission Merchant’s bankruptcy. Furthermore, in the event of the Futures Commission Merchant’s bankruptcy, any Master Fund Units could be limited to recovering only a pro rata share of all available funds segregated on behalf of the Futures Commission Merchant’s combined customer accounts, even though certain property specifically traceable to a particular Master Fund was held by the Futures Commission Merchant. The Futures Commission Merchant may, from time-to-time, have been the subject of certain regulatory and private causes of action. Such material actions, if any, are described under “The Futures Commission Merchant.”

In the event of a bankruptcy or insolvency of any exchange or a clearing house, a Master Fund could experience a loss of the funds deposited through its Futures Commission Merchant as margin with the exchange or clearing house, a loss of any profits on its open positions on the exchange, and the loss of unrealized profits on its closed positions on the exchange.

Regulatory changes or actions may alter the nature of an investment in the Funds.

Considerable regulatory attention has been focused on non-traditional investment pools which are publicly distributed in the United States. There is a possibility of future regulatory changes altering, perhaps to a material extent, the nature of an investment in the Funds or the ability of the Funds to continue to implement their investment strategies.

The futures markets are subject to comprehensive statutes, regulations, and margin requirements. In addition, the CFTC and the exchanges are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily price limits and the suspension of trading. The regulation of swaps and futures transactions in the United States is a rapidly changing area of law and is subject to modification by government and judicial action. The effect of any future regulatory change on the Funds is impossible to predict, but could be substantial and adverse.

THE MASTER-FEEDER STRUCTURE

Each Fund will invest substantially all of its assets in a separate Master Fund in a master-feeder structure. Each Fund will hold no investment assets other than Master Fund Units in its corresponding Master Fund. Each Master Fund will be wholly-owned by its corresponding Fund and the Managing Owner. Each Share issued by a Fund will correlate with a Master Fund Unit issued by its corresponding Master Fund and held by the Fund.

INVESTMENT OBJECTIVES

Investment Objectives

Investment objectives of the “Ultra” Funds:

Each “Ultra” Fund, through its corresponding Master Fund, will seek daily investment results, before fees and expenses, that correspond to twice (200%) the daily performance or price, whether positive or negative, of its corresponding benchmark. Expenses for a Commodities Fund may include, among other things, expenses related to the purchase, sale and storage of the benchmark commodity which may be embedded in financial instruments used by that Fund. If an “Ultra” Fund is successful in meeting its objective, its value (before fees and expenses) should gain approximately twice as much on a percentage basis as its corresponding benchmark when the benchmark rises on a given day. Conversely, its value (before fees and expenses) should lose approximately twice as much on a percentage basis as the corresponding benchmark when the benchmark declines on a given day.

Investment objectives of the “UltraShort” Funds:

Each “UltraShort” Fund, through its corresponding Master Fund, will seek daily investment results, before fees and expenses, that correspond to twice (200%) the inverse (opposite) of the daily performance or price, whether positive or negative, of its corresponding benchmark. Expenses for a Commodities Fund may include, among other things, expenses related to the purchase, sale and storage of the benchmark commodity which may be embedded in financial instruments used by that Fund. If an “UltraShort” Fund is successful in meeting its objective, its value (before fees and expenses) should gain approximately twice as much on a percentage basis as its corresponding benchmark when the benchmark falls on a given day. Conversely, its value (before fees and expenses) should lose approximately twice as much on a percentage basis as the corresponding benchmark when the benchmark rises on a given day.

Investment objectives of the “Short” Funds:

Each “Short” Fund, through its corresponding Master Fund, will seek daily investment results, before fees and expenses, that correspond to the inverse (opposite) of the daily performance or price, whether positive or negative, of its corresponding benchmark. Expenses for a Commodities Fund may include, among other things, expenses related to the purchase, sale and storage of the benchmark commodity which may be embedded in financial instruments used by that Fund. If a “Short” Fund is successful in meeting its objective, its value (before fees and expenses) should gain approximately as much on a percentage basis as its corresponding benchmark when the benchmark falls on a given day. Conversely, its value (before fees and expenses) should lose approximately as much on a percentage basis as the corresponding benchmark when the benchmark rises on a given day.

The corresponding benchmark for each Fund is listed below:

Ultra Dow Jones - AIG Commodity Fund, UltraShort Dow Jones - AIG Commodity Fund and Short Dow Jones - AIG Commodity Fund: are designed to track the daily performance (or a multiple thereof) of the Dow Jones - AIG Commodity Index Excess Return, which is intended to reflect the commodity sector. The index tracks 19 commodities from seven broad sectors such as energy, livestock, grains, industrial metals, precious metals, softs and vegetable oil. The Dow Jones - AIG Commodity Index is composed of notional amounts of each of the index commodities. The notional amounts of each index commodity included in the index are broadly in proportion to historical levels of the world’s production and supplies of the index commodities. The sponsor of the Index, or the Index Sponsor, is Dow Jones - AIG.

Ultra Dow Jones - AIG Precious Metals Fund, UltraShort Dow Jones - AIG Precious Metals Fund and Short Dow Jones - AIG Precious Metals Fund: are designed to track the daily performance (or a multiple thereof) of the Dow Jones - AIG Precious Metals Sub-Index Excess Return, which is intended to reflect the precious metals sector. The Dow Jones - AIG Precious Metals Sub-Index Excess Return as currently comprised consists of Gold and Silver.

Ultra Dow Jones - AIG Industrial Metals Fund, UltraShort Dow Jones - AIG Industrial Metals Fund and Short Dow Jones - AIG Industrial Metals Fund: are designed to track the daily performance (or a multiple thereof) of the Dow Jones - AIG

Industrial Metals Sub-Index Excess Return, which is intended to reflect the industrial metals sector. The Dow Jones - AIG Industrial Metals Sub-Index Excess Return as currently comprised consists aluminum, copper, nickel and zinc.

Ultra Dow Jones - AIG Agriculture Fund, UltraShort Dow Jones - AIG Agriculture Fund and Short Dow Jones - AIG Agriculture Fund: are designed to track the daily performance (or, a multiple thereof) of the Dow Jones - AIG Agriculture Sub-Index Excess Return, which is intended to reflect the agriculture sector. The Dow Jones - AIG Agriculture Sub-Index Excess Return as currently comprised consists of coffee, corn, cotton, soybeans, soybean oil, sugar and wheat.

Ultra Gold Fund, UltraShort Gold Fund and Short Gold Fund: are designed to track the daily performance (or a multiple thereof) of gold bullion as measured by the U.S. dollar fixing price for delivery in London. The Funds expect to reflect the daily performance of the price of gold bullion, less expenses, including expenses related to the purchase, sale and storage of gold which may be embedded in financial instruments used by the various gold Funds.

Ultra Silver Fund, UltraShort Silver Fund and Short Silver Fund: are designed to track the daily performance (or a multiple thereof) of silver bullion as measured by the U.S. dollar fixing price for delivery in London. The Funds expect to reflect the daily performance of the price of silver bullion, less expenses, including expenses related to the purchase, sale and storage of silver which may be embedded in financial instruments used by the various silver Funds.

Ultra Crude Oil Fund, UltraShort Crude Oil Fund and Short Crude Oil Fund: are designed to track the daily performance (or a multiple thereof) of the price of the nearby crude oil futures contract traded on the NYMEX, which is intended to reflect the changes in the market value of crude oil for delivery at a later time. The Funds expect to track the daily performance of the nearby futures contract price of crude oil based upon the price of crude oil quoted from NYMEX.

Ultra Natural Gas Fund, UltraShort Natural Gas Fund and Short Natural Gas Fund: are designed to track the daily performance (or a multiple thereof) of the price of the nearby natural gas futures contract traded on the NYMEX, which is intended to reflect the changes in the market value of natural gas for delivery at a later date. The Funds expect to track the daily performance of the nearby futures contract price of natural gas based upon the price of natural gas quoted from NYMEX.

Ultra Euro Fund, UltraShort Euro Fund and Short Euro Fund: Shares in these funds are designed to reflect the daily change (or a multiple thereof) in the price of the Euro versus the U.S. Dollar. The Euro is the official currency of the Eurozone which consists of 13 European states currently including, Austria, Belgium, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, the Netherlands, Portugal, Slovenia and Spain and will extend to include Cyprus and Malta from January 1, 2008. The Euro is managed and administered by the European Central Bank and the European System of Central Banks.

Ultra Australian Dollar Fund, UltraShort Australian Dollar Fund and Short Australian Dollar Fund: Shares in these funds are designed to reflect the daily change (or a multiple thereof) in the price of the Australian Dollar versus the U.S. Dollar. The Australian Dollar is the national currency of Australia and the currency of the accounts of the Reserve Bank of Australia, the Australian central bank. The official currency code for the Australian Dollar is “AUD.” The Australian Dollar is referred to in Australia as “dollar.” As with the U.S. dollar, 100 Australian cents are equal to one Australian Dollar. In Australia, unlike most other countries, cash transactions are rounded to the nearest five cents. The most commonly used symbol used to represent the Australian Dollar is “A$.”

Ultra British Pound Fund, UltraShort British Pound Fund and Short British Pound Fund: Shares in these funds are designed to reflect the daily change (or a multiple thereof) in the price of the British Pound versus the U.S. Dollar. The British Pound Sterling is the official currency of the United Kingdom and has been the currency of the accounts of the Bank of England since 1694. The British Pound Sterling is also referred to as the British Pound and its official currency code is “GBP” (Great Britain Pound). Within the United Kingdom, the British Pound Sterling is commonly referred to as simply the “pound” or “sterling.” The symbol for the British Pound Sterling is £. Although the United Kingdom is a member of the European Union and has the option of adopting the euro as its currency, it has chosen to maintain its own national currency. See “Risk Factor —If any one of the United Kingdom, Sweden or Switzerland adopts the euro as its currency, shareholders may be unable to sell their Shares in the corresponding Currency Fund.”

Ultra Canadian Dollar Fund, UltraShort Canadian Dollar Fund and Short Canadian Dollar Fund: Shares in these funds are designed to reflect the daily change (or a multiple thereof) in the price of the Canadian Dollar versus the U.S. Dollar. The Canadian Dollar is the national currency of Canada and the currency of the accounts of the Bank of Canada. The official currency code for the Canadian Dollar is “CAD.” As with the U.S. dollar, 100 Canadian cents are equal to one Canadian Dollar. The symbol most commonly used to represent the Canadian Dollar is “C$.”

Ultra Mexican Peso Fund, UltraShort Mexican Peso Fund and Short Mexican Peso Fund: Shares in these funds are designed to reflect the daily change (or a multiple thereof) in the price of the Mexican Peso versus the U.S. Dollar. The Mexican Peso is the national currency of Mexico and the currency of the accounts of the Bank of Mexico. Subsequent to the redenomination of the Mexican Peso in 1993, the official currency code for the Mexican Peso is “MXN.” One hundred “centavos” comprise one Mexican Peso. The plural of the Peso is Pesos. The most commonly used symbol used to represent the Mexican Peso is “MXN.”

Ultra Swedish Krona Fund, UltraShort Swedish Krona Fund and Short Swedish Krona Fund: Shares in these funds are designed to reflect the daily change (or a multiple thereof) in the price of the Swedish Krona versus the U.S. Dollar. The Swedish Krona is the national currency of Sweden and the currency of the accounts of the Swedish central bank, the Riksbank. The official currency code for the Swedish Krona is “SEK.” The Swedish Krona is referred to as the “Krona” and the plural is “Kronor.” One hundred “öre” comprise one Swedish Krona. Prices denominated in Kronor are typically followed by “SEK.” Although Sweden is a member of the European Union and has the option of adopting the euro as its currency, like the United Kingdom, it has chosen to maintain its own national currency. See “Risk Factor —If any one of the United Kingdom, Sweden or Switzerland adopts the euro as its currency, shareholders may be unable to sell their Shares in the corresponding Currency Fund.”

Ultra Swiss Franc Fund, UltraShort Swiss Franc Fund and Short Swiss Franc Fund: Shares in these funds are designed to reflect the daily change (or a multiple thereof) in the price of the Swiss Franc versus the U.S. Dollar. The Swiss Franc is the national currency of Switzerland and Liechtenstein and the currency of the accounts of the Swiss National Bank, the central bank of Switzerland. The official currency code for the Swiss Franc is “CHF.” Each Swiss Franc is equal to 100 Swiss centimes. Although Switzerland is not a member of the European Union, it has maintained a application for membership with the European Union. If Switzerland joins the European Union it will have option of adopting the euro as its currency. See “Risk Factor —If any one of the United Kingdom, Sweden or Switzerland adopts the euro as its currency, shareholders may be unable to sell their Shares in the corresponding Currency Fund.”

Ultra Japanese Yen Fund, UltraShort Japanese Yen Fund and Short Japanese Yen Fund: Shares in these funds are designed to reflect the daily change (or a multiple thereof) in the price of the Japanese Yen versus the U.S. Dollar. The Japanese Yen has been the official currency of Japan since 1871. The Bank of Japan has been operating as the central bank of Japan since 1882.

Principal Investment Strategies

Each Fund will pursue its investment objective by investing substantially all of its assets in a corresponding Master Fund. In seeking to achieve each Master Fund’s investment objective, the Managing Owner uses a mathematical approach to investing. Using this approach, the Managing Owner determines the type, quantity and mix of investment positions that the Managing Owner believes in combination should produce daily returns consistent with a Fund’s objective. It is currently contemplated that each Master Fund will invest principally in any one of or combinations of swap agreements, futures contracts, options on futures contracts or forward contracts with respect to the applicable Master Fund’s benchmark to the extent determined appropriate by the Managing Owner.

Swap Agreements

Swap agreements are two-party contracts entered into primarily by institutional investors for a specified period ranging from a day to more than a year. In a standard swap transaction, the parties agree to exchange the returns on a particular predetermined investment, instrument or index. The gross returns to be exchanged are calculated with respect to a notional amount and the benchmark returns to which the swap is linked. Swaps are usually entered into on a net basis, that is, the two payment streams are netted out in a cash settlement on the payment date or dates specified in the agreement with the parties receiving or paying, as the case may be, only the net amount of the two payments. In a typical swap agreement entered into by an Ultra Master Fund, the Ultra

Master Fund would be entitled to settlement payments in the event the benchmark increases and would be required to make payments to the swap counterparty in the event the benchmark decreases, with swap settlement payments in each case approximating 200% of the increases or decreases in the benchmark in respect of the notional amount on a daily basis. In a typical swap agreement entered into by an UltraShort Master Fund, the UltraShort Master Fund would be required to make payments to the swap counterparty in the event the benchmark increases and would be entitled to settlement payments in the event the benchmark decreases, with swap settlement payments in each case approximating 200% of the increases or decreases in the benchmark in respect of the notional amount on a daily basis. In a typical swap agreement entered into by a Short Master Fund, the Short Master Fund would be required to make payments to the swap counterparty in the event the benchmark increases and would be entitled to settlement payments in the event the benchmark decreases, with swap settlement payment in each case increasing or decreasing by as much as the decrease or increase, respectively, of the benchmark in respect of the notional amount on a daily basis.

Futures Contracts

A futures contract is a standardized contract traded on, or subject to the rules of, an exchange that calls for the future delivery of a specified quantity and type of a commodity at a specified time and place. Futures contracts are traded on a wide variety of commodities, including bonds, interest rates, agricultural products, stock indices, currencies, energy and metals. The size and length of futures contracts on a particular commodity are identical and are not subject to any negotiation, other than with respect to price and the number of contracts traded between the buyer and seller.

The contractual obligations of a buyer or seller may generally be satisfied by taking or making physical delivery of the underlying of commodity or by making an offsetting sale or purchase of an identical futures contract on the same or linked exchange before the designated date of delivery. The difference between the price at which the futures contract is purchased or sold and the price paid for the offsetting sale or purchase, after allowance for brokerage commissions, constitutes the profit or loss to the trader. Some futures contracts, such as stock index contracts, settle in cash (reflecting the difference between the contract purchase/sale price and the contract settlement price) rather than by delivery of the underlying commodity.

Forward Contracts

A forward contract is a contractual obligation to purchase or sell a specified quantity of a commodity at or before a specified date in the future at a specified price and, therefore, is economically similar to a futures contract. Unlike futures contracts, however, forward contracts are typically traded in the over-the-counter markets and are not standardized contracts. Forward contracts for a given commodity are generally available for various amounts and maturities and are subject to individual negotiation between the parties involved. Moreover, generally there is no direct means of offsetting or closing out a forward contract by taking an offsetting position as one would a futures contract on a U.S. exchange. If a trader desires to close out a forward contract position, he generally will establish an opposite position in the contract but will settle and recognize the profit or loss on both positions simultaneously on the delivery date. Thus, unlike in the futures contract market where a trader who has offset positions will recognize profit or loss immediately, in the forward market a trader with a position that has been offset at a profit will generally not receive such profit until the delivery date, and likewise a trader with a position that has been offset at a loss will generally not have to pay money until the delivery date. In recent years, however, the terms of forward contracts have become more standardized, and in some instances such contracts now provide a right of offset or cash settlement as an alternative to making or taking delivery of the underlying commodity or currency.

The forward markets are largely unregulated. Forward contracts are, in general, not cleared or guaranteed by a third party.

The forward markets provide what has typically been a highly liquid market for foreign exchange trading, and in certain cases the prices quoted for foreign exchange forward contracts may be more favorable than the prices for foreign exchange futures contracts traded on U.S. exchanges. The forward markets are largely unregulated. Forward contracts are, in general, not cleared or guaranteed by a third party. Commercial banks participating in trading foreign exchange forward contracts often do not require margin deposits, but rely upon internal credit limitations and their judgments regarding the creditworthiness of their counterparties. In recent years, however, many over-the-counter market participants in foreign exchange trading have begun to require that their counterparties post margin.

In addition to swap arrangements and forward and futures contracts, each Master Fund may establish long or short positions in other financial instruments linked to the performance of the applicable benchmark or such other investments as the Managing Owner believes will further the investment objective of the Fund.

There can be no assurance that any Fund or any Master Fund will achieve its investment objective or avoid substantial losses.

Advantages of investing in the Shares include:

•

Ease and Flexibility of Investment. It is currently expected that the Shares of each Fund will trade on the AMEX. Shares of the Commodity Funds will provide institutional and retail investors with indirect access to the futures markets for commodities comprising a Fund’s benchmark. Shares of the Currency Funds will provide institutional and retail investors with access to each of the foreign currency market to which the Currency Fund relates. The Shares may be bought and sold on the AMEX like other exchange-listed securities. Retail investors may purchase and sell Shares through traditional brokerage accounts.

•

Shares May Provide A More Cost Effective Alternative. Investing in the Shares of a Commodity Fund can be easier and less expensive for an investor than constructing and trading a comparable enhanced-multiple commodities futures portfolio. Additionally, Shares of a Commodity Fund are intended to constitute a simple and cost effective means of making an investment similar to a leveraged, bullish or bearish investment in a commodity corresponding to a Fund’s benchmark. Although the Shares of a Commodity Fund are not the exact equivalent of a leveraged, bullish or bearish investment in an underlying physical commodity, they provide investors with an alternative that allows an enhanced level of exposure to the market in a specific commodity through the securities market. Investing in the Shares of a Currency Fund represents a cost effective investment relative to traditional means of investing in the foreign exchange market. Since the Shares will be traded as securities, transaction costs will be substantially reduced as compared to what investors would have had to pay if they bought or sold currencies even if in smaller sizes to effectuate their transactions.

•

Margin. Shares will be eligible for margin accounts. As such, investors will be able to purchase and hold Shares with borrowed money to the extent permitted by law. Note that the investment objectives of the Ultra Funds and the UltraShort Funds, which intend to magnify the exposure to a Fund’s benchmark, will exacerbate the positive and negative effects of investing on margin. In addition, even though the Short Funds do not magnify exposure to a Fund’s benchmark, it is possible that investments in the Short Funds could still lose all of their value.

•

Diversification. The Shares may help to diversify a portfolio because historically the benchmarks underlying the Funds have tended to exhibit low to negative correlation with both equities and conventional bonds.

Investing in the Shares does not insulate Shareholders from certain risks, including price volatility.

The Shares of the Ultra Funds and the UltraShort Funds are intended to provide investment results that generally correspond, before fees and expenses, to 200% of the daily performance or the 200% of the inverse of daily performance, whether positive or negative, of their respective benchmark indices. The Shares of the Short Funds are intended to provide investment results that generally correspond, before fees and expenses, to the inverse of the daily performance, whether positive or negative, of their respective benchmark indices. See “Description of the Dow Jones - AIG Index and Sub-Indices” elsewhere in this prospectus for more information about the indices which the Commodity Funds use as their respective benchmarks.

The value of the Shares of each Fund is expected to fluctuate in relation to changes in the value of its corresponding Master Fund’s portfolio. The market price of the Shares of a Fund may not be identical to the net asset value per Share, but these two valuations are expected to be very close. See “Risk Factors—Net asset value may not always correspond to market price and, as a result, Creation Units may be created or redeemed at a value that differs from the market price of the Shares.”

There can be no assurance that each Fund or its corresponding Master Fund will achieve its investment objective or avoid substantial losses.

Role of Managing Owner

Under the Trust Agreements, Wilmington Trust Company, the Trustee of the Trust and the Master Trust has delegated to the Managing Owner the exclusive management and control of all aspects of the business of each Fund and its corresponding Master Fund. The Trustee will have no duty or liability to supervise or monitor the performance of the Managing Owner, nor will the Trustee have any liability for the acts or omissions of the Managing Owner.

The Managing Owner will serve as our commodity pool operator and commodity trading advisor.

Specifically, with respect to us, the Managing Owner:

•	selects the Trustee, administrator, custodian, distributor, marketing agent and auditor;

•	negotiates various agreements and fees; and

•	performs such other services as the Managing Owner believes that we may require from time to time.

Specifically, with respect to the Master Funds, the Managing Owner:

•	selects the Futures Commission Merchant, swap counterparties and futures and forward contracts counterparties; and

•

manages the Fund with a view to causing the performance of such Master Fund’s portfolio to (i) in the case of an Ultra Fund or an UltraShort Fund, track, as applicable, before fees and expenses, a +200% or –200% multiple of the corresponding benchmark on a daily basis or (ii) in the case of a Short Fund, track an exact inverse of the daily performance of the corresponding benchmark.

The Managing Owner is registered as a commodity pool operator and commodity trading advisor with the Commodity Futures Trading Commission and is a member of the National Futures Association.

The Shares are not deposits or other obligations of the Managing Owner, the Trustee or any of their respective subsidiaries or affiliates or any other bank, are not guaranteed by the Managing Owner, the Trustee or any of their respective subsidiaries or affiliates or any other bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency. An investment in the Shares of any Fund offered hereby is speculative and involves a high degree of risk.

The principal office of the Managing Owner is located at 7501 Wisconsin Avenue, Suite 1000, Bethesda, Maryland 20814. The telephone number of the Managing Owner is (240) 497-6400.

DESCRIPTION OF THE DOW JONES - AIG INDEX AND SUB-INDICES

The Dow Jones - AIG Index

The Dow Jones - AIG Commodity IndexSM (Dow Jones—AIG) is designed to be a highly liquid and diversified benchmark for the commodity futures market. The Dow Jones - AIG is composed of futures contracts on 19 physical commodities. Unlike equities, which entitle the holder to a continuing stake in a corporation, commodity futures contracts specify a delivery date for the underlying physical commodity. In order to avoid delivery and maintain a long futures position, nearby contracts must be sold and contracts that have not yet reached the delivery period must be purchased. This process is known as “rolling” a futures position. The Dow Jones - AIG is a “rolling index.”

The Dow Jones - AIG is comprised of commodities in 7 different sectors including, energy, livestock, grains, industrial metals, precious metals, softs and vegetable oil. These seven sectors the track futures contracts prices of 19 specific commodities such as natural gas, crude oil, gasoline, heating oil, live cattle, lean hogs, wheat, corn, soybeans, soybean oil, aluminum, copper, zinc, nickel, gold, silver, sugar, cotton and coffee. The Dow Jones -AIG is designed to minimize concentration in any one commodity or sector. No single commodity may constitute less than 2% or more than 15% of the index. No related group of commodities (e.g., energy, precious metals, livestock and grains) may constitute more than 33% of the index as of the annual reweightings of the components.

To determine its component weightings, the Dow Jones - AIG relies primarily on liquidity data, or the relative amount of trading activity of a particular commodity. Liquidity is an important indicator of the value placed on a commodity by financial and physical market participants. The index also relies to a lesser extent on dollar-adjusted production data. The index thus relies on data that is endogenous to the futures markets (liquidity) and exogenous to the futures markets (production) in determining relative weightings. All data used in both the liquidity and production calculations is averaged over a five-year period.

In consultation with the DJ - AIG Commodity Index Advisory Committee, the DJ - AIG Commodity Index Supervisory Committee meets annually to determine the composition of the index in accordance with the rules established in the DJ-AIGCI Handbook. The Supervisory Committee consists of employees of AIG-FP and Dow Jones. DJ - AIG Commodity Index Advisory Committee members are drawn from the academic, financial and legal communities.

The Dow Jones - AIG is composed of commodities traded on U.S. exchanges, with the exception of aluminum, nickel and zinc, which trade on the London Metal Exchange (LME). Trading hours for the U.S. commodity exchanges are between 8:00 am and 3:00 pm ET. The Dow Jones - AIG ER contract trades exclusively on the CBOT’s electronic trading platform. The new Dow Jones - AIG ER futures contract will trade exclusively on the Exchange’s premier electronic trading platform, e-cbot®, from 8:15 a.m. – 1:30 p.m. CT, Monday through Friday. A daily settlement price for the index is published at approximately 5:00 pm ET.

The Dow Jones - AIG is designed to provide:

•	Weightings that reflect economic significance

•	Diversification

•	Low volatility

•	Annual reweighting and rebalancing

•	Liquidity

“Dow Jones®”, “AIG®”, “Dow-Jones-AIG Commodity IndexSM”, “DJ-AIGCISM” and “Dow Jones-AIG Commodity Index Excess ReturnSM”, or the Index Sponsor, are service marks of Dow Jones & Company, Inc. and American International Group, Inc.

The Index Sponsor does not:

•	Endorse, sell or promote any of the Funds.

•	Recommend that any person invest in the Funds or any other securities.

•	Have any responsibility or liability for or make any decisions about timing, amount or pricing of shares of the Funds.

•	Have any responsibility or liability for the administration, management or marketing of the Funds.

•	Consider the needs of the Funds or the owners of the shares of the Funds in determining, composing or calculating the Dow Jones U.S. Indexes or have any obligation to do so.

The Index Sponsor will not have any liability in connection with the Funds. Specifically, the Index Sponsor does not make any warranty, express or implied, and the Index Sponsor disclaims any warranty about:

•

The results to be obtained by the Funds, the owner of shares of the Funds or any other person in connection with the use of the Dow-Jones-AIG Commodity Indexes and the data included in the Dow-Jones-AIG Commodity Indexes;

•	The accuracy or completeness of the Dow-Jones-AIG Commodity Indexes and their data; or

•	The merchantability and the fitness for a particular purpose or use of the Dow-Jones-AIG Commodity Indexes and their data.

The Index Sponsor will have no liability for any errors, omission or interruptions in the Dow-Jones-AIG Commodity Indexes or their data.

Under no circumstances will the Index Sponsor be liable for any lost profits or indirect, punitive, special or consequential damages or losses, even if the Index Sponsor knows that they might occur.

The licensing agreement between the Fund and the Index Sponsor will be solely for their benefit and not for the benefit of the investors in the Funds or any other third parties.

Dow Jones - AIG Commodity Index Excess Return

The Dow Jones - AIG Commodity Index Excess Return, as currently comprised, reflects the return of the underlying commodity prices movement only, whether positive or negative.

Although the Dow Jones - AIG Commodity Index Excess Return is intended to be a “tradable” index, and futures contracts trade against that index, the Managing Owner does not currently know of liquid, tradable futures contracts on the Dow Jones - AIG Commodity Index Excess Return. If such contracts became available, the Managing Owner could choose to invest all or a portion of any of the applicable Funds’ assets in positions in such contracts.

Dow Jones - AIG Precious Metals Sub-Index Excess Return

The Dow Jones-AIG Precious Metals Sub-Index consists of the following two commodity futures: gold and silver.

Dow Jones - AIG Industrial Metals Sub-Index Excess Return

The Dow Jones-AIG Industrial Metals Sub-Index consists of the following four commodity futures: aluminum, copper, nickel and zinc.

Dow Jones - AIG Agriculture Sub-Index Excess Return

The Dow Jones-AIG Agriculture Sub-Index consists of the following seven commodity futures: coffee, corn, cotton, soybeans, soybean oil, sugar and wheat.

DESCRIPTION OF THE COMMODITIES BENCHMARKS

For a detailed description of the various transactions and agreements that the Specific Commodities Master Funds may enter, see Section “Investment Objectives—Principal Investment Strategies” in this Prospectus.

Gold

The Ultra Gold Master Fund, the UltraShort Gold Master Fund and the Short Gold Master Fund may purchase gold futures contracts, forward contracts or enter into swap agreements based on the price of gold. The benchmark price of gold will be the U.S. dollar price of gold bullion as measured by the London afternoon fixing price per troy ounce of unallocated gold bullion for delivery in London through a member of the London Bullion Market Association (“LBMA”) authorized to effect such delivery.

Silver

The Ultra Silver Master Fund, the UltraShort Silver Master Fund and the Short Silver Master Fund may purchase silver futures contracts, forward contracts or enter into swap agreements based on the price of silver. The benchmark price of silver will be the U.S. dollar price of silver bullion as measured by the London afternoon fixing price per troy ounce of unallocated silver bullion for delivery in London through a member of the LBMA authorized to effect such delivery.

Crude Oil

The Ultra Crude Oil Master Fund, UltraShort Crude Oil Master Fund and the Short Crude Oil Master Fund may purchase oil futures contracts, forward contracts or enter into swap agreements based on the nearby futures price of crude oil. The benchmark price of crude oil will be as measured by the nearby futures contract prices traded on the NYMEX.

Natural Gas

The Natural Gas Master Fund, UltraShort Natural Gas Master Fund and the Short Natural Gas Master Fund may purchase Natural Gas contracts, forward contracts or enter into swap agreements based on the nearby futures price of natural gas. The benchmark price of natural gas will be as measured by the nearby futures contract prices traded on the NYMEX.

DESCRIPTION OF THE CURRENCIES BENCHMARKS

For a detailed description of the various transactions and agreements that the Currency Master Funds may enter, see Section “Investment Objectives—Principal Investment Strategies” in this Prospectus.

Euro and U.S. Dollar

In 1998, the European Central Bank in Frankfurt was organized by Austria, Belgium, Finland, France, Germany, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain in order to establish a common currency—the euro. In 2001, Greece joined as the twelfth country adopting the euro as its national currency. Unlike the U.S. Federal Reserve System, the Bank of Japan and other comparable central banks, the European Central Bank is a central authority that conducts monetary policy for an economic area consisting of many otherwise largely autonomous states.

At its inception on January 1, 1999, the euro was launched as an electronic currency used by banks, foreign exchange dealers and stock markets. In 2002, the euro became cash currency for approximately 300 million citizens of 12 European countries. On May 1, 2004, ten additional countries joined the European Union and, subject to meeting rigorous criteria established by the European Central Bank, are expected to adopt the euro as their national currency some time before 2010. These countries are Cyprus (South), the Czech Republic, Estonia, Hungary, Latvia, Lithuania, Malta, Poland, Slovakia and Slovenia.

According to the Bank for International Settlements Triennial Central Bank Survey of Foreign Exchange and Derivatives Market Activity in April 2007 – Preliminary global results, or the BIS Survey, average daily turnover of the USD in the foreign exchange market accounts for approximately 86% of global foreign exchange transactions, which makes it the most-traded currency in the world. The average daily turnover of the euro in the foreign exchange market accounts for approximately 37% of global foreign exchange transactions, which makes it the second-most-traded currency in the world. The USD/euro pair has an average daily turnover of approximately $840 billion, which makes it the most-traded currency pair, accounting for approximately 27% of the global foreign exchange transactions.

Although the European countries that have adopted the euro are members of the European Union, the United Kingdom, Denmark and Sweden are European Union members that have not adopted the euro as their national currency.

Within the past five years, the Noon Buying Rate for the euro as reported by the Federal Reserve Bank of New York reached a record low of $             and a record high of $            . As of                 , 2007, the Noon Buying Rate for the euro was $            .

Australian Dollar and U.S. Dollar

The Australian Dollar is the national currency of Australia and the currency of the accounts of the Reserve Bank of Australia, the Australian central bank. The official currency code for the Australian Dollar is “AUD.” The Australian Dollar is referred to in Australia as “dollar.” As with U.S. currency, 100 Australian cents are equal to one Australian Dollar. In Australia, unlike most other countries, cash transactions are rounded to the nearest five cents. The most commonly used symbol used to represent the Australian Dollar is “A$.”

According to the BIS Survey, average daily turnover of the USD in the foreign exchange market accounts for approximately 86% of global foreign exchange transactions, which makes it the most-traded currency in the world. The average daily turnover of the Australian Dollar in the foreign exchange market accounts for approximately 7% of global foreign exchange transactions, which makes it the sixth-most-traded currency in the world. The USD/Australian Dollar pair has an average daily turnover of approximately $175 billion, which makes it the fourth-most-traded currency pair, accounting for approximately 6% of the global foreign exchange transactions.

Within the past five years, the Noon Buying Rate for the Australian Dollar as reported by the Federal Reserve Bank of New York reached a record low of $             and a record high of $            . As of                     , 2007, the Noon Buying Rate for the Australian Dollar was $            .

British Pound and U.S. Dollar

The British Pound Sterling is the official currency of the United Kingdom and has been the currency of the accounts of the Bank of England since 1694. The British Pound Sterling is also referred to as the British Pound and its official currency code is “GBP” (Great Britain Pound). Within the United Kingdom, the British Pound Sterling is commonly referred to as simply the “pound” or “sterling.” The symbol for the British Pound Sterling is £.

According to the BIS Survey, average daily turnover of the USD in the foreign exchange market accounts for approximately 86% of global foreign exchange transactions, which makes it the most-traded currency in the world. The average daily turnover of the British Pound Sterling in the foreign exchange market accounts for approximately 15% of global foreign exchange transactions, which makes it the fourth-most-traded currency in the world. The USD/British Pound Sterling pair has an average daily turnover of approximately $361 billion, which makes it the third-most-traded currency pair, accounting for approximately 12% of the global foreign exchange transactions.

The currency laws of the United Kingdom are substantially more complex than those of the United States. As described in the fact sheet published by the Bank of England in March 2003 (the “Fact Sheet”) and on the Bank of England’s website, in England and Wales, British Pound Sterling- denominated banknotes issued by the Bank of England are legal tender and, by law, must be accepted for payment of a debt. One and two pound British Pound Sterling coins are legal tender in Scotland and Northern Ireland. Bank of England notes are not technically legal tender in Scotland and Northern Ireland, although they are commonly used in commerce. There are also note-issuing banks in Scotland and Northern Ireland but such notes are required by law to be backed pound-for-pound by Bank of England notes.

Although the United Kingdom is a member of the European Union and has the option of adopting the euro as its currency, it has chosen to maintain its own national currency. See “Risk Factor — If any one of the United Kingdom, Sweden or Switzerland adopts the euro as its currency, shareholders may be unable to sell their Shares in the corresponding Currency Fund and may lose money on their investment.”

Within the past five years, the Noon Buying Rate for the British Pound Sterling as reported by the Federal Reserve Bank of New York reached a record low of $             and a record high of $            . As of                         , 2007, the Noon Buying Rate for the British Pound Sterling was $            .

Canadian Dollar and U.S. Dollar

The Canadian Dollar is the national currency of Canada and the currency of the accounts of the Bank of Canada, the Canadian central bank. The official currency code for the Canadian Dollar is “CAD.” As with U.S. currency, 100 Canadian cents are equal to one Canadian Dollar.

According to the BIS Survey, average daily turnover of the USD in the foreign exchange market accounts for approximately 86% of global foreign exchange transactions, which makes it the most-traded currency in the world. The average daily turnover of the Canadian Dollar in the foreign exchange market accounts for approximately 4% of global foreign exchange transactions, which makes it the seventh-most-traded currency in the world. The USD/Canadian Dollar pair has an average daily turnover of approximately $115 billion, which makes it the sixth-most-traded currency pair, accounting for approximately 4% of the global foreign exchange transactions.

Within the past five years, the closing price for the Canadian Dollar as reported by the Federal Reserve Bank of New York reached a record low of $             Canadian Dollars per USD and a record high of $             Canadian Dollars per USD. As of                     , 2007, the closing price for the Canadian Dollar was $            .

Mexican Peso and U.S. Dollar

The Mexican Peso is the national currency of Mexico and the currency of the accounts of the Bank of Mexico. Subsequent to the redenomination of the Mexican Peso in 1993, the official currency code for the Mexican Peso is “MXN.” One hundred “centavos” comprise one Mexican Peso. The plural of the Peso is Pesos. The most commonly used symbol used to represent the Mexican Peso is “$.”

According to the BIS Survey, average daily turnover of the USD in the foreign exchange market accounts for approximately 86% of global foreign exchange transactions, which makes it the most-traded currency in the world. The average daily turnover of the Mexican Peso in the foreign exchange market accounts for approximately 1% of global foreign exchange transactions, which makes it the twelfth-most-traded currency in the world.

Within the past five years, the Noon Buying Rate for the Mexican Peso as reported by the Federal Reserve Bank of New York reached a record low of $             Mexican Pesos per USD and a record high of $             Mexican Pesos per USD. As of                     , 2007, the Noon Buying Rate for the Mexican Peso was $10.8368.

Swedish Krona and U.S. Dollar

The Swedish Krona is the national currency of Sweden and the currency of the accounts of the Swedish central bank, the Riksbank. The official currency code for the Swedish Krona is “SEK.” The Swedish Krona is referred to as the “Krona” and the plural is “Kronor.” One hundred “öre” comprise one Swedish Krona. Prices denominated in Kronor are typically followed by “SEK.”

According to the BIS Survey, average daily turnover of the USD in the foreign exchange market accounts for approximately 86% of global foreign exchange transactions, which makes it the most-traded currency in the world. The average daily turnover of the Swedish Krona in the foreign exchange market accounts for approximately 3% of global foreign exchange transactions, which makes it the eighth-most-traded currency in the world. The USD/ Swedish Krona pair has an average daily turnover of approximately $56 billion, which makes it the seventh-most-traded currency in the world, accounting for approximately 2% the global foreign exchange transactions.

Although Sweden is a member of the European Union and has the option of adopting the euro as its currency, like the United Kingdom, it has chosen to maintain its own national currency. See “Risk Factor — If any one of the United Kingdom, Sweden or Switzerland adopts the euro as its currency, shareholders may be unable to sell their Shares in the corresponding Currency Fund and may lose money on their investment.”

Within the past five years, the Noon Buying Rate for the Swedish Krona as reported by the Federal Reserve Bank of New York reached a record low of $             Swedish Kronor per USD and a record high of $             Swedish Kronor per USD. As of                 , 2007, the Noon Buying Rate for the Swedish Krona was $            .

Swiss Franc and U.S. Dollar

The Swiss Franc is the national currency of Switzerland and Liechtenstein and the currency of the accounts of the Swiss National Bank, the central bank of Switzerland. The official currency code for the Swiss Franc is “CHF.” Each Swiss Franc is equal to 100 Swiss centimes.

According to the BIS Survey, average daily turnover of the USD in the foreign exchange market accounts for approximately 86% of global foreign exchange transactions, which makes it the most-traded currency in the world. The average daily turnover of the Swiss Franc in the foreign exchange market accounts for approximately 7% of global foreign exchange transactions, which makes it the fifth-most-traded currency in the world. The USD/Swiss Franc pair has an average daily turnover of approximately $143 billion, which makes it the fifth-most-traded currency pair, accounting for approximately 5% the global foreign exchange transactions.

The issue of joining the European Union is a subject of much debate in Switzerland. In a March 2001 referendum in Switzerland, more than 70% of the voters rejected steps toward European Union membership. If Switzerland joins the European Union, it will have the option of adopting the Euro as its official currency. See “Risk Factor — If any one of the United Kingdom, Sweden or Switzerland adopts the euro as its currency, shareholders may be unable to sell their Shares in the corresponding Currency Fund and may lose money on their investment.”

Within the past five years, the Noon Buying Rate for the Swiss Franc as reported by the Federal Reserve Bank of New York reached a record low of $             Swiss Francs per USD and a record high of $             Swiss Francs per USD. As of                     , 2007, the Noon Buying Rate for the Swiss Franc was $            .

Japanese Yen and U.S. Dollar

The Japanese Yen has been the official currency of Japan since 1871. The Bank of Japan has been operating as the central bank of Japan since 1882.

In 2007 the average daily turnover in the foreign exchange market was approximately $3.2 trillion. The USD was on one side of 86% of all currency transactions, followed by the euro (37%) and the Japanese Yen (16.5%). The average daily turnover of the Japanese Yen in the foreign exchange market accounts for approximately 16.5% of global foreign exchange transactions, which makes it the third-most-traded currency in the world. The USD/Japanese Yen pair has an average daily turnover of approximately $397 billion, which makes it the second most traded currency pair, accounting for approximately 13% of global foreign exchange transactions.

Within the past five years, the Noon Buying Rate for the Japanese Yen as reported by the Federal Reserve Bank of New York reached a record low of $             Japanese Yen per USD and a record high of $             Japanese Yen per USD. As of                     , 2007, the Noon Buying Rate for the Japanese Yen was $            .

A portion of the above information was obtained from the BIS Survey information which comes from the Bank for International Settlements (“BIS”), and maintains a website at http://www.bis.org.

MANAGEMENT’S DISCUSSION AND

ANALYSIS OF FINANCIAL CONDITION AND

RESULTS OF OPERATIONS

We are newly formed Funds and Master Funds and have no operating history.

Critical Accounting Policies

Preparation of the financial statements and related disclosures in compliance with accounting principles generally accepted in the United States of America requires the application of appropriate accounting rules and guidance, as well as the use of estimates. Our application of these policies involves judgments and actual results may differ from the estimates used. Each Master Fund expects to hold a significant portion of its assets in swap agreements, futures contracts, forward contracts and interest-bearing investments such as United States Treasury securities or other interest-bearing securities approved by the CFTC for investment of customer funds, each of which will be held at fair value.

Liquidity and Capital Resources

As of the date of this Prospectus, the Master Funds have not begun trading activities. Once the Master Funds begin trading activities, it is anticipated that substantially all of the total net assets of each Master Fund will be allocated to swap agreements, futures and forward contracts trading. A significant portion of the net asset value of each Master Fund is likely to be held in U.S. Treasury bills and other short-term fixed income securities. A portion of these investments will be posted as collateral in connection with swap agreements and/or used as margin for each Master Fund’s trading in futures and forward contracts. The percentage that U.S. Treasury bills and other short-term fixed income securities will bear to the total net assets of each Master Fund will vary from period to period as the market values of the underlying swaps, futures contracts and forward contracts change.

Each Master Fund’s underlying swaps, futures and forward contracts, as the case may be, will be subject to periods of illiquidity because of market conditions, regulatory considerations and other reasons. For example, swaps and forward contracts are not traded on an exchange, do not have uniform terms and conditions, and in general are not transferable without the consent of the counterparty. In the case of futures contracts, commodity exchanges may limit fluctuations in certain futures contract prices during a single day by regulations referred to as “daily limits.” During a single day, no trades may be executed at prices beyond the daily limit. Once the price of a futures contract has increased or decreased by an amount equal to the daily limit, such positions can neither be taken nor liquidated unless the traders are willing to effect trades at or within the limit. Futures contract prices have occasionally moved the daily limit for several consecutive days with little or no trading. Such market conditions could prevent a Master Fund from promptly liquidating its futures positions.

Entry into swap agreements or forward contracts will further impact liquidity because these contractual agreements are executed “off-exchange” between private parties and therefore, the time required to offset or “unwind” these positions may be greater than that for regulated instruments. This potential delay could be exacerbated to the extent a counterparty is not a United States person.

Because each Master Fund will enter into swaps and trade futures and forward contracts, its capital will be at risk due to changes in the value of these contracts (market risk) or the inability of counterparties to perform under the terms of the contracts (credit risk).

Market Risk

Trading in futures contracts will involve each Master Fund entering into contractual commitments to purchase or sell futures contracts on a commodity underlying a Fund’s benchmark at a specified date and price. Should a Master Fund enter into a contractual commitment to sell a physical commodity, it would be required to make delivery of that commodity at the contract price and then repurchase the contract at prevailing market prices or settle in cash. Since the repurchase price to which the value of a commodity can rise is unlimited, entering into commitments to sell commodities would expose a Master Fund to theoretically unlimited risk.

Each Master Fund’s exposure to market risk will be influenced by a number of factors including the liquidity of the markets in which the contracts are traded and the relationships among the contracts held. The inherent uncertainty of each Master Fund’s trading as well as the development of drastic market occurrences could ultimately lead to a loss of all or substantially all of investors’ capital.

Credit Risk

When a Master Fund enters into swap agreements, futures or forward contracts, the Master Fund will be exposed to credit risk that the counterparty to the contract will not meet its obligations. The counterparty for futures contracts traded on United States and on most foreign futures exchanges is the clearing house associated with the particular exchange. In general, clearing houses are backed by their corporate members who may be required to share in the financial burden resulting from the nonperformance by one of their members and, as such, should significantly reduce this credit risk. In cases where the clearing house is not backed by the clearing members (i.e., some foreign exchanges, which may become applicable in the future), it may be backed by a consortium of banks or other financial institutions. It is expected that swap agreements will be contracted for directly with counterparties. There can be no assurance that any counterparty, clearing member or clearing house will meet its obligations to a Master Fund.

Swap agreements and forward contracts do not involve the delivery of securities or other underlying assets. Accordingly, the risk of loss with respect to swap agreements and forward contracts is limited to the net amount of payments that a Master Fund is contractually obligated to make. If the counterparty to a swap agreement or forward contract defaults, the Master Fund’s risk of loss consists of the net amount of payments that the Master Fund is contractually entitled to receive, if any.

The Managing Owner will attempt to minimize these market and credit risks by requiring each Master Fund to abide by various trading limitations and policies, which will include limiting margin accounts, trading only in liquid markets and permitting the use of stop-loss provisions. The Managing Owner will implement procedures which will include, but will not be limited to:

•	executing and clearing trades with creditworthy counterparties;

•

accruing on a daily basis the net amount of the excess, if any, of the Master Fund’s obligations over its entitlements with respect to each swap agreement and forward contract and maintaining in a segregated account by the Custodian an amount of cash or liquid assets having an aggregate net asset value at least equal to such accrued excess;

•	limiting the amount of margin or premium; and

•	generally limiting transactions in futures contracts to contracts which will be traded in sufficient volume to permit the taking and liquidating of positions.

The Futures Commission Merchant for each Master Fund, in accepting orders for the purchase or sale of domestic futures contracts, will be required by CFTC regulations to separately account for and segregate as belonging to the Master Fund, all assets of the Master Fund relating to domestic futures trading, and the Futures Commission Merchant will not be allowed to commingle such assets with other assets of the Futures Commission Merchant. In addition, CFTC regulations will also require the Futures Commission Merchant to hold in a secure account assets of each Master Fund related to foreign futures trading.

OFF-BALANCE SHEET ARRANGEMENTS AND CONTRACTUAL OBLIGATIONS

As of the date of this Prospectus, the Funds and the Master Funds have not utilized, nor do they expect to utilize in the future, special purpose entities to facilitate off-balance sheet financing arrangements and have no loan guarantee arrangements or off-balance sheet arrangements of any kind other than agreements entered into in the normal course of business, which may include indemnification provisions related to certain risks service providers undertake in performing services which are in the best interests of the Funds and the Master Funds. While each Fund’s and each Master Fund’s exposure under such indemnification provisions cannot be estimated, these general business indemnifications are not expected to have a material impact on either a Fund’s or a Master Fund’s financial position.

Each Master Fund’s contractual obligations are with the Managing Owner and, for the Commodities Index Master Funds, the Dow Jones—AIG. Management Fee payments made to the Managing Owner are calculated as a fixed percentage of each Master Fund’s Net Asset Value. Licensing fee payments to Dow Jones—AIG are also a fixed percentage of net assets. As such, the Managing Owner cannot anticipate the amount of payments that will be required under these arrangements for future periods as net asset values are not known until a future date. The management agreement is effective for a one-year term, renewable automatically for additional one-year terms unless terminated. Additionally, the management agreement may be terminated by either party for various reasons. The Dow Jones—AIG licensing agreement is effective for a period of          years, renewable automatically for additional one year terms unless terminated. Additionally, the Dow Jones—AIG licensing agreement may be terminated by either party for various reasons.

USE OF PROCEEDS

Substantially all of the proceeds of the offering of the Shares of each Fund will be used by each Fund, through its corresponding Master Fund, to enter into swap agreements, futures and forward contracts relating to that Fund’s benchmark with a view to tracking, before fees and expenses, the Master Fund’s intended investment objective. Each Master Fund’s portfolio also will hold United States Treasury securities or other short-term fixed income securities. A portion of these investments will be posted as collateral for swap agreements or forward contracts or deposited with futures commission merchants as margin in connection with any futures transactions.

To the extent that a Master Fund trades in futures contracts on United States exchanges, the assets deposited by such Master Fund with its Futures Commission Merchant (or another eligible financial institution, as applicable) as margin must be segregated pursuant to the regulations of the CFTC. Such segregated funds may be invested only in a limited range of instruments—principally U.S. government obligations to margin futures and forward contract positions.

To the extent, if any, that a Master Fund enters into trades in futures on markets other than regulated United States futures exchanges, funds deposited to margin positions held on such exchanges are invested in bank deposits or in instruments of a credit standing generally comparable to those authorized by the CFTC for investment of “customer segregated funds,” although applicable CFTC rules prohibit funds employed in trading on foreign exchanges from being deposited in “customer segregated fund accounts.”

The Managing Owner, a registered commodity pool operator and commodity trading advisor, will be responsible for the cash management activities of each Master Fund, including investing in United States Treasury and other short-term fixed income securities.

Each Master Fund receives 100% of the interest income earned on its fixed income assets.

CHARGES

Breakeven Amounts

The projected twelve month breakeven analysis for each of the Commodities Index funds’, the Commodities Funds’ and Currency Funds’ shares is set forth in the appendix to this prospectus.

Organization and Offering Stage

Organization and Offering Expenses

The Managing Owner will pay expenses incurred in connection with organizing each Fund and its corresponding Master Fund. The Managing Owner will also pay expenses incurred in connection with the continuous offering of Shares of each Fund after the commencement of its corresponding Master Fund’s trading operations.

Organization and offering expenses mean those expenses incurred in connection with our formation, the qualification and registration of the Shares of each Fund and in offering, distributing and processing the Shares of each Fund under applicable federal law, and any other expenses actually incurred and, directly or indirectly, related to the organization of each offering of the Shares of such Fund, including, but not limited to, expenses such as:

•	initial and ongoing registration fees, filing fees and taxes;

•	costs of preparing, printing (including typesetting), amending, supplementing, mailing and distributing the Registration Statement, the exhibits thereto and the Prospectus;

•	the costs of qualifying, printing, (including typesetting), amending, supplementing, mailing and distributing sales materials used in connection with the offering and issuance of the Shares;

•	travel, telegraph, telephone and other expenses in connection with the offering and issuance of the Shares;

•	accounting, auditing and legal fees (including disbursements related thereto) incurred in connection therewith; and

•	any extraordinary expenses (including, but not limited to, legal claims and liabilities and litigation costs and any permitted indemnification associated therewith) related thereto.

The Managing Owner will not allocate to the Funds or the Master Funds the indirect expenses of the Managing Owner.

The Managing Owner currently estimates that the aggregate amount of the organization and offering expenses will be approximately $        .

Operational Stage

Management Fee

Each Master Fund will pay the Managing Owner a Management Fee, monthly in arrears, in an amount equal to     % per annum of the net asset value of such Master Fund. No separate management fee will be paid by its corresponding Fund. The Management Fee will be paid in consideration of the Managing Owner’s trading advisory services.

Licensing Fee

Each Commodities Index Master Fund will pay Dow Jones—AIG index a licensing fee of $         per annum for each Dow Jones—AIG sub-index used as a benchmark for a Fund and Master Fund.

Transaction Costs

Each Master Fund will bear transaction costs related to swap agreements, forward contracts and futures contracts, as the case may be, as well as brokerage and other related costs related to futures transactions. The Managing Owner does not expect these costs and fees to exceed     % of net asset value of a Master Fund in any year, although the actual amount of such fees and costs in any year or any part of any year may be greater.

Routine Operational, Administrative and Other Ordinary Expenses

The Managing Owner will pay all of the routine operational, administrative and other ordinary expenses of each Fund and its corresponding Master Fund generally, as determined by the Managing Owner including, but not limited to, computer services, the fees and expenses of the Trustee, legal and accounting fees and expenses, tax preparation expenses, filing fees, and printing, mailing and duplication costs. The Managing Owner expects that all of the routine operational, administrative and other ordinary expenses of each Fund and its corresponding Master Fund will be approximately     % per annum of each Fund’s net asset value.

Extraordinary Fees and Expenses

Each Master Fund will pay all extraordinary fees and expenses, if any, of itself and its corresponding Fund, as determined by the Managing Owner. Extraordinary fees and expenses (as defined in the Trust Agreement) are fees and expenses which are non-recurring and unusual in nature, such as legal claims and liabilities and litigation costs or indemnification or other unanticipated expenses. Extraordinary fees and expenses will also include material expenses which are not currently anticipated obligations of the Funds or Master Funds or of managed futures funds in general. Routine operational, administrative and other ordinary expenses will not be deemed extraordinary expenses.

Selling Commission

Retail investors may purchase and sell Shares through traditional brokerage accounts. Investors are expected to be charged a customary commission by their brokers in connection with purchases of Shares that will vary from investor to investor. Investors are encouraged to review the terms of their brokerage accounts for applicable charges. Also, the excess, if any, of the price at which an Authorized Participant sells a Share over the price paid by such Authorized Participant in connection with the creation of such Share in a Creation Unit may be deemed to be underwriting compensation.

The Management Fee, licensing fee and the transaction costs of each Master Fund and its corresponding Fund will be paid first out of interest income. It is expected that such interest income will be sufficient to cover a significant portion of the fees and expenses of each Master Fund and its corresponding Fund.

To the extent interest income is not sufficient to cover the fees and expenses of a Master Fund and its corresponding Fund during any period, the excess of such fees and expenses over such interest income will be paid out of gains from investments, if any, or from sales of the Master Fund’s fixed income securities.

WHO MAY SUBSCRIBE

Only Authorized Participants may create or redeem Creation Units. Each Authorized Participant must (1) be a registered broker-dealer or other securities market participant such as a bank or other financial institution which is not required to register as a broker-dealer to engage in securities transactions, (2) be a participant in DTC, and (3) have entered into an agreement with the Funds and the Managing Owner (a Participant Agreement).

CREATION AND REDEMPTION OF SHARES

Each Fund will create and redeem Shares from time to time, but only in one or more Creation Units. A Creation Unit is a block of 15,000 Shares. Except when aggregated in Creation Units, the Shares are not redeemable securities. Authorized Participants pay a transaction fee of $         in connection with each order to create or redeem a Creation Unit of Shares. Authorized Participants may sell the Shares included in the Creation Units they purchase from the Funds to other investors.

Each Master Fund will create and redeem Master Fund Units from time-to-time, but only in one or more Master Creation Units. A Master Creation Unit is a block of 15,000 Master Fund Units. Master Creation Units may be created or redeemed only by the Fund corresponding to such Master Fund. Each Master Fund will be wholly-owned by its corresponding Fund and the Managing Owner. Each Share issued by a Fund will correlate with a Master Fund Unit issued by its corresponding Master Fund and held by the Fund.

The Participant Agreement sets forth the procedures for the creation and redemption of Creation Units and for the payment of cash required for such creations and redemptions. The Managing Owner may delegate its duties and obligations under the Participant Agreement to SEI Investments or the Administrator without consent from any shareholder or Authorized Participant. The Participant Agreement and the related procedures attached thereto may be amended by the Managing Owner without the consent of any shareholder or Authorized Participant. An Authorized Participant is required to pay a transaction fee of $         per order in order to compensate J.P. Morgan Investor Services Co. for services in processing the creation and redemption of Creation Units. Authorized Participants who purchase Creation Units from a Fund receive no fees, commissions or other form of compensation or inducement of any kind from either the Managing Owner or the Fund, and no such person has any obligation or responsibility to the Managing Owner or the Fund to effect any sale or resale of Shares.

Authorized Participants are cautioned that some of their activities will result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the Securities Act of 1933 (the Securities Act), as described in “Plan of Distribution.”

Each Authorized Participant must be registered as a broker dealer under the Securities Exchange Act of 1934 (the Exchange Act) and regulated by FINRA, or will be exempt from being, or otherwise will not be required to be, so regulated or registered, and will be qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. Certain Authorized Participants may be regulated under federal and state banking laws and regulations. Each Authorized Participant will have its own set of rules and procedures, internal controls and information barriers as it determines is appropriate in light of its own regulatory regime.

Authorized Participants may act for their own accounts or as agents for broker dealers, custodians and other securities market participants that wish to create or redeem Creation Units.

Persons interested in purchasing Creation Units should contact the Managing Owner or the Administrator to obtain the contact information for the Authorized Participants. Shareholders who are not Authorized Participants will only be able to redeem their Shares through an Authorized Participant.

Under the Participant Agreements, the Managing Owner will agree to indemnify the Authorized Participants against certain liabilities, including liabilities under the Securities Act, and to contribute to the payments the Authorized Participants may be required to make in respect of those liabilities.

The following description of the procedures for the creation and redemption of Creation Units is only a summary and an investor should refer to the relevant provisions of the Trust Agreements and the form of Participant Agreement for more detail. The Trust Agreements and the form of Participant Agreement will be filed by an amendment as exhibits to the registration statement of which this Prospectus is a part.

Creation Procedures

On any business day, an Authorized Participant may place an order with Managing Owner to create one or more Creation Units. For purposes of processing both purchase and redemption orders, a “business day” means any day other than a day when any of AMEX, the New York Stock Exchange, the CME, the COMEX or the NYMEX is closed for regular trading. Purchase orders must be placed one hour prior to the closing of the exchange upon which the benchmarked commodity or currency trades. The day on which J.P. Morgan Investor Services Co. receives a valid purchase order is the purchase order date. Purchase orders are irrevocable. By placing a purchase order, and prior to delivery of such Creation Units, an Authorized Participant’s DTC account will be charged the nonrefundable transaction fee due for the purchase order.

Determination of required payment

The total payment required to create each Creation Unit is the net asset value of 15,000 Shares of the applicable Fund as of the closing time of the NYSE, on the purchase order date. Creation Units will be issued as of noon, New York City time, on the third business Day immediately following the purchase order date at the applicable net asset value per Share as of the closing time of the NYSE, on the purchase order date, but only if the required payment has been timely received.

Because orders to purchase Creation Units must be placed one hour prior to the closing of the exchange upon which the benchmarked commodity or currency trades, but the total payment required to create a Creation Unit will not be determined until 4:00 p.m., New York City time, on the date the purchase order is received, Authorized Participants will not know the total amount of the payment required to create a Creation Unit at the time they submit an irrevocable purchase order for the Creation Unit. The net asset value of a Fund and the total amount of the payment required to create a Creation Unit could rise or fall substantially between the time an irrevocable purchase order is submitted and the time the amount of the purchase price in respect thereof is determined.

Rejection of purchase orders

The Managing Owner may reject a purchase order if:

•	it determines that the purchase order is not in proper form;

•	the Managing Owner believes that the purchase order would have adverse tax consequences to any Fund or its shareholders;

•	the Order would in the opinion of counsel be illegal; or

•	circumstances outside the control of the Managing Owner make it, for all practical purposes, not feasible to process creations of Creation Units.

None of the Managing Owner, the Administrator or the Custodian will be liable for the rejection of any purchase order.

Redemption Procedures

The procedures by which an Authorized Participant can redeem one or more Creation Units mirror the procedures for the creation of Creation Units. On any business day, an Authorized Participant may place an order with J.P. Morgan Investor Services Co. to redeem one or more Creation Units. Redemption orders must be placed one hour prior to the closing of the exchange upon which the benchmarked commodity or currency trades. The day on which J.P. Morgan Investor Services Co. receives a valid redemption order is the redemption order date. Redemption orders are irrevocable. The redemption procedures allow Authorized Participants to redeem Creation Units. Individual shareholders may not redeem directly from a Fund.

By placing a redemption order, an Authorized Participant agrees to deliver the Creation Units to be redeemed through DTC’s book-entry system to the applicable Fund not later than noon, New York City time, on the third business day immediately following the redemption order date. By placing a redemption order, and prior to receipt of the redemption proceeds, an Authorized Participant’s DTC account will be charged the non refundable transaction fee due for the redemption order.

Determination of redemption proceeds

The redemption proceeds from a Fund consist of the cash redemption amount. The cash redemption amount is equal to the net asset value of the number of Creation Unit(s) of such Fund requested in the Authorized Participant’s redemption order as of the closing time of the NYSE on the redemption order date. The Managing Owner will distribute the cash redemption amount at noon, New York City time, on the third business day immediately following the redemption order date through DTC to the account of the Authorized Participant as recorded on DTC’s book-entry system.

Delivery of redemption proceeds

The redemption proceeds due from a Fund are delivered to the Authorized Participant at noon, New York City time, on the third business day immediately following the redemption order date if, by such time on such business day immediately following the redemption order date, the Fund’s DTC account has been credited with the Creation Units to be redeemed. If the Fund’s DTC account has not been credited with all of the Creation Units to be redeemed by such time, the redemption distribution is delivered to the extent of whole Creation Units received. Any remainder of the redemption distribution is delivered on the next business day to the extent of remaining whole Creation Units received if the Managing Owner receives the fee applicable to the extension of the redemption distribution date which the Managing Owner may, from time-to-time, determine and the remaining Creation Units to be redeemed are credited to the Fund’s DTC account by noon, New York City time, on such next business day. Any further outstanding amount of the redemption order shall be cancelled. The Managing Owner is also authorized to deliver the redemption distribution notwithstanding that the Creation Units to be redeemed are not credited to the Fund’s DTC account by noon, New York City time, on the third business day immediately following the redemption order date if the Authorized Participant has collateralized its obligation to deliver the Creation Units through DTC’s book-entry system on such terms as the Managing Owner may determine from time-to-time.

Suspension or rejection of redemption orders

In respect of any Fund, the Managing Owner may, in its discretion, suspend the right of redemption, or postpone the redemption settlement date, for any period during which the AMEX is closed other than for customary holidays or weekend closings or when trading is suspended or restricted (1) for any period during which an emergency exists as a result of which the redemption distribution is not reasonably practicable, or (2) for such other period as the Managing Owner determines to be necessary for the protection of the shareholders. The Managing Owner will not be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

The Managing Owner will reject a redemption order if the order is not in proper form as described in the Participant Agreement or if the fulfillment of the order, in the opinion of its counsel, might be unlawful.

Creation And Redemption Transaction Fee

To compensate J.P. Morgan Investor Services Co. for services in processing the creation and redemption of Creation Units, an Authorized Participant is required to pay a transaction fee of $         per order to create or redeem Creation Units. An order may include multiple Creation Units. The transaction fee may be reduced, increased or otherwise changed by the Managing Owner. The Managing Owner will notify DTC of any agreement to change the transaction fee and will not implement any increase in the fee for the redemption of Creation Units until 30 days after the date of the notice.

LITIGATION

As of October 17, 2007, there is no material administrative, civil or criminal action, whether pending or concluded, within five years preceding the date of this Prospectus against the commodity trading advisor or any of its principals and the futures commission merchant.

DESCRIPTION OF THE SHARES AND THE MASTER FUND UNITS; THE FUNDS; CERTAIN

MATERIAL TERMS OF THE TRUST AGREEMENTS

The following summary describes in brief the Shares and the Master Fund Units and certain aspects of the operation of the Trust, each Fund, the Master Trust and each Master Fund and the respective responsibilities of the Trustee and the Managing Owner concerning the Trust and Master Trust and the material terms of the Trust Agreements, each of which are substantially identical except as set forth below. Prospective investors should carefully review the Trust Agreements filed as exhibits to the registration statement of which this Prospectus is a part and consult with their own advisers concerning the implications to such prospective subscribers of investing in a series of a Delaware statutory trust. Capitalized terms used in this section and not otherwise defined shall have such meanings assigned to them under the applicable Trust Agreement.

Description of the Shares and the Master Fund Units

Each Fund will issue common units of beneficial interest, or Shares, which represent units of fractional undivided beneficial interest in and ownership of such Fund. The Shares of each Fund will be listed on the AMEX under the following symbols:*

Commodities Index Funds:

Ultra Dow Jones - AIG Commodity Fund	Ultra Dow Jones - AIG Industrial Metals Fund
UltraShort Dow Jones - AIG Commodity Fund	UltraShort Dow Jones - AIG Industrial Metals Fund
Ultra Dow Jones - AIG Commodity Fund	Short Dow Jones - AIG Industrial Metals Fund
Ultra Dow Jones - AIG Precious Metals Fund	Ultra Dow Jones - AIG Agriculture Fund
UltraShort Dow Jones - AIG Precious Metals Fund	UltraShort Dow Jones - AIG Agriculture Fund
Short Dow Jones - AIG Precious Metals Fund	Short Dow Jones - AIG Agriculture Fund

Commodities Funds:

Ultra Gold Fund	Ultra Crude Oil Fund
UltraShort Gold Fund	UltraShort Crude Oil Fund
Short Gold Fund	Short Crude Oil Fund
Ultra Silver Fund	Ultra Natural Gas Fund
UltraShort Silver Fund	UltraShort Natural Gas Fund
Short Silver Fund	Short Natural Gas Fund

Currency Funds:

Ultra Euro Fund	Ultra Mexican Peso Fund
UltraShort Euro Fund	UltraShort Mexican Peso Fund
Short Euro Fund	Short Mexican Peso Fund
Ultra Australian Dollar Fund	Ultra Swedish Krona Fund
UltraShort Australian Dollar Fund	UltraShort Swedish Krona Fund
Short Australian Dollar Fund	Short Swedish Krona Fund
Ultra British Pound Fund	Ultra Swiss Franc Fund
UltraShort British Pound Fund	UltraShort Swiss Franc Fund
Short British Pound Fund	Short Swiss Franc Fund
Ultra Canadian Dollar Fund	Ultra Japanese Yen Fund
UltraShort Canadian Dollar Fund	UltraShort Japanese Yen Fund
Short Canadian Dollar Fund	Short Japanese Yen Fund

*	— Symbols to be provided by amendment

The Shares may be purchased from each Fund or redeemed on a continuous basis, but only by Authorized Participants and only in blocks of 15,000 Shares, or Creation Units. Individual Shares may not be purchased or redeemed from a Fund. Shareholders that are not Authorized Participants may not purchase or redeem any Shares or Creation Units from a Fund.

Each Fund will invest the proceeds of its offering of Shares in a corresponding Master Fund. Each Master Fund will issue common units of beneficial interest, or Master Fund Units, which represent units of fractional undivided beneficial interest in and ownership of such Master Fund. Master Fund Units may be purchased or redeemed on a continuous basis, but only by the Fund and only in blocks of 15,000 Master Fund Units, or Master Creation Units. Each Master Fund will be wholly-owned by the corresponding Fund and the Managing Owner. Each Share issued by a Fund will correlate with a Master Fund Unit issued by such Fund’s corresponding Master Fund and held by such Fund.

Principal Office; Location of Records

Each of the Trust and the Master Trust is organized in forty-eight separate series as a statutory trust under the Delaware Statutory Trust Act. The Trust and Master Trust are managed by the Managing Owner, whose office is located at 7501 Wisconsin Avenue, Suite 1000, Bethesda, Maryland 20814, telephone: (240) 497-6400.

The books and records of each Fund and each Master Fund will be maintained as follows: all marketing materials will be maintained at the offices of SEI Investments Distribution Co., One Freedom Valley Drive, Oaks, PA 19456; telephone number: (610) 670-1000. Creation Unit creation and redemption books and records, certain financial books and records (including Fund and Master Fund accounting records, ledgers with respect to assets, liabilities, capital, income and expenses, the registrar, transfer journals and related details) and trading and related documents received from futures commission merchants will be maintained by J.P. Morgan Investor Services Co., 73 Tremont Street, Boston, MA 02108, telephone number: (617) 557-8000. All other books and records of each Fund and each Master Fund (including minute books and other general corporate records, trading records and related reports and other items received from each Master Fund’s Futures Commission Merchant) will be maintained at each Fund’s principal office, c/o ProShare Capital Management LLC, 7501 Wisconsin Avenue, Suite 1000, Bethesda, Maryland 20814, telephone: (240) 497-6400.

Our books and records located at the foregoing addresses, are available for inspection and copying (upon payment of reasonable reproduction costs) by our shareholders or their representatives for any purposes reasonably related to such shareholder’s interest as a beneficial owner during regular business hours as provided in the Trust Agreements. The Managing Owner will maintain and preserve our books and records for a period of not less than six years.

The Funds

The Trust and the Master Trust are formed and will be operated in a manner such that each Fund will be liable only for obligations attributable to such Fund and shareholders of a Fund will not be subject to the losses or liabilities of the other Fund. If any creditor or shareholder in a Fund asserted against a Fund or Master Fund a valid claim with respect to its indebtedness or Shares, the creditor or shareholder would only be able to recover money from that particular Fund and its assets and from the Managing Owner and its assets. Accordingly, the debts, liabilities, obligations and expenses, or collectively, Claims, incurred, contracted for or otherwise existing solely with respect to a particular Fund will be enforceable only against the assets of that Fund and against the Managing Owner and its assets, and not against the other Fund or Master Fund or the Trust or Master Trust generally or any of their respective assets. The assets of each Fund include only those funds and other assets that are paid to, held by or distributed to the Fund or Master Fund on account of and for the benefit of that Fund, including, without limitation, funds delivered to the Trust or Master Trust for the purchase of Shares or Units in a Fund or Master Fund. This limitation on liability is referred to as the “Inter-Series Limitation on Liability.” The Inter-Series Limitation on Liability is expressly provided for under the Delaware Statutory Trust Act, which provides that if certain conditions (as set forth in Section 3804(a)) are met, then the debts of any particular series will be enforceable only against the assets of such series and not against the assets of any other Fund or Master Fund or the Trust or Master Trust generally.

In furtherance of the Inter-Series Limitation on Liability, every party providing services to the Trust or Master Trust, any Fund or Master Fund or the Managing Owner on behalf of the Trust or Master Trust or any Fund or Master Fund, will acknowledge and consent in writing to:

•	the Inter-Series Limitation on Liability with respect to such party’s Claims;

•

voluntarily reduce the priority of its Claims against the Funds or the Master Funds or their respective assets, such that its Claims are junior in right of repayment to all other parties’ Claims against the Funds or the Master Funds or their respective assets, except that Claims against the Trust or Master Trust where recourse for the payment of such Claims was, by agreement, limited to the assets of a particular Fund or Master Fund, will not be junior in right of repayment, but will receive repayment from the assets of such particular Fund or Master Fund (but not from the assets of the other Fund or the Trust or Master Fund or the Master Trust generally) equal to the treatment received by all other creditors and shareholders that dealt with such Fund or Master Fund; and

•

a waiver of certain rights that such party may have under the United States Bankruptcy Code, if such party held collateral for its Claims, in the event that the Trust or Master Trust is a debtor in a Chapter 11 case under the United States Bankruptcy Code, to have any deficiency Claim (i.e., the difference, if any, between the amount of the Claim and the value of the collateral) treated as an unsecured Claim against the Trust or Master Trust generally or any Fund or Master Fund.

The existence of a trustee should not be taken as an indication of any additional level of management or supervision over a Fund or Master Fund. To the greatest extent permissible under Delaware law, the Trustee acts in an entirely passive role, delegating all authority over our operation to the Managing Owner.

Although Shares in a Fund need not carry any voting rights, the Trust Agreements give shareholders of each Fund voting rights in respect of the business and affairs of such Fund comparable to those typically extended to limited partners in publicly-offered futures funds.

The Trustee

Wilmington Trust Company a Delaware banking corporation, is our sole Trustee. The rights and duties of the Trustee and the Managing Owner with respect to the offering of the Shares and our management and the shareholders are governed by the provisions of the Delaware Statutory Trust Act and by the applicable Trust Agreement. The Trustee will accept service of legal process on us in the State of Delaware and will make certain filings under the Delaware Statutory Trust Act. The Trustee does not owe any other duties to the Trust or the Master Trust, the Managing Owner or the shareholders of any Fund. The Trustee’s principal offices are located at 1100 North Market Street, Wilmington, DE 19890. The Trustee is unaffiliated with the Managing Owner.

The Trustee is permitted to resign upon at least sixty (60) days’ notice to the Trust and the Master Trust, provided, that any such resignation will not be effective until a successor Trustee is appointed by the Managing Owner. Each of the Trust Agreements provides that the Trustee is compensated by each Fund or Master Fund, as appropriate, and is indemnified by each Fund or Master Fund, as appropriate, against any expenses it incurs relating to or arising out of the formation, operation or termination of such Fund or Master Fund, as appropriate, or the performance of its duties pursuant to the Trust Agreements, except to the extent that such expenses result from the gross negligence or willful misconduct of the Trustee. The Managing Owner has the discretion to replace the Trustee.

Only the Managing Owner has signed the registration statement of which this Prospectus is a part, and only the assets of the Trust, the Master Trust and the Managing Owner are subject to issuer liability under the federal securities laws for the information contained in this Prospectus and under federal securities laws with respect to the issuance and sale of the Shares. Under such laws, neither the Trustee, either in its capacity as Trustee or in its individual capacity, nor any director, officer or controlling person of the Trustee is, or has any liability as, the issuer or a director, officer or controlling person of the issuer of the Shares. The Trustee’s liability in connection with the issuance and sale of the Shares is limited solely to the express obligations of the Trustee set forth in each Trust Agreement.

Under each Trust Agreement, the Trustee has delegated to the Managing Owner the exclusive management and control of all aspects of our business. The Trustee will have no duty or liability to supervise or monitor the performance of the Managing Owner, nor will the Trustee have any liability for the acts or omissions of the Managing Owner. The shareholders have no voice in the day to day management of the business and operations of the Funds, the Trust, the Master Trust and the Master Funds, other than certain limited voting rights as set forth in each Trust Agreement. In the course of its management of the business and affairs of the Funds, the Trust, the Master Trust and the Master Funds, the Managing Owner may, in its sole and absolute discretion, appoint an affiliate or affiliates of the Managing Owner as additional managing owners (except where the Managing Owner has been notified by the shareholders that it is to be replaced as the managing owner) and retain such persons, including affiliates of the Managing Owner, as it deems necessary for our efficient operation.

Because the Trustee has delegated substantially all of its authority over our operation to the Managing Owner, the Trustee itself is not registered in any capacity with the CFTC.

The Managing Owner

Background and Principals

ProShare Capital Management LLC, is our Managing Owner. The Managing Owner serves as both commodity pool operator and commodity trading advisor of the Trust and each Fund and Master Trust and each Master Fund. The Managing Owner has been registered with the CFTC as a commodity trading advisor since June 11, 1999 and is a member in good standing of the NFA in such capacity. The Managing Owner intends to reinstate its registration as a commodity pool operator before effectiveness of the registration statement of which this prospectus is a part. Its principal place of business is 7501 Wisconsin Avenue, Suite 1000, Bethesda, Maryland 20814, telephone number (240) 497-6400. William E. Seale, Ph.D. has been a principal of the Managing Owner since June 11, 1999. The registration of the Managing Owner with the CFTC and its membership in the NFA must not be taken as an indication that either the CFTC or the NFA has recommended or approved the Managing Owner, the Trust and each Fund or the Master Trust and each Master Fund.

In its capacity as a commodity pool operator, the Managing Owner will be an organization which operates or solicits funds for commodity pools; that is, an enterprise in which funds contributed by a number of persons are combined for the purpose of trading futures contracts. In its capacity as a commodity trading advisor, the Managing Owner is an organization which, for compensation or profit, advises others as to the value of or the advisability of buying or selling futures contracts.

The members of the Managing Owner are Messrs. Michael L. Sapir, Louis M. Mayberg and William E. Seale.

Principals and Key Employees of our Managing Owner

Name	Office
Michael L. Sapir	Member (to become Principal)
Louis M. Mayberg	Member (to become Principal)
William E. Seale	Chief Executive Officer; Chief Investment Officer; Chief Financial Officer and Principal
Taeyong Lee	Director of Portfolio

The following is a biographical summary of the experience of the current and expected principal and key employees of our Managing Owner.

Michael L. Sapir, Chairman and Chief Executive Officer of ProFund Advisors LLC since April 1997, formerly served as senior vice president of Padco Advisors, Inc., which advised Rydex® Funds. Mr. Sapir is a Member and will become Chairman and Chief Executive Officer of our Managing Owner. In addition, Mr. Sapir practiced law, primarily representing financial institutions for over 13 years, most recently as a partner in a Washington, D.C. based law firm. He holds degrees from Georgetown University Law Center (J.D.) and University of Miami (M.B.A. and B.A.)

Louis M. Mayberg, President of ProFund Advisors LLC since April 1997, co-founded National Capital Companies, L.L.C., an investment bank specializing in financial service companies mergers and acquisitions and equity underwritings in 1986, and managed its financial services hedge fund. Mr. Mayberg is a Member and will become President of our Managing Owner. He holds a Bachelor of Business Administration degree with a major in Finance from George Washington University.

William E. Seale, Ph.D., is currently a Member of ProShare Capital Management LLC and, as such, currently serves as principal executive officer and principal financial and accounting officer of our Managing Owner. Dr. Seale has been Chief Economist of ProFund Advisors since 2005, Chief Investment Officer from 2003-2004 and from October 2006-present and Director of Portfolio from 1997-2003. Dr. Seale has more than 30 years of experience in the financial markets. His background includes a five-year presidential appointment as a commissioner of the U.S. Commodity Futures Trading Commission and an appointment as Chairman of the Finance Department at The George Washington University. He earned his degrees at the University of Kentucky.

Taeyong Lee, Portfolio Manager for ProFund Advisors LLC since March 1999, ETF Development Leader since 2002 and Senior Portfolio Manager for ProFund Advisors LLC since 2004. Mr. Lee is a Registered Associated Person and will become Director of Portfolio of our Managing Owner. Mr. Lee is principally responsible for daily Portfolio management operations. Mr. Lee earned a B.E. from the Korea University and a M.B.A. in Finance from George Washington University.

Fiduciary and Regulatory Duties of the Managing Owner

As our managing owner of the Trust, the Managing Owner effectively is subject to the duties and restrictions imposed on “fiduciaries” under both statutory and common law. The Managing Owner has a fiduciary responsibility to the shareholders to exercise good faith, fairness and loyalty in all dealings affecting us, consistent with the terms of the Trust Agreements. The general fiduciary duties which would otherwise be imposed on the Managing Owner (which would make its operation of us as described herein impracticable due to the strict prohibition imposed by such duties on, for example, conflicts of interest on behalf of a fiduciary in its dealings with its beneficiaries), are defined and limited in scope by the disclosure of the business terms of the Trust and each Fund and the Master Trust and each Master Fund, as set forth herein and in the Trust Agreements (to which terms all shareholders, by subscribing to the Shares, are deemed to consent).

The Trust Agreements provide that the Managing Owner and its affiliates shall have no liability to us or to any shareholder for any loss suffered by us arising out of any action or inaction of the Managing Owner or its affiliates or their respective directors, officers, shareholders, partners, members, managers or employees (the “Managing Owner Related Parties”) if the Managing Owner Related Parties, in good faith, determined that such course of conduct was in the best interests of the Fund or the Master Fund, as applicable, and such course of conduct did not constitute negligence or misconduct by the Managing Owner Related Parties. We have agreed to indemnify the Managing Owner Related Parties against claims, losses or liabilities based on their conduct relating to us, provided that the conduct resulting in the claims, losses or liabilities for which indemnity is sought did not constitute negligence or misconduct and was done in good faith and in a manner reasonably believed to be in the best interests of the Fund or the Master Fund, as applicable.

Under Delaware law, a beneficial owner of a business trust (such as a shareholder of each Fund) may, under certain circumstances, institute legal action on behalf of himself and all other similarly situated beneficial owners (a “class action”) to recover damages from a managing owner of such business trust for violations of fiduciary duties, or on behalf of a business trust (a “derivative action”) to recover damages from a third party where a managing owner has failed or refused to institute proceedings to recover such damages. In addition, beneficial owners may have the right, subject to certain legal requirements, to bring class actions in federal court to enforce their rights under the federal securities laws and the rules and regulations promulgated thereunder by the Securities and Exchange Commission (“SEC”). Beneficial owners who have suffered losses in connection with the purchase or sale of their beneficial interests may be able to recover such losses from a managing owner where the losses result from a violation by the managing owner of the anti-fraud provisions of the federal securities laws.

Under certain circumstances, shareholders also have the right to institute a reparations proceeding before the CFTC against the Managing Owner (a registered commodity pool operator and commodity trading advisor), the Futures Commission Merchant, as well as those of their respective employees who are required to be registered under the Commodity Exchange Act, as amended, and the rules and regulations promulgated thereunder. Private rights of action are conferred by the Commodity Exchange Act, as amended. Investors in futures and in commodity pools may, therefore, invoke the protections provided thereunder.

The foregoing summary describing in general terms the remedies available to shareholders under federal law is based on statutes, rules and decisions as of the date of this Prospectus. As this is a rapidly developing and changing area of the law, shareholders who believe that they may have a legal cause of action against any of the foregoing parties should consult their own counsel as to their evaluation of the status of the applicable law at such time.

Ownership or Beneficial Interest in the Funds and Master Funds

The Managing Owner expects to maintain an investment in each Fund and Master Fund. No principal has an ownership or beneficial interest in any Fund or any Master Fund.

Management; Voting by Shareholders

The shareholders of each Fund take no part in the management or control, and have no voice in our operations or our business. Shareholders, voting together as a single series, may, however, remove and replace the Managing Owner as the managing owner of the Trust and all of the Funds, and may amend the applicable Trust Agreement, except in certain limited respects, by the affirmative vote of a majority of the outstanding Shares then owned by shareholders (as opposed to by the Managing Owner and its affiliates). The owners of a majority of the outstanding Shares then owned by shareholders may also compel dissolution of the Trust and each of the Funds. The owners of 10% of the outstanding Shares then owned by shareholders have the right to bring a matter before a vote of the shareholders. The Managing Owner has no power under the applicable Trust Agreement to restrict any of the shareholders’ voting rights. Any Shares purchased by the Managing Owner or its affiliates, as well as the Managing Owner’s general liability interest in us, are non-voting.

The Managing Owner has the right unilaterally to amend the applicable Trust Agreement as it applies to any Fund provided that any such amendment is for the benefit of and not adverse to the shareholders of such Fund or the Trustee and also in certain unusual circumstances—for example, if doing so is necessary to comply with certain regulatory requirements.

Recognition of the Trust, the Master Trust, the Funds and each Master Fund in Certain States

A number of states do not have “business trust” statutes such as that under which the Trust and the Master Trust have been formed in the State of Delaware. It is possible, although unlikely, that a court in such a state could hold that, due to the absence of any statutory provision to the contrary in such jurisdiction, the shareholders, although entitled under Delaware law to the same limitation on personal liability as stockholders in a private corporation for profit organized under the laws of the State of Delaware, are not so entitled in such state. To protect shareholders against any loss of limited liability, the Trust Agreements provide that no written obligation may be undertaken by any Fund or Master Fund unless such obligation is explicitly limited so as not to be enforceable against any shareholder personally. Furthermore, each Fund and Master Fund, respectively, itself indemnifies all of its shareholders against any liability that such shareholders might incur in addition to that of a beneficial owner. The Managing Owner is itself generally liable for all obligations of each Fund and Master Fund and will use its assets to satisfy any such liability before such liability would be enforced against any shareholder individually.

Possible Repayment of Distributions Received by Shareholders; Indemnification by Shareholders

The Shares are limited liability investments; investors may not lose more than the amount that they invest plus any profits recognized on their investment. However, shareholders of a Fund could be required, as a matter of bankruptcy law, to return to the estate of such Fund any distribution they received at a time when such Fund was in fact insolvent or in violation of the Trust Agreement. In addition, although the Managing Owner is not aware of this provision ever having been invoked in the case of any public futures fund, shareholders of each Fund agree in the Trust Agreement that they will indemnify such Fund for any harm suffered by it as a result of

•	shareholders’ actions unrelated to the business of such Fund, or

•	taxes separately imposed on the Fund by any state, local or foreign taxing authority.

The foregoing repayment of distributions and indemnity provisions (other than the provision for shareholders of a Fund indemnifying such Fund for taxes imposed upon it by a state, local or foreign taxing authority, which is included only as a formality due to the fact that many states do not have business trust statutes so that the tax status of a Fund in such states might, theoretically, be challenged—although the Managing Owner is unaware of any instance in which this has actually occurred) are commonplace in statutory trusts and limited partnerships.

Shares Freely Transferable

The Shares of each Fund will trade on the AMEX and provide institutional and retail investors with direct access to each Fund. Each Fund will hold no investment assets other than the Master Fund Units of the corresponding Master Fund. Each Fund’s Shares may be bought and sold on the AMEX like any other exchange listed security.

Book-Entry Form

Individual certificates will not be issued for the Shares. Instead, global certificates are deposited by the Trustee with DTC and registered in the name of Cede & Co., as nominee for DTC. The global certificates evidence all of the Shares outstanding at any time. Under the applicable Trust Agreement, shareholders are limited to (1) participants in DTC such as banks, brokers, dealers and trust companies (DTC Participants), (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (Indirect Participants), and (3) those banks, brokers, dealers, trust companies and others who hold interests in the Shares through DTC Participants or Indirect Participants. The Shares are only transferable through the book-entry system of DTC. Shareholders who are not DTC Participants may transfer their Shares through DTC by instructing the DTC Participant holding their Shares (or by instructing the Indirect Participant or other entity through which their Shares are held) to transfer the Shares. Transfers are made in accordance with standard securities industry practice.

Reports to Shareholders

The Managing Owner will furnish you with an annual report of each Fund within 90 calendar days after the end of its fiscal year as required by the rules and regulations of the SEC as well as with those reports required by the CFTC and the NFA, including, but not limited to, an annual audited financial statement certified by independent registered public accountants and any other reports required by any other governmental authority that has jurisdiction over our activities. You will also be provided with appropriate information to permit you to file your United States federal and state income tax returns (on a timely basis) with respect to your Shares. Monthly account statements conforming to CFTC and NFA requirements, as well as quarterly reports and other filings made with the SEC, will be posted on the Managing Owner’s website at www.proshares.com. Additional reports may be posted on the Managing Owner’s website in the discretion of the Managing Owner or as required by applicable regulatory authorities.

The Managing Owner will notify shareholders of any change in the fees paid by the Trust and the Master Trust or of any material changes to a Fund or a Master Fund by filing with the SEC a supplement to this Prospectus and a Form 8-K, which will be publicly available at www.sec.gov and at the Managing Owner’s website at www.proshares.com. Any such notification will include a description of shareholders’ voting rights.

Net Asset Value

Net asset value in respect of a Master Fund, means the total assets of the Master Fund including, but not limited to, all cash and cash equivalents or other debt securities less total liabilities of such Master Fund, each determined on the basis of generally accepted accounting principles in the United States, consistently applied under the accrual method of accounting. In particular, net asset value includes any unrealized profit or loss on open swaps and futures contracts, and any other credit or debit accruing to a Master Fund but unpaid or not received by a Master Fund.

In calculating the indicative net asset value of a Commodities Index Fund, the settlement value of a Commodities Index Master Fund’s swap agreements or forward contracts, as applicable, will be determined by applying the then-current disseminated value for the applicable Dow Jones—AIG sub-index to the terms of such Commodities Index Master Fund’s swap agreements. The sponsor of the Dow Jones—AIG sub-indices, or the Index Sponsor, is Dow Jones—AIG. In calculating the indicative net asset value of a Commodities Fund or Currency Fund, the settlement value of the corresponding Master Fund’s swap agreements or forward contracts, as applicable, will be determined by applying the then-current disseminated values for the applicable benchmark to the terms of such Master Fund’s swap agreements or forward contracts.

All open futures contracts traded on a United States exchange will be calculated at their then current market value, which will be based upon the settlement price for that particular futures contract traded on the applicable United States exchange on the date with respect to which net asset value is being determined; provided, that if a futures contract traded on a United States exchange could not be liquidated on such day, due to the operation of daily limits or other rules of the exchange upon which that position is traded or otherwise, the settlement price on the most recent day on which the position could have been liquidated will be the basis for determining the market value of such position for such day. The current market value of all open futures contracts traded on a non-United States exchange, to the extent applicable, will be based upon the settlement price for that particular futures contract traded on the applicable non-United States exchange on the date with respect to which net asset value is being determined; provided further, that if a futures contract traded on a non-United States exchange, to the extent applicable, could not be liquidated on such day, due to the operation of daily limits (if applicable) or other rules of the exchange upon which that position is traded or otherwise, the settlement price on the most recent day on which the position could have been liquidated will be the basis for determining the market value of such position for such day. The Managing Owner may in its discretion (and under extraordinary circumstances, including, but not limited to, periods during which a settlement price of a futures contract is not available due to exchange limit orders or force majeure type events such as systems failure, natural or man made disaster, act of God, armed conflict, act of terrorism, riot or labor disruption or any similar intervening circumstance) value any asset of a Master Fund pursuant to such other principles as the Managing Owner deems fair and equitable so long as such principles are consistent with normal industry standards. The amount of any distribution will be a liability of such Master Fund from the day when the distribution is declared until it is paid.

The net asset value per Share of each Fund is computed by dividing the value of the net assets of such Fund (i.e., the value of its total assets less total liabilities) by its total number of Shares outstanding. Expenses and fees are accrued daily and taken into account for purposes of determining NAV. The NAV of each Fund is calculated by the J.P. Morgan Investor Services Co. and determined each business day at the close of regular trading of the NYSE (ordinarily 4:00 p.m. New York time). Because there will be a one-to-one correlation between Shares of a Fund and Master Fund Units of its corresponding Master Fund, the net asset value per Share of any Fund and the net asset value per Master Fund Unit of its corresponding Master Fund will be equal.

J.P. Morgan Investor Services Co. will calculate and disseminate every 15 seconds throughout the trading day an updated indicative fund value. The indicative fund value will be calculated by using the prior day’s closing NAV per unit of the Master Fund as a base and updating throughout the trading day changes in the value of swap agreements, futures contracts and forward contracts held by the Master Fund. The indicative fund value should not be viewed as an actual real time update of the NAV because NAV is calculated only once at the end of each trading day.

J.P. Morgan Investor Services Co. will disseminate the indicative fund value. In addition, the indicative fund value will be published on AMEX’s website and will be available through on-line information services such as Bloomberg and Reuters.

Dissemination of the indicative fund value provides additional information that is not otherwise available to the public and is useful to investors and market professionals in connection with the trading of Shares on AMEX. Investors and market professionals will be able throughout the trading day to compare the market price of the Fund and the indicative fund value. If the market price of Shares diverges significantly from the indicative fund value, market professionals will have an incentive to execute arbitrage trades. Such arbitrage trades can tighten the tracking between the market price of the Fund and the indicative fund value and thus can be beneficial to all market participants.

Termination Events

The Trust, or, as the case may be, a Fund, will dissolve at any time upon the happening of any of the following events:

•

The filing of a certificate of dissolution or revocation of the Managing Owner’s charter (and the expiration of 90 days after the date of notice to the Managing Owner of revocation without a reinstatement of its charter) or upon the withdrawal, removal, adjudication or admission of bankruptcy or insolvency of the Managing Owner, or an event of withdrawal unless (i) at the time there is at least one remaining managing owner and that remaining managing owner carries on the business of the Fund or (ii) within 90 days of such event of withdrawal all the remaining shareholders agree in writing to continue the business of a Fund and to select, effective as of the date of such event, one or more successor managing owners. If the Trust is terminated as the result of an event of withdrawal and a failure of all remaining shareholders to continue the business of the Trust and to appoint a successor managing owner as provided above within 120 days of such event of withdrawal, shareholders holding Shares representing at least a majority (over 50%) of the net asset value of each Fund (not including Shares held by the Managing Owner and its affiliates) may elect to continue the business of the Trust by forming a new statutory trust, or reconstituted trust, on the same terms and provisions as set forth in the Trust Agreement. Any such election must also provide for the election of a managing owner to the reconstituted trust. If such an election is made, all shareholders of the Funds shall be bound thereby and continue as shareholders of series of the reconstituted trust.

•	The occurrence of any event which would make unlawful the continued existence of the Trust or a Fund, as the case may be.

•

In the event of the suspension, revocation or termination of the Managing Owner’s registration as a commodity pool operator, or membership as a commodity pool operator with the NFA (if, in either case, such registration is required at such time unless at the time there is at least one remaining managing owner whose registration or membership has not been suspended, revoked or terminated.

•	The Trust or a Fund, as the case may be, becomes insolvent or bankrupt.

•

The shareholders holding Shares representing at least a majority (over 50%) of the net asset value (which excludes the Shares of the Managing Owner) vote to dissolve the Trust, notice of which is sent to the Managing Owner not less than ninety (90) Business Days prior to the effective date of termination.

•

The determination of the Managing Owner that the aggregate net assets of a Fund in relation to the operating expenses of such Fund make it unreasonable or imprudent to continue the business of such Fund, or, in the exercise of its reasonable discretion, the determination by the Managing Owner to dissolve the Trust because the aggregate net asset value of the Trust as of the close of business on any business day declines below $         million.

•	The Trust or any Fund is required to be registered as an investment company under the Investment Company Act of 1940.

•	DTC is unable or unwilling to continue to perform its functions, and a comparable replacement is unavailable.

DISTRIBUTIONS

The Managing Owner has discretionary authority over all distributions made by each Fund and its corresponding Master Fund. To the extent that a Master Fund’s actual and projected interest income from its holdings of United States Treasury securities and other interest-bearing investments exceeds the actual and projected fees and expenses of the Master Fund and its corresponding Fund, the Managing Owner expects periodically to make distributions of the amount of such excess. The Funds currently do not expect to make distributions with respect to capital gains. Depending on the applicable Fund’s performance for the taxable year and your own tax situation for such year, your income tax liability for the taxable year for your allocable share of such Fund’s net ordinary income or loss and capital gain or loss may exceed any distributions you receive with respect to such year.

THE ADMINISTRATOR

The Trust and Master Trust, on behalf of each Fund and each Master Fund, respectively, expects to appoint J.P. Morgan Investor Services Co. as the administrator of each Fund and each Master Fund and to enter into an Administration Agreement in connection therewith.

J.P. Morgan Investor Services Co., a Delaware corporation and a wholly-owned subsidiary of JP Morgan Chase & Co., has an office at 73 Tremont Street, Boston, MA 02108. Information regarding the net asset value of each Fund, creation and redemption transaction fees and the names of the parties that have executed a Participant Agreement may be obtained from J.P. Morgan Investor Services Co. by calling the following number: (617) 557-8000. A copy of the Administration Agreement will be available for inspection at J.P. Morgan Investor Services Co.’s trust office identified above.

The Administrator will retain, separately for each Fund and each Master Fund, certain financial books and records, including: Creation Unit creation and redemption books and records, Fund and Master Fund accounting records, ledgers with respect to assets, liabilities, capital, income and expenses, the registrar, transfer journals, and related details and trading and related documents received from futures commission merchants, c/o J.P. Morgan Investor Services Co., 73 Tremont Street, Boston, MA 02108, telephone number (617) 557-8000.

A summary of the material terms of the Administration Agreement is disclosed in the “Material Contracts” section.

The Managing Owner pays the Administrator’s monthly fees of up to     % per annum on behalf of each Fund and each Master Fund out of each Master Fund’s Management Fee.

The Administrator and any of its affiliates may from time-to-time purchase or sell Shares for their own account, as agent for their customers and for accounts over which they exercise investment discretion.

The Administrator and any successor administrator must be a participant in DTC or such other securities depository as shall then be acting.

The Administrator also will receive a transaction processing fee in connection with orders from Authorized Participants to create or redeem Creation Units in the amount of $         per order. These transaction processing fees are paid indirectly by the Authorized Participants and not by any Fund or any Master Fund.

The Trust is expected to retain the services of one or more additional service providers to assist with certain tax reporting requirements of each Fund and the shareholders of each Fund.

SEI INVESTMENTS DISTRIBUTION CO.

The Trust, on behalf of each Fund, is expected to appoint SEI Investments Distribution Co. or SEI Investments, to assist the Managing Owner and the Administrator with certain functions and duties relating to distribution and marketing, which include the following: consultation with the marketing staff of the Managing Owner and its affiliates with respect to compliance with The Financial Industry Regulatory Authority (FINRA), in connection with marketing efforts; review and filing of marketing materials with FINRA; and consultation with the Managing Owner and its affiliates in connection with marketing and sales strategies. Investors may contact SEI Investments toll free in the U.S. at (800) 342-5734.

SEI Investments will retain all marketing materials separately for each Fund and Master Fund, at the offices of SEI Investments Distribution Co., One Freedom Valley Drive, Oaks, PA 19456; telephone number (610) 676-1000.

The Managing Owner, out of the relevant Management Fee, will pay SEI Investments for performing its duties on behalf of such Fund or its corresponding Master Fund and may pay SEI Investments additional compensation in consideration of the performance by SEI Investments of additional marketing, distribution and ongoing support services to such Fund or its Master Fund. Such additional services may include, among other services, the development and implementation of a marketing plan and the utilization of SEI Investments’ resources, which include an extensive broker database and a network of internal and external wholesalers.

Description of SEI

SEI Investments Distribution Co. offers brokerage services to banks, investment managers, endowments, foundations, insurance companies and plan sponsors. SEI’s use of automated trade routing and institutional coverage enables SEI to be a major provider of soft dollars, commission recapture and execution-only services in the brokerage industry.

SEI Investments is the distributor for each Fund offered hereby.

THE SECURITIES DEPOSITORY; BOOK-ENTRY ONLY SYSTEM; GLOBAL SECURITY

DTC acts as securities depository for the Shares. DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of section 17A of the Exchange Act. DTC was created to hold securities of DTC Participants and to facilitate the clearance and settlement of transactions in such securities among the DTC Participants through electronic book-entry changes. This eliminates the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly. DTC has agreed to administer its book-entry system in accordance with its rules and bylaws and the requirements of law.

Individual certificates will not be issued for the Shares. Instead, global certificates are signed by the Trustee and the Managing Owner on behalf of each Fund, registered in the name of Cede & Co., as nominee for DTC, and deposited with the Trustee on behalf of DTC. The global certificates evidence all of the Shares of each Fund outstanding at any time. The representations, undertakings and agreements made on the part of each Fund in the global certificates are made and intended for the purpose of binding only the applicable Fund and not the Trustee or the Managing Owner individually.

Upon the settlement date of any creation, transfer or redemption of Shares, DTC credits or debits, on its book-entry registration and transfer system, the amount of the Shares so created, transferred or redeemed to the accounts of the appropriate DTC Participants. The Managing Owner and the Authorized Participants designate the accounts to be credited and charged in the case of creation or redemption of Shares.

Beneficial ownership of the Shares is limited to DTC Participants, Indirect Participants and persons holding interests through DTC Participants and Indirect Participants. Owners of beneficial interests in the Shares is shown on, and the transfer of ownership is effected only through, records maintained by DTC (with respect to DTC Participants), the records of DTC Participants (with respect to Indirect Participants) and the records of Indirect Participants (with respect to shareholders that are not DTC Participants or Indirect Participants). Shareholders are expected to receive from or through the DTC Participant maintaining the account through which the shareholder has purchased their Shares a written confirmation relating to such purchase.

Shareholders that are not DTC Participants may transfer the Shares through DTC by instructing the DTC Participant or Indirect Participant through which the shareholders hold their Shares to transfer the Shares. Shareholders that are DTC Participants may transfer the Shares by instructing DTC in accordance with the rules of DTC. Transfers are made in accordance with standard securities industry practice.

DTC may decide to discontinue providing its service with respect to Creation Units and/or the Shares of each Fund by giving notice to the Trustee and the Managing Owner. Under such circumstances, the Trustee and the Managing Owner will either find a replacement for DTC to perform its functions at a comparable cost or, if a replacement is unavailable, terminate such Fund.

The rights of the shareholders generally must be exercised by DTC Participants acting on their behalf in accordance with the rules and procedures of DTC. Because the Shares can only be held in book-entry form through DTC and DTC Participants, investors must rely on DTC, DTC Participants and any other financial intermediary through which they hold the Shares to receive the benefits and exercise the rights described in this section. Investors should consult with their broker or financial institution to find out about procedures and requirements for securities held in book-entry form through DTC.

SHARE SPLITS

If the Managing Owner believes that the per Share price of a Fund in the secondary market has fallen outside a desirable trading price range, the Managing Owner may direct the Trustee to declare a split or reverse split in the number of Shares outstanding and to make a corresponding change in the number of Shares of such Fund constituting a Creation Unit.

CONFLICT OF INTEREST

The Managing Owner has not established formal procedures to resolve all potential conflicts of interest. Consequently, investors may be dependent on the good faith of the respective parties subject to such conflicts to resolve them equitably. The Managing Owner does not expect that material conflicts of interest will arise in the operation of the Funds, which will each operate independently of the others.

MATERIAL CONTRACTS

Administration Agreement

Pursuant to the Administration Agreement among the Trust, the Master Trust, each on behalf of itself and on behalf of each of its respective Funds and Master Funds, and the Administrator, the Administrator will perform or supervise the performance of services necessary for the operation and administration of each Fund and each Master Fund (other than making investment decisions), including receiving and processing orders from Authorized Participants to create and redeem Creation Units, net asset value calculations, accounting and other fund administrative services.

The Administration Agreement will continue in effect from the commencement of trading operations unless terminated on at least 90 days’ prior written notice by either party to the other party. Notwithstanding the foregoing, the Administrator may terminate the Administration Agreement with respect to a Fund or its corresponding Master Fund upon 30 days’ prior written notice if the Fund and/or Master Fund has materially failed to perform its obligations under the Administration Agreement or upon the termination of the Global Custody Agreement.

The Administrator is both exculpated and indemnified under the Administration Agreement.

Custody Agreement

JP Morgan Chase Bank, N.A. is expected to serve as each Fund’s custodian, or Custodian. Pursuant to the Custody Agreement between the Trust, on its own behalf and on behalf of each Fund, and the Custodian, or Custody Agreement, the Custodian will serve as custodian of all securities and cash at any time delivered to Custodian by each respective Fund during the term of the Custody Agreement and has authorized the Custodian to hold its securities in its name or the name of its nominees. The Custodian will establish and will maintain one or more securities accounts and cash accounts for each Fund pursuant to the Custody Agreement. The Custodian will maintain separate and distinct books and records segregating the assets of each Fund and its corresponding Master Fund.

The Trust, on behalf of each Fund, independently, and the Custodian may terminate the Custody Agreement by giving to the other party a notice in writing specifying the date of such termination, which will be not be less than ninety (90) days after the date of such notice. Upon termination thereof, the applicable Fund will pay to the Custodian such compensation as may be due to the Custodian, and will likewise reimburse the Custodian for other amounts payable or reimbursable to the Custodian thereunder. The Custodian will follow such reasonable oral or written instructions concerning the transfer of custody of records, securities and other items as the Trust, on behalf of each Fund, gives; provided, that (a) the Custodian will have no liability for shipping and insurance costs associated therewith, and (b) full payment will have been made to the Custodian of its compensation, costs, expenses and other amounts to which it is entitled thereunder. If any securities or cash remain in any account, the Custodian may deliver to the Trust, on behalf of each Fund, such securities and cash. Except as otherwise provided herein, all obligations of the parties to each other hereunder will cease upon termination of the Custody Agreement.

The Custodian is both exculpated and indemnified under the Custody Agreement.

Transfer Agency and Service Agreement

JP Morgan Chase Bank, N.A. is expected to serve as each Fund’s transfer agent, or Transfer Agent. Pursuant to the Transfer Agency and Service Agreement between the Trust, on its own behalf and on behalf of each Fund, and the Transfer Agent, the Transfer Agent will serve as each Fund’s transfer agent, dividend or distribution disbursing agent, and agent in connection with certain other activities as provided under the Transfer Agency and Service Agreement.

The term of the Transfer Agency and Service Agreement is one year from the effective date and will automatically renew for additional one year terms unless any party provides written notice of termination (with respect to a specific Fund) at least ninety (90) days prior to the end of any one year term or, unless earlier terminated as provided below:

•

Either party terminates prior to the expiration of the initial term in the event the other party breaches any material provision of the Transfer Agency and Service Agreement, including, without limitation in the case of the Trust, on behalf of each Fund, its obligations to compensate the Transfer Agent, provided that the non-breaching party gives written notice of such breach to the breaching party and the breaching party does not cure such violation within 90 days of receipt of such notice.

•

Each Fund may terminate the Transfer Agency and Service Agreement prior to the expiration of the initial term upon ninety (90) days’ prior written notice in the event that the Managing Owner determines to liquidate the Trust or any Fund and terminate its registration with the Securities and Exchange Commission other than in connection with a merger or acquisition of the Trust.

Distribution Services Agreement

SEI Investments will provide certain distribution services to each Fund. Pursuant to the Distribution Services Agreement between the Trust, with respect to each Fund, and SEI Investments will assist the Managing Owner and the Administrator with certain functions and duties relating to distribution and marketing, including reviewing and approving marketing materials.

The date of the Distribution Services Agreement will be the effective date and such Agreement will continue until two years from such date and thereafter will continue automatically for successive annual periods; provided that such continuance is specifically approved at least annually (i) by the Managing Owner with respect to each Fund or otherwise as provided under the Distribution Services Agreement. The Distribution Services Agreement is terminable without penalty on sixty (60) days’ written notice by the Managing Owner of each Fund (with respect to any individual Fund) or by SEI Investments. The Distribution Services Agreement will automatically terminate in the event of its assignment.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion describes the material United States federal (and certain state and local) income tax considerations associated with the purchase, ownership and disposition of Shares as of the date hereof by United States Shareholders (as defined below) and non-United States Shareholders (as defined below). Except where noted, this discussion deals only with Shares held as capital assets by shareholders who acquired Shares by purchase and does not address special situations, such as those of:

•	dealers in securities or commodities;

•	financial institutions;

•	regulated investment companies;

•	real estate investment trusts;

•	partnerships and persons in their capacity as partners;

•	tax-exempt organizations;

•	insurance companies;

•	persons holding Shares as a part of a hedging, integrated or conversion transaction or a straddle;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings; or

•	persons liable for alternative minimum tax.

Furthermore, the discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended, or the Code, the Treasury regulations promulgated thereunder, or the Regulations, and administrative and judicial interpretations thereof, all as of the date hereof, and such authorities may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, so as to result in United States federal income tax consequences different from those described below.

A “U.S. Shareholder” of Shares means a beneficial owner of Shares that is for United States federal income tax purposes:

•	an individual that is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•

a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of such trust or (2) has a valid election in effect under applicable Regulations to be treated as a U.S. person.

A “non-U.S. Shareholder” of Shares means a beneficial owner of Shares that is not for United States federal income tax purposes:

•	an individual that is a nonresident alien;

•	a foreign corporation;

•	a foreign estate; or

•	a foreign trust.

If a partnership or other entity or arrangement treated as a partnership for United States federal income tax purposes holds Shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding Shares, we urge you to consult your own tax adviser.

No statutory, administrative or judicial authority directly addresses the treatment of Shares or instruments similar to Shares for United States federal income tax purposes. As a result, we cannot assure you that the United States Internal Revenue Service, or IRS, or the courts will agree with the tax consequences described herein. A different treatment from that described below could adversely affect the amount, timing and character of income, gain or loss in respect of an investment in the Shares. If you are considering the purchase of Shares, we urge you to consult your own tax adviser concerning the particular United States federal income tax consequences to you of the purchase, ownership and disposition of Shares, as well as any consequences to you arising under the laws of any other taxing jurisdiction.

Status of the Funds

Under current law and assuming full compliance with the terms of the applicable Trust Agreement (and other relevant documents), in the opinion of Clifford Chance US LLP, each of the Funds will not be classified as an association taxable as a corporation. As a result, for tax purposes, you should be treated as the beneficial owner of a pro rata portion of the Master Fund Units in the corresponding Master Fund held by each Fund whose Shares you purchase. Each Fund intends to take the position that it is a grantor trust for Federal income tax purposes, although it is possible that the IRS might disagree and choose to treat it as a partnership or disregarded entity. While such recharacterization would impact the manner in which a Fund’s annual tax information is reported to shareholders, it should not materially impact the timing of income or loss recognition or character of income realized by shareholders. As described herein, the Master Fund underlying or corresponding to each Fund is classified as a partnership and each Fund will not under any characterization be subject to entity-level income tax. If a Fund were to be treated as a disregarded entity, shareholders in the Fund would be treated as directly owning a proportionate share of the Fund’s partnership interest in its underlying or corresponding Master Fund and would take into account their allocable share of such Master Fund’s tax items, a result identical to that described above for treatment of the Fund as a grantor trust. If a Fund were classified as a partnership, shareholders of such Fund would be treated as owning interests in a holding partnership whose only investment is an equity interest in its underlying or corresponding Master Fund. Because ownership of the Fund and its underlying or corresponding Master Fund will be identical (except for the small equity interest of the Managing Owner in each Master Fund), the tax years of the two partnerships would always be the same and shareholders in the Fund would look through to the assets and tax items of its underlying or corresponding Master Fund when determining their federal income tax liability for any particular tax year. This tax treatment is, likewise, the same as if the Fund were characterized as a grantor trust. The only impact a reclassification of a Fund would have on shareholders is the manner in which their annual share of tax items related to the underlying or corresponding Master Fund assets is reported to them. If the Managing Owner determines, based on a challenge to a Fund’s tax status or otherwise, that the existence of the Fund will result in or is reasonably likely to result in a material tax detriment to shareholders, then the Managing Owner may, among other things, agree to dissolve the Fund and transfer its underlying or corresponding Master Fund Units to shareholders of such Fund in exchange for their Shares.

Status of the Master Funds

A partnership is not a taxable entity for United States federal income tax purposes and incurs no United States federal income tax liability. Section 7704 of the Code provides that publicly traded partnerships are generally taxed as corporations. However, an exception exists with respect to publicly traded partnerships of which 90% or more of the gross income during each taxable year consists of “qualifying income” within the meaning of Section 7704(d) of the Code (“qualifying income exception”). Qualifying income includes dividends, interest, capital gains from the sale or other disposition of stocks and debt instruments and, in the case of a partnership (such as each Master Fund) a principal activity of which is the buying and selling of commodities or certain positions with respect to commodities, income and gains derived from swap agreements or regulated forward or futures contracts with respect to commodities. Each Master Fund anticipates that at least 90% of its gross income for each taxable year will constitute qualifying income within the meaning of Section 7704(d) of the Code.

Under current law and assuming full compliance with the terms of the applicable Trust Agreement (and other relevant documents) and based upon factual representations made by each Master Fund, in the opinion of Clifford Chance US LLP, each Master Fund will be classified as a partnership for United States federal income tax purposes. The factual representations upon which Clifford Chance US LLP has relied are: (a) the Master Fund has not elected and will not elect to be treated as a corporation for United States federal income tax purposes; and (b) for each taxable year, 90% or more of the Master Fund’s gross income will be qualifying income.

There can be no assurance that the IRS will not assert that a Master Fund should be treated as a publicly traded partnership taxable as a corporation. No ruling has been or will be sought from the IRS, and the IRS has made no determination as to the status of a Master Fund for United States federal income tax purposes or whether the Master Fund’s operations generate “qualifying income” under Section 7704(d) of the Code. Whether a Master Fund will continue to meet the qualifying income exception is a matter that will be determined by the Master Fund’s operations and the facts existing at the time of future determinations. However, each Master Fund’s Managing Owner will use its best efforts to cause the operation of the Master Fund in such manner as is necessary for the Master Fund to continue to meet the qualifying income exception.

If a Master Fund fails to satisfy the qualifying income exception described above (other than a failure which is determined by the IRS to be inadvertent and which is cured within a reasonable period of time after the discovery of such failure), the Master Fund will be treated as if it had transferred all of its assets, subject to its liabilities, to a newly formed corporation, on the first day of the year in which it failed to satisfy the exception, in return for stock in that corporation, and then distributed that stock to the shareholders in liquidation of their interests in the company. This contribution and liquidation generally should be tax free to shareholders of the corresponding Fund and the Master Fund so long as the Master Fund, at that time, does not have liabilities in excess of its tax basis in its assets. Thereafter, the Master Fund would be treated as a corporation for United States federal income tax purposes. If a Master Fund were taxable as a corporation in any taxable year, either as a result of a failure to meet the qualifying income exception described above or otherwise, its items of income, gain, loss and deduction would be reflected only on its tax return rather than being passed through to the shareholders, and its net income would be taxed to it at the income tax rates applicable to domestic corporations. In addition, any distribution made to the corresponding Fund would be treated as taxable dividend income, to the extent of the Master Fund’s current or accumulated earnings and profits, or, in the absence of current and accumulated earnings and profits, a nontaxable return of capital to the extent of each shareholder’s tax basis in its Shares, or taxable capital gain, after the shareholder’s tax basis in its Shares is reduced to zero. Taxation of a Master Fund as a corporation could result in a material reduction in a shareholder’s cash flow and after-tax return and thus could result in a substantial reduction of the value of the Shares of its corresponding Fund.

The discussion below is based on Clifford Chance US LLP’s opinion that each Master Fund will be classified as a partnership that is not subject to corporate income tax for United States federal income tax purposes.

U.S. Shareholders

Treatment of Master Fund Income

A partnership does not incur United States federal income tax liability. Instead, each partner of a partnership is required to take into account its share of items of income, gain, loss, deduction and other items of the partnership. Accordingly, each shareholder in the Fund which corresponds to a particular Master Fund will be required to include in income its allocable share of the Master Fund’s income, gain, loss, deduction and other items for the Master Fund’s taxable year ending with or within its taxable year. In computing a partner’s United States federal income tax liability, such items must be included, regardless of whether cash distributions are made by the partnership. Thus, shareholders in the Fund which corresponds to a particular Master Fund may be required to take into account taxable income without a corresponding current receipt of cash if the Master Fund generates taxable income but does not make cash distributions in an amount equal to, or if the shareholder is not able to deduct, in whole or in part, such shareholder’s allocable share of the Master Fund’s expenses or capital losses. Each Master Fund’s taxable year will end on December 31 unless otherwise required by law. Each Master Fund will use the accrual method of accounting.

Shareholders will take into account their share of ordinary income realized by such Fund’s underlying or corresponding Master Fund from accruals of interest on Treasury Bills held in the Master Fund’s portfolio. Each Master Fund may hold Treasury Bills or other debt instruments with “acquisition discount” or “original issue discount”, in which case shareholders in the Fund which corresponds to a particular Master Fund would be required to include accrued amounts in taxable income on a current basis even though receipt of those amounts may occur in a subsequent year. Each Master Fund may also acquire Treasury Bills with “market discount.” Upon disposition of such obligations, gain would generally be required to be treated as interest income to the extent of the market discount and shareholders in the Fund that corresponds with the particular Master Fund would be required to include as ordinary income their share of such market discount that accrued during the period the obligations were held by the Master Fund.

The Code generally applies a “mark-to-market” system of taxing unrealized gains and losses on, and otherwise provides for special rules of taxation with respect to Section 1256 Contracts. A Section 1256 Contract includes certain regulated futures contracts, options and currency contracts. Section 1256 Contracts held by the Master Funds at the end of a taxable year of the Master Funds will be treated for United States federal income tax purposes as if they were sold by the Master Funds at their fair market value on the last business day of the taxable year. The net gain or loss, if any, resulting from these deemed sales (known as “marking-to-market”), together with any gain or loss resulting from any actual sales of Section 1256 Contracts (or other termination of a Master Fund’s obligations under such contracts), must be taken into account by the Master Fund in computing its taxable income for the year. If a Section 1256 Contract held by a Master Fund at the end of a taxable year is sold in the following year, the amount of any gain or loss realized on the sale will be adjusted to reflect the gain or loss previously taken into account under the mark-to-market rules.

Capital gains and losses from Section 1256 Contracts generally are characterized as short-term capital gains or losses to the extent of 40% of the gains or losses and as long-term capital gains or losses to the extent of 60% of the gains or losses. Shareholders of a Fund will generally take into account their pro rata share of the long-term capital gains and losses and short-term capital gains and losses from Section 1256 Contracts held by the underlying or corresponding Master Fund. If a noncorporate taxpayer incurs a net capital loss for a year, the portion of the loss, if any, which consists of a net loss on Section 1256 Contracts may, at the election of the taxpayer, be carried back three years. A loss carried back to a year by a noncorporate taxpayer may be deducted only to the extent (1) the loss does not exceed the net gain on Section 1256 Contracts for the year and (2) the allowance of the carryback does not increase or produce a net operating loss for the year.

Allocation of the Master Funds’ Profits and Losses

For United States federal income tax purposes, a shareholder’s distributive share of a Master Fund’s income, gain, loss, deduction and other items will be determined by the Master Trust’s Trust Agreement, unless an allocation under the agreement does not have “substantial economic effect,” in which case the allocations will be determined in accordance with the “partners’ interests in the partnership.” Subject to the discussion below under “Monthly Allocation and Revaluation Conventions” and “Section 754 Election,” the allocations pursuant to the Master Trust’s Trust Agreement should be considered to have substantial economic effect or deemed to be made in accordance with the partners’ interests in the partnership.

If the allocations provided by the Master Trust’s Trust Agreement were successfully challenged by the IRS, the amount of income or loss allocated to shareholders for U.S. federal income tax purposes under the agreement could be increased or reduced or the character of the income or loss could be modified.

As described in more detail below, the U.S tax rules that apply to partnerships are complex and their application is not always clear. Additionally, the rules generally were not written for, and in some respects are difficult to apply to, publicly traded partnerships. Each Master Fund will apply certain assumptions and conventions intended to comply with the intent of the rules and to report income, gain, deduction, loss and credit to shareholders in a manner that reflects the economic gains and losses, but these assumptions and conventions may not comply with all aspects of the applicable Treasury regulations. It is possible therefore that the IRS will successfully assert that assumptions made and/or conventions used do not satisfy the technical requirements of the Code or the Treasury regulations and will require that tax items be adjusted or reallocated in a manner that could adversely impact you.

Monthly Allocation and Revaluation Conventions

In general, each Master Fund’s taxable income and losses will be determined monthly and will be apportioned among the holders of Shares of its corresponding Fund in proportion to the number of Shares treated as owned by each of them as of the close of the last trading day of the preceding month. By investing in Shares, a U.S. Holder agrees that, in the absence of an administrative determination or judicial ruling to the contrary, it will report income and loss under the monthly allocation and revaluation conventions described below.

Under the monthly allocation convention, whomever is treated for U.S. federal income tax purposes as holding Shares as of the close of the last trading day of the preceding month will be treated as continuing to hold the Shares until immediately before close of the last trading day of the following month. As a result, a holder who has disposed of shares prior to the close of the last trading day of a month may be allocated income, gain, loss and deduction realized after the date of transfer.

The Code generally requires that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis. It is possible that transfers of Shares could be considered to occur for U.S. federal income tax purposes when the transfer is completed without regard to a Master Fund’s monthly convention for allocating income and deductions. If this were to occur, the Master Fund’s allocation method might be deemed to violate that requirement.

In addition, for any month in which a creation or redemption of Shares takes place, a Master Fund generally will credit or debit, respectively, the “book” capital accounts of the holders of existing Shares with any unrealized gain or loss in the Master Fund’s assets. This will result in the allocation of items of the Master Fund’s income, gain, loss, deduction and credit to existing holders of Shares to account for the difference between the tax basis and fair market value of property owned by the Master Fund at the time new Shares are issued or old Shares are redeemed (“reverse section 704(c) allocations”). The intended effect of these allocations is to allocate any built-in gain or loss in the Master Fund’s assets at the time of a creation or redemption of Shares to the investors that economically have earned such gain or loss.

As with the other allocations described above, each Master Fund generally will use a monthly convention for purposes of the reverse section 704(c) allocations. More specifically, each Master Fund generally will credit or debit, respectively, the “book” capital accounts of the holders of existing Shares with any unrealized gain or loss in the Master Fund’s assets based on a calculation utilizing the lowest trading price of the Fund’s Shares during the month in which the creation or redemption transaction takes place, rather than the fair market value of its assets at the time of such creation or redemption (the “revaluation convention”). As a result, it is possible that, for U.S. federal income tax purposes, (i) a purchaser of newly issued Shares will be allocated some or all of the unrealized gain in the Master Fund’s assets at the time it acquires the Shares or (ii) an existing holder of Shares will not be allocated its entire share in the unrealized loss in the Master Fund’s assets at the time of such acquisition. Furthermore, the applicable Treasury regulations generally require that the “book” capital accounts will be adjusted based on the fair market value of partnership property on the date of adjustment and do not explicitly allow the adoption of a monthly revaluation convention.

The Code and applicable Treasury regulations generally require that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis, and that adjustments to “book” capital accounts be made based on the fair market value of partnership property on the date of adjustment. The Code and regulations do not contemplate monthly allocation or revaluation conventions. If the IRS does not accept a Master Fund’s monthly allocation or revaluation convention, the IRS may contend that taxable income or losses of the Master Funds must be reallocated among the holders of Shares of their respective corresponding Funds. If such a contention were sustained, the holders’ respective tax liabilities would be adjusted to the possible detriment of certain holders. The Managing Owner is authorized to revise the Master Funds’ allocation and revaluation methods in order to comply with applicable law or to allocate items of partnership income and deductions in a manner that reflects more accurately the shareholders’ interests in the Master Funds.

Section 754 Election

Each Master Fund intends to make the election permitted by Section 754 of the Code. Such an election, once made, is irrevocable without the consent of the IRS. The making of such election by a Master Fund will generally have the effect of requiring a purchaser of Shares in its corresponding Fund to adjust its proportionate share of the basis in the Master Fund’s assets, or the inside basis, pursuant to Section 743(b) of the Code to fair market value (as reflected in the purchase price for the purchaser’s Shares), as if it had acquired a direct interest in the Master Fund’s assets. The Section 743(b) adjustment is attributed solely to a purchaser of Shares and is not added to the bases of the Master Fund’s assets associated with all of the other shareholders. Depending on the relationship between a holder’s purchase price for Shares and its unadjusted share of the Master Fund’s inside basis at the time of the purchase, the Section 754 election may be either advantageous or disadvantageous to the holder as compared to the amount of gain or loss a holder would be allocated absent the Section 754 election.

The calculations under Section 754 of the Code are complex, and there is little legal authority concerning the mechanics of the calculations, particularly in the context of publicly traded partnerships. Therefore, if a Master Fund makes the election under Code Section 754, it is expected that the Master Fund will apply certain conventions in determining and allocating the Section 743 basis adjustments to help reduce the complexity of those calculations and the resulting administrative costs to the Master Fund. It is possible that the IRS will successfully assert that some or all of such conventions utilized by the Master Fund do not satisfy the technical requirements of the Code or the Regulations and, thus, will require different basis adjustments to be made.

In order to make the basis adjustments permitted by Section 754, each Master Fund will be required to obtain information regarding each holder’s secondary market transactions in Shares as well as creations and redemptions of Shares. Each Master Fund will seek such information from the record holders of Shares, and, by purchasing Shares, each beneficial owner of Shares will be deemed to have consented to the provision of such information by the record owner of such beneficial owner’s Shares. Notwithstanding the foregoing, however, there can be no guarantee that any Master Fund will be able to obtain such information from record owners or other sources, or that the basis adjustments that any Master Fund makes based on the information it is able to obtain will be effective in eliminating disparity between a holder’s outside basis in its share of the Master Fund Interests and its share of inside basis.

Constructive Termination

A Master Fund will be considered to have terminated for tax purposes if there is a sale or exchange of 50 percent or more of the total Shares in the corresponding Fund within a 12-month period. A constructive termination results in the closing of a Master Fund’s taxable year for all holders of Shares in the corresponding Fund. In the case of a holder of Shares reporting on a taxable year other than the taxable year used by a Master Fund (which is expected to be a fiscal year ending December 31), the early closing of the Master Fund’s taxable year may result in more than 12 months of its taxable income or loss being includable in such holder’s taxable income for the year of termination. The Master Fund would be required to make new tax elections after a termination, including a new election under Section 754. A termination could also result in penalties if a Master Fund were unable to determine that the termination had occurred.

Treatment of Distributions

Distributions of cash by a partnership are generally not taxable to the distributee to the extent the amount of cash does not exceed the distributee’s tax basis in its partnership interest. Thus, any cash distributions made by a Master Fund will be taxable to a shareholder only to the extent such distributions exceed the shareholder’s tax basis in the partnership interests it is treated as owning. (See “Tax Basis in Partnership Interests” below. Any cash distributions in excess of a shareholder’s tax basis generally will be considered to be gain from the sale or exchange of the Shares. See “Disposition of Shares” below.

Creation and Redemption of Creation Units

Shareholders, other than Authorized Participants (or holders for which an Authorized Participant is acting), generally will not recognize gain or loss as a result of an Authorized Participant’s creation or redemption of a Creation Unit of Shares. If the Master Fund disposes of assets in connection with the redemption of a Creation Unit of Shares, however, the disposition may give rise to gain or loss that will be allocated in part to you. An Authorized Participant’s creation or redemption of a Creation Unit of Shares also may affect your share of a Master Fund’s tax basis in its assets, which could affect the amount of gain or loss allocated to you on the sale or disposition of portfolio assets by the Master Fund.

Disposition of Shares

If a U.S. Shareholder transfers Shares of a Fund, it will be treated for United States federal income tax purposes as transferring its pro rata share of the partnership interests held by the Fund. If such transfer is a sale or other taxable disposition, the U.S. Shareholder will generally be required to recognize gain or loss measured by the difference between the amount realized on the sale and the U.S. Shareholder’s adjusted tax basis in the partnership interests deemed sold. The amount realized will include the U.S. Shareholder’s share of the Master Fund’s liabilities, as well as any proceeds from the sale. The gain or loss recognized will generally be taxable as capital gain or loss. Capital gain of non-corporate U.S. Shareholders is eligible to be taxed at reduced rates where the Master Fund Units deemed sold are considered held for more than one year. Capital gain of corporate U.S. Shareholders is taxed at the same rate as ordinary income. Any capital loss recognized by a U.S. Shareholder on a sale of Shares will generally be deductible only against capital gains, except that a non-corporate U.S. Shareholder may also offset up to $3,000 per year of ordinary income.

Tax Basis in Master Fund Units

A U.S. Shareholder’s initial tax basis in the partnership interests it is treated as holding will equal the sum of (a) the amount of cash paid by such U.S. Shareholder for its Shares and (b) such U.S. Shareholder’s share of the Master Fund’s liabilities. A U.S. Shareholder’s tax basis in the Master Fund Units it is treated as holding will be increased by (a) the U.S. Shareholder’s share of the Master Fund’s taxable income, including capital gain, (b) the U.S. Shareholder’s share of the Master Fund’s income, if any, that is exempt from tax and (c) any increase in the U.S. Shareholder’s share of the Master Fund’s liabilities. A U.S. Shareholder’s tax basis in Master Fund Units it is treated as holding will be decreased (but not below zero) by (a) the amount of any cash distributed (or deemed distributed) to the U.S. Shareholder, (b) the U.S. Shareholder’s share of the Master Fund’s losses and deductions, (c) the U.S. Shareholder’s share of the Master Fund’s expenditures that are neither deductible nor properly chargeable to its capital account and (d) any decrease in the U.S. Shareholder’s share of the Master Fund’s liabilities.

Limitations on Interest Deductions

The deductibility of a non-corporate U.S. Shareholder’s “investment interest expense” is generally limited to the amount of that shareholder’s “net investment income.” Investment interest expense would generally include interest expense incurred by a Master Fund, if any, and investment interest expense incurred by the U.S. Shareholder on any margin account borrowing or other loan incurred to purchase or carry Shares. Net investment income includes gross income from property held for investment and amounts treated as portfolio income, such as dividends and interest, under the passive loss rules, less deductible expenses, other than interest, directly connected with the production of investment income. For this purpose, any long-term capital gain or qualifying dividend income that is taxable at long-term capital gains rates is excluded from net investment income unless the U.S. Shareholder elects to pay tax on such capital gain or dividend income at ordinary income rates.

Organization, Syndication and Other Expenses

In general, expenses incurred that are considered “miscellaneous itemized deductions” may be deducted by a U.S. Shareholder that is an individual, estate or trust only to the extent that they exceed 2% of the adjusted gross income of such U.S. Shareholder. The Code imposes additional limitations (which are scheduled to be phased out between 2006 and 2010) on the amount of certain itemized deductions allowable to individuals, by reducing the otherwise allowable portion of such deductions by an amount equal to the lesser of:

•	3% of the individual’s adjusted gross income in excess of certain threshold amounts; or

•	80% of the amount of certain itemized deductions otherwise allowable for the taxable year.

In addition, these expenses are also not deductible in determining the alternative minimum tax liability of a U.S. Shareholder. Each Master Fund will report such expenses on a pro rata basis to the Shareholders, and each U.S. Shareholder will determine separately to what extent they are deductible on such U.S. Shareholder’s tax return. A U.S. Shareholder’s inability to deduct all or a portion of such expenses could result in an amount of taxable income to such U.S. Shareholder with respect to the Master Fund that exceeds the amount of cash actually distributed to such U.S. Shareholder for the year. It is anticipated that management fees each Master Fund will pay will constitute miscellaneous itemized deductions.

Under Section 709(b) of the Code, amounts paid or incurred to organize a partnership may, at the election of the partnership, be treated as deferred expenses, which are allowed as a deduction ratably over a period of 180 months. The Master Funds have not yet determined whether they will make such an election. A non-corporate U.S. Shareholder’s allocable share of such organizational expenses would constitute miscellaneous itemized deductions. Expenditures in connection with the issuance and marketing of Shares (so called “syndication fees”) are not eligible for the 180-month amortization provision and are not deductible.

Passive Activity Income and Loss

Individuals are subject to certain “passive activity loss” rules under Section 469 of the Code. Under these rules, losses from a passive activity generally may not be used to offset income derived from any source other than passive activities. Losses that cannot be currently used under this rule may generally be carried forward. Upon an individual’s disposition of an interest in the passive activity, the individual’s unused passive losses may generally be used to offset other (i.e., non passive) income. Under temporary Treasury regulations, income or loss from a Master Fund’s investments generally will not constitute income or losses from a passive activity. Therefore, income or loss from a Master Fund’s investments will not be available to offset a U.S. Shareholder’s passive losses or passive income from other sources.

Transferor/Transferee Allocations

In general, a Master Fund’s taxable income and losses will be determined monthly and will be apportioned among the Fund’s shareholders in proportion to the number of Master Fund Units treated as owned by each of them as of the close of the last trading day of the preceding month. With respect to any Master Fund Unit that was not treated as outstanding as of the close of the last trading day of the preceding month, the first person that is treated as holding such Master Fund Unit (other than an underwriter or other person holding in a similar capacity) for United States federal income tax purposes will be treated as holding such Master Fund Unit for this purpose as of the close of the last trading day of the preceding month. As a result, a shareholder transferring its Shares may be allocated income, gain, loss and deduction realized after the date of transfer.

Section 706 of the Code generally requires that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis. It is possible that transfers of Shares could be considered to occur for United States federal income tax purposes when the transfer is completed without regard to a Master Fund’s convention for allocating income and deductions. In that event, the Master Fund’s allocation method might be considered a monthly convention that does not literally comply with that requirement.

If the IRS treats transfers of Shares as occurring throughout each month and a monthly convention is not allowed by the Regulations (or only applies to transfers of less than all of a shareholder’s Shares) or if the IRS otherwise does not accept a Master Fund’s convention, the IRS may contend that taxable income or losses of the Master Fund must be reallocated among the shareholders. If such a contention were sustained, the shareholders’ respective tax liabilities would be adjusted to the possible detriment of certain shareholders. Each Master Fund’s Managing Owner is authorized to revise the Master Fund’s methods of allocation between transferors and transferees (as well as among shareholders whose interests otherwise vary during a taxable period).

Tax Reporting by each Fund and each Master Fund

Information returns will be filed with the IRS, as required, with respect to income, gain, loss, deduction and other items derived from Shares of each Fund. Each Master Fund will file a partnership return with the IRS and intends to issue a Schedule K-1 to the Managing Owner on behalf of the shareholders. The Managing Owner intends to report to you all necessary items on a tax information statement or some other form as required by law. If you hold your Shares through a nominee (such as a broker), we anticipate that the nominee will provide you with an IRS Form 1099 or substantially similar form, which will be supplemented by additional tax information that we will make available directly to you at a later date, but in time for you to prepare your federal income tax return. Each holder of Shares hereby agrees to allow brokers and nominees to report to the relevant Master Funds its name and address and such other information as may be reasonably requested by the Master Fund for purposes of complying with its tax reporting obligations. We note that, given the lack of authority addressing structures similar to that of the Funds and the Master Funds, it is not certain that the IRS will agree with the manner in which tax reporting by the Funds and the Master Funds will be undertaken. Therefore, shareholders should be aware that future IRS interpretations or revisions to Treasury regulations could alter the manner in which tax reporting by any Fund and any nominee will be undertaken.

Treatment of Securities Lending Transactions Involving Shares

A shareholder whose Shares are loaned to a “short seller” to cover a short sale of Shares may be considered as having disposed of those Shares. If so, such shareholder would no longer be a beneficial owner of a pro rata portion of the partnership interests with respect to those Shares during the period of the loan and may recognize gain or loss from the disposition. As a result, during the period of the loan, (1) any of the relevant Master Fund’s income, gain, loss, deduction or other items with respect to those Shares would not be reported by the shareholder, and (2) any cash distributions received by the shareholder as to those Shares could be fully taxable, likely as ordinary income. Accordingly, shareholders who desire to avoid the risk of income recognition from a loan of their Shares to a short seller are urged to modify any applicable brokerage account agreements to prohibit their brokers from borrowing their Shares.

Audits and Adjustments to Tax Liability

Any challenge by the IRS to the tax treatment by a partnership of any item must be conducted at the partnership, rather than at the partner, level. A partnership ordinarily designates a “tax matters partner” (as defined under Section 6231 of the Code) as the person to receive notices and to act on its behalf in the conduct of such a challenge or audit by the IRS.

Pursuant to the Master Trust’s Trust Agreement, the Managing Owner will be appointed the “tax matters partner” of each Master Fund for all purposes pursuant to Sections 6221-6231 of the Code. The tax matters partner, which is required by the Master Trust’s Trust Agreement to notify all U.S. Shareholders of any U.S. federal income tax audit of any Master Fund, will have the authority under the Trust Agreement to conduct any IRS audits of each Master Fund’s tax returns or other tax-related administrative or judicial proceedings and to settle or further contest any issues in such proceedings. The decision in any proceeding initiated by the tax matters partner will be binding on all U.S. Shareholders. As the tax matters partner, the Managing Owner will have the right on behalf of all shareholders to extend the statute of limitations relating to the shareholders’ United States federal income tax liabilities with respect to Master Fund items.

A United States federal income tax audit of a Master Fund’s information return may result in an audit of the returns of the U.S. Shareholders, which, in turn, could result in adjustments of items of a shareholder that are unrelated to the Master Fund as well as to the Master Fund related items. In particular, there can be no assurance that the IRS, upon an audit of an information return of a Fund or a Master Fund or of an income tax return of a U.S. Shareholder, might not take a position that differs from the treatment thereof by the Master Fund. A U.S. Shareholder would be liable for interest on any deficiencies that resulted from any adjustments. Potential U.S. Shareholders should also recognize that they might be forced to incur substantial legal and accounting costs in resisting any challenge by the IRS to items in their individual returns, even if the challenge by the IRS should prove unsuccessful.

Foreign Tax Credits

Subject to generally applicable limitations, U.S. Shareholders will be able to claim foreign tax credits with respect to certain foreign income taxes paid or incurred by a Master Fund, withheld on payments made to us or paid by us on behalf of Fund shareholders (if any of such foreign income taxes are so paid, incurred or withheld). If a shareholder elects to claim foreign tax credit, it must include in its gross income, for United States federal income tax purposes, both its share of the Master Fund’s items of income and gain and also its share of the amount which is deemed to be the shareholder’s portion of foreign income taxes paid with respect to, or withheld from interest or other income derived by the Master Fund. U.S. Shareholders may then subtract from their United States federal income tax the amount of such taxes withheld, or else treat such foreign taxes as deductions from gross income; however, as in the case of investors receiving income directly from foreign sources, the above described tax credit or deduction is subject to certain limitations. Even if the shareholder is unable to claim a credit, he or she must include all amounts described above in income. U.S. Shareholders are urged to consult their tax advisers regarding this election and its consequences to them.

Tax Shelter Disclosure Rules

There are circumstances under which certain transactions must be disclosed to the IRS in a disclosure statement attached to a taxpayer’s United States federal income tax return. (A copy of such statement must also be sent to the IRS Office of Tax Shelter Analysis.) In addition, the Code imposes a requirement on certain “material advisers” to maintain a list of persons participating in such transactions, which list must be furnished to the IRS upon written request. These provisions can apply to transactions not conventionally considered to involve abusive tax planning. Consequently, it is possible that such disclosure could be required by a Master Fund or the shareholders (1) if a shareholder incurs a loss (in each case, in excess of a threshold computed without regard to offsetting gains or other income or limitations) from the disposition (including by way of withdrawal) of Shares, or (2) possibly in other circumstances. Furthermore, a Master Fund’s material advisers could be required to maintain a list of persons investing in the Master Fund pursuant to the Code. While the tax shelter disclosure rules generally do not apply to a loss recognized on the disposition of an asset in which the taxpayer has a qualifying basis (generally a basis equal to the amount of cash paid by the taxpayer for such asset), such rules will apply to a taxpayer recognizing a loss with respect to interests in a pass through entity (such as the Shares) even if its basis in such interests is equal to the amount of cash it paid. In addition, under recently enacted legislation, significant penalties may be imposed in connection with a failure to comply with these reporting requirements. U.S. Shareholders are urged to consult their tax advisers regarding the tax shelter disclosure rules and their possible application to them.

Non-U.S. Shareholders

A non-U.S. Shareholder will not be subject to United States federal income tax on such shareholder’s distributive share of a Master Fund’s income, provided that such income is not considered to be income of the shareholder that is effectively connected with the conduct of a trade or business within the United States. In the case of an individual non-U.S. Shareholder, such shareholder will be subject to United States federal income tax on gains on the sale of Shares in a Master Fund’s or such shareholder’s distributive share of gains if such shareholder is present in the United States for 183 days or more during a taxable year and certain other conditions are met.

If the income from a Master Fund is “effectively connected” with a U.S. trade or business carried on by a non-U.S. Shareholder (and, if certain income tax treaties apply, is attributable to a U.S. permanent establishment), then such shareholder’s share of any income and any gains realized upon the sale or exchange of Shares will be subject to United States federal income tax at the graduated rates applicable to United States citizens and residents and domestic corporations. Non-U.S. Shareholders that are corporations may also be subject to a 30% U.S. branch profits tax (or lower treaty rate, if applicable) on their effectively connected earnings and profits that are not timely reinvested in a U.S. trade or business.

Non-U.S. Shareholders that are individuals will be subject to United States federal estate tax on the value of United States situs property owned at the time of their death (unless a statutory exemption or tax treaty exemption applies). It is unclear whether partnership interests (such as the interests of a Master Fund) will be considered United States situs property. Accordingly, non-U.S. Shareholders may be subject to U.S. federal estate tax on all or part of the value of the Shares owned at the time of their death.

Non-U.S. Shareholders are advised to consult their own tax advisers with respect to the particular tax consequences to them of an investment in the Shares.

Regulated Investment Companies

The treatment of a RIC’s investment in a Fund will depend, in part, on whether the corresponding Master Fund is classified as a qualified publicly traded partnership (“qualified PTP”) for purposes of the RIC rules. RICs are only allowed to invest up to 25% of their assets in qualified PTPs and to treat net income derived from such investments as qualifying income for purposes of certain rules relevant to determining whether an entity qualifies as a RIC. Similarly, interests in a qualified PTP are treated as issued by such PTP and a RIC is not required to look through to the underlying partnership assets when testing compliance with certain asset diversification tests applicable to determining whether an entity qualified as a RIC. On the other hand, an investment by a RIC in a publicly traded partnership that is not a qualified PTP is not counted against the 25% limit on a RIC’s investments in qualified PTPs and the RIC is treated as owning its proportionate share of the partnership’s assets and earning its proportionate share of the partnership’s income for purposes of the income and asset tests relevant to determining whether an entity qualifies as a RIC.

It is generally expected that the Commodity Funds will be qualified PTPs and that the Currency Funds will not be. Prospective RIC investors should consult a tax adviser regarding the treatment of an investment in a Master Fund under current tax rules and in light of their particular circumstances.

Tax-Exempt Organizations

An organization that is otherwise exempt from U.S. federal income tax is nonetheless subject to taxation with respect to its “unrelated business taxable income,” or UBTI, to the extent that its UBTI from all sources exceeds $1,000 in any taxable year. Except as noted below with respect to certain categories of exempt income, UBTI generally includes income or gain derived (either directly or through a partnership) from a trade or business, the conduct of which is substantially unrelated to the exercise or performance of the organization’s exempt purpose or function.

UBTI generally does not include passive investment income, such as dividends, interest and capital gains, whether realized by the organization directly or indirectly through a partnership (such as the Master Funds) in which it is a partner. This type of income is exempt, subject to the discussion of “unrelated debt-financed income” below, even if it is realized from securities trading activity that constitutes a trade or business.

UBTI includes not only trade or business income or gain as described above, but also “unrelated debt-financed income.” This latter type of income generally consists of (1) income derived by an exempt organization (directly or through a partnership) from income producing property with respect to which there is “acquisition indebtedness” at any time during the taxable year and (2) gains derived by an exempt organization (directly or through a partnership) from the disposition of property with respect to which there is acquisition indebtedness at any time during the twelve-month period ending with the date of the disposition.

To the extent a Master Fund recognizes gain from property with respect to which there is “acquisition indebtedness,” the portion of the gain that will be treated as UBTI will be equal to the amount of the gain times a fraction, the numerator of which is the highest amount of the “acquisition indebtedness” with respect to the property during the twelve-month period ending with the date of their disposition, and the denominator of which is the “average amount of the adjusted basis” of the property during the period such property is held by the Master Fund during the taxable year. In determining the unrelated debt-financed income of a Master Fund, an allocable portion of deductions directly connected with the Master Fund’s debt financed property will be taken into account. In making such a determination, for instance, a portion of losses from debt-financed securities (determined in the manner described above for evaluating the portion of any gain that would be treated as UBTI) would offset gains treated as UBTI. A charitable remainder trust will not be exempt from United States federal income tax under the Code for any year in which it has UBTI; in view of the potential for UBTI, the Shares are not a suitable investment for a charitable remainder trust.

Certain State and Local Taxation Matters

Prospective Shareholders should consider, in addition to the United States federal income tax consequences described, potential state and local tax considerations in investing in the Shares.

State and local laws often differ from United States federal income tax laws with respect to the treatment of specific items of income, gain, loss, deduction and credit. A Shareholder’s distributive share of the taxable income or loss of a Fund generally will be required to be included in determining its reportable income for state and local tax purposes in the jurisdiction in which the Shareholder is a resident. A Master Fund may conduct business in one or more jurisdictions that will subject a Shareholder to tax (and require a Shareholder to file an income tax return with the jurisdiction in respect to the Shareholder’s share of the income derived from that business.) A prospective Shareholder should consult its tax adviser with respect to the availability of a credit for such tax in the jurisdiction in which the Shareholder is resident.

Backup Withholding

Each Fund is required in certain circumstances to backup withhold on certain payments paid to noncorporate shareholders of Shares who do not furnish the Fund with their correct taxpayer identification number (in the case of individuals, their social security number) and certain certifications, or who are otherwise subject to backup withholding. Backup withholding is not an additional tax. Any amounts withheld from payments made to you may be refunded or credited against your United States federal income tax liability, if any, provided that the required information is furnished to the IRS.

Shareholders should be aware that certain aspects of the United States federal, state and local income tax treatment regarding the purchase, ownership and disposition of Shares are not clear under existing law. Thus, Shareholders are urged to consult their own tax advisers to determine the tax consequences of ownership of the Shares in their particular circumstances, including the application of United States federal, state, local and foreign tax laws.

PURCHASES BY EMPLOYEE

BENEFIT PLANS

Although there can be no assurance that an investment in a Fund, or any other managed futures product, will achieve the investment objectives of an employee benefit plan in making such investment, futures investments have certain features which may be of interest to such a plan. For example, the futures markets are one of the few investment fields in which employee benefit plans can participate in leveraged strategies without being required to pay tax on “unrelated business taxable income.” See “Material U.S. Federal Income Tax Considerations—’Tax-Exempt Organizations’” at page 86. In addition, because they are not taxpaying entities, employee benefit plans are not subject to paying annual tax on profits (if any) of a Fund.

General

The following section sets forth certain consequences under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Code, which a fiduciary of an “employee benefit plan” as defined in and subject to ERISA or of a “plan” as defined in and subject to Section 4975 of the Code who has investment discretion should consider before deciding to invest the plan’s assets in a Fund (such “employee benefit plans” and “plans” being referred to herein as “Plans,” and such fiduciaries with investment discretion being referred to herein as “Plan Fiduciaries”). The following summary is not intended to be complete, but only to address certain questions under ERISA and the Code which are likely to be raised by the Plan Fiduciary’s own counsel.

In general, the terms “employee benefit plan” as defined in ERISA and “plan” as defined in Section 4975 of the Code together refer to any plan or account of various types which provide retirement benefits or welfare benefits to an individual or to an employer’s employees and their beneficiaries. Such plans and accounts include, but are not limited to, corporate pension and profit–sharing plans, “simplified employee pension plans,” KEOGH plans for self-employed individuals (including partners), individual retirement accounts described in Section 408 of the Code and medical plans.

Each Plan Fiduciary must give appropriate consideration to the facts and circumstances that are relevant to an investment in a Fund, including the role that such an investment would play in the Plan’s overall investment portfolio. Each Plan Fiduciary, before deciding to invest in a Fund, must be satisfied that such investment is prudent for the Plan, that the investments of the Plan, including the investment in a Fund, are diversified so as to minimize the risk of large losses and that an investment in a Fund complies with the Plan.

EACH PLAN FIDUCIARY CONSIDERING ACQUIRING SHARES MUST CONSULT WITH ITS OWN LEGAL AND TAX ADVISERS BEFORE DOING SO. AN INVESTMENT IN A FUND IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. NONE OF THE FUNDS IS INTENDED AS A COMPLETE INVESTMENT PROGRAM.

“Plan Assets”

A regulation issued under ERISA by the U.S. Department of Labor (the “ERISA Regulation”) contains rules for determining when an investment by a Plan in an equity interest of an entity will result in the underlying assets of such entity being considered to constitute assets of the Plan for purposes of ERISA and Section 4975 of the Code (i.e., “plan assets”). Those rules provide that assets of an entity will not be considered assets of a Plan which purchases an equity interest in the entity if one or more exceptions apply, including (i) an exception applicable if the equity interest purchased is a “publicly-offered security” (the “Publicly-Offered Security Exception”) and (ii) an exception applicable if equity interests purchased by a plan are not significant (the “Insignificant Participation Exception”).

The Publicly-Offered Security Exception applies if the equity interest is a security that is (1) “freely transferable,” (2) part of a class of securities that is “widely held” and (3) either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, or (b) sold to the Plan as part of a public offering pursuant to an effective registration statement under the Securities Act of 1933 and the class of which such security is a part is registered under the Securities Exchange Act of 1934 within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer in which the offering of such security occurred.

We expect that the Publicly Offered Security Exception should apply with respect to the Shares of each Fund due to their expected AMEX listing.

Each Master Fund will be able to rely on the Insignificant Participation Exception. Because the Publicly Offered Security Exception applies to the Shares of each Fund, each Master Fund’s assets will not be “plan assets.” In turn, because each Fund and the Managing Owner are the only investors in the corresponding Master Fund and the assets of the Managing Owner are not “plan assets” either, each Master Fund will not have any plan asset investors, and therefore, qualifies for the Insignificant Participation Exception.

Ineligible Purchasers

Shares may not be purchased with the assets of a Plan if the Managing Owner, the Futures Commission Merchant or any of their respective affiliates, any of their respective employees or any employees of their respective affiliates: (a) has investment discretion with respect to the investment of such Plan assets; (b) has authority or responsibility to give or regularly gives investment advice with respect to such Plan assets, for a fee, and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such Plan assets and that such advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to such Plan. A party that is described in clause (a) or (b) of the preceding sentence is a fiduciary under ERISA and the Code with respect to the Plan, and any such purchase might result in a “prohibited transaction” under ERISA and the Code.

Except as otherwise set forth, the foregoing statements regarding the consequences under ERISA and the Code of an investment in Shares of the Fund are based on the provisions of the Code and ERISA as currently in effect, and the existing administrative and judicial interpretations thereunder. No assurance can be given that administrative, judicial or legislative changes will not occur that will not make the foregoing statements incorrect or incomplete.

THE PERSON WITH INVESTMENT DISCRETION SHOULD CONSULT WITH HIS OR HER ATTORNEY AND FINANCIAL ADVISERS AS TO THE PROPRIETY OF AN INVESTMENT IN SHARES IN LIGHT OF THE CIRCUMSTANCES OF THE PARTICULAR PLAN AND CURRENT TAX LAW.

PLAN OF DISTRIBUTION

Buying and Selling Shares

Most investors will buy and sell shares in secondary market transactions through brokers. Shares will trade on the AMEX under the ticker symbols listed in this Prospectus. Shares will be bought and sold throughout the trading day like other publicly traded securities. When buying or selling Shares through a broker, most investors will incur customary brokerage commissions and charges.

Authorized Participants

The offering of Shares is a best efforts offering. The Funds will continuously offer Shares in Creation Units (15,000 Shares) to Authorized Participants. It is expected that on the effective date the initial Authorized Participant will, subject to conditions, purchase one or more Creation Units of 15,000 Shares of each Fund at a price per Share of $70.00. It is expected that proceeds from that purchase will be invested on that day and that each Fund’s initial per Share net asset value will be established as of 4:00 p.m. New York time that day.

The initial Authorized Participant will offer to the public the Creation Units it acquires on the effective date. Thereafter, Authorized Participants, including the initial Authorized Participant, may offer to the public, from time-to-time, Shares of a Fund from any Creation Units they create. Shares of a Fund offered to the public by Authorized Participants will be offered at a per Share offering price that will vary depending on, among other factors, the trading price of the Shares of each Fund on the AMEX, the net asset value per Share and the supply of and demand for the Shares at the time of the offer. Shares initially comprising the same Creation Unit but offered by Authorized Participants to the public at different times may have different offering prices. The excess, if any, of the price at which an Authorized Participant sells a Share over the price paid by such Authorized Participant in connection with the creation of such Share in a Creation Unit may be deemed to be underwriting compensation. Authorized Participants will not receive from any Fund, the Managing Owner or any of their affiliates, any fee or other compensation in connection with their sale of Shares to the public, although investors are expected to be charged a customary commission by their brokers in connection with purchases of Shares that will vary from investor to investor. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

The initial Authorized Participant is                                     .

As of             ,                      and                      have also each executed a Participant Agreement relating to each Fund.

Likelihood of Becoming a Statutory Underwriter

Each Fund will issue Shares in Creation Units to Authorized Participants from time-to-time in exchange for cash. Because new Shares can be created and issued on an ongoing basis at any point during the life of each Fund, a “distribution,” as such term is used in the Securities Act, will be occurring. An Authorized Participant, other broker-dealer firm or its client will be deemed a statutory underwriter, and thus will be subject to the prospectus-delivery and liability provisions of the Securities Act, if it purchases a Creation Unit from each Fund, breaks the Creation Unit down into the constituent Shares and sells the Shares to its customers; or if it chooses to couple the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for the Shares. A determination of whether one is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to categorization as an underwriter. Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities will result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the Securities Act.

Dealers who are neither Authorized Participants nor “underwriters” but are participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of section 4(3)(C) of the Securities Act, would be unable to take advantage of the prospectus delivery exemption provided by section 4(3) of the Securities Act.

General

Retail investors may purchase and sell Shares through traditional brokerage accounts. Investors who purchase Shares through a commission/fee-based brokerage account may pay commissions/fees charged by the brokerage account. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

The offering of Creation Units is being made in compliance with Conduct Rule 2810 of FINRA. Accordingly, the Authorized Participants will not make any sales to any account over which they have discretionary authority without the prior written approval of a purchaser of Shares. The maximum amount of items of value to be paid to FINRA Members in connection with the offering of the Shares by a Fund will not exceed 10% plus 0.5% for bona fide due diligence.

Pursuant to the Distribution Services Agreement, SEI Investments will be paid out of the Management Fee of each Master Fund in an amount of approximately $         per annum, plus any fees or disbursements incurred by SEI Investments in connection with the performance by SEI Investments of its duties on behalf of each Fund and its corresponding Master Fund.

The payments to SEI Investments will not, in the aggregate (of the Trust, and not on a Fund-by-Fund basis), exceed     % of the aggregate dollar amount of the offering (or in an amount equal to $         of the $         registered on the initial Registration Statement on Form S-1 in respect of the Trust). The Trust will advise SEI Investments if the payments described hereunder must be limited, when combined with selling commissions charged by other FINRA members, in order to comply with the 10% limitation on total underwriters’ compensation pursuant to FINRA Rule 2810.

The Shares of each Fund will trade on the AMEX under the following symbols:*

Commodities Index Funds:

Ultra Dow Jones - AIG Commodity Fund	Ultra Dow Jones - AIG Industrial Metals Fund
UltraShort Dow Jones - AIG Commodity Fund	UltraShort Dow Jones - AIG Industrial Metals Fund
Ultra Dow Jones - AIG Commodity Fund	Short Dow Jones - AIG Industrial Metals Fund
Ultra Dow Jones - AIG Precious Metals Fund	Ultra Dow Jones - AIG Agriculture Fund
UltraShort Dow Jones - AIG Precious Metals Fund	UltraShort Dow Jones - AIG Agriculture Fund
Short Dow Jones - AIG Precious Metals Fund	Short Dow Jones - AIG Agriculture Fund

Commodities Funds:

Ultra Gold Fund	Ultra Crude Oil Fund
UltraShort Gold Fund	UltraShort Crude Oil Fund
Short Gold Fund	Short Crude Oil Fund
Ultra Silver Fund	Ultra Natural Gas Fund
UltraShort Silver Fund	UltraShort Natural Gas Fund
Short Silver Fund	Short Natural Gas Fund

Currency Funds:

Ultra Euro Fund	Ultra Mexican Peso Fund
UltraShort Euro Fund	UltraShort Mexican Peso Fund
Short Euro Fund	Short Mexican Peso Fund
Ultra Australian Dollar Fund	Ultra Swedish Krona Fund

UltraShort Australian Dollar Fund	UltraShort Swedish Krona Fund
Short Australian Dollar Fund	Short Swedish Krona Fund
Ultra British Pound Fund	Ultra Swiss Franc Fund
UltraShort British Pound Fund	UltraShort Swiss Franc Fund
Short British Pound Fund	Short Swiss Franc Fund
Ultra Canadian Dollar Fund	Ultra Japanese Yen Fund
UltraShort Canadian Dollar Fund	UltraShort Japanese Yen Fund
Short Canadian Dollar Fund	Short Japanese Yen Fund

*	— Symbols to be provided by amendment

LEGAL MATTERS

Clifford Chance US LLP has advised the Managing Owner in connection with the Shares being offered hereby. Clifford Chance US LLP also advises the Managing Owner with respect to its responsibilities as managing owner of, and with respect to matters relating to, the Trust, each Fund and the Master Trust and each Master Fund. Clifford Chance US LLP has also represented the Trust and the Master Trust in connection with the legality of the Shares being offered hereby. Clifford Chance US LLP has prepared the sections “Material U.S. Federal Income Tax Considerations” and “Purchases By Employee Benefit Plans” with respect to ERISA.

No counsel has been engaged to act on behalf of the Shareholders with respect to matters relating to the Trust or any Fund. Certain opinions of counsel have been filed with the SEC as exhibits to the Registration Statement of which this Prospectus is a part.

EXPERTS

A form of Statement of Financial Condition of each Fund has been filed herewith and the audited Statement of Financial Condition of each Fund will be furnished by amendment.

A form of Statement of Financial Condition of each Master Fund has been filed herewith and the audited Statement of Financial Condition of each Master Fund will be furnished by amendment.

A form of Statement of Financial Condition of ProShare Capital Management LLC, the Managing Owner, has been filed herewith and the audited Statement of Financial Condition of the Managing Owner will be furnished by amendment.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a Registration Statement on Form S-1 with the SEC under the Securities Act of 1933. This Prospectus constitutes part of the Registration Statement filed by the Trust, the Master Trust and the Trust and Master Trust on behalf of each Fund and Master Fund, respectively. This Prospectus does not contain all of the information set forth in such Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the SEC, including, without limitation, certain exhibits thereto (for example, the forms of the Participant Agreement and the Customer Agreement). The descriptions contained herein of agreements included as exhibits to the Registration Statement are necessarily summaries; the exhibits themselves may be inspected without charge at the Public Reference Room maintained by the SEC at 100 F Street, NE, Washington, DC 20549, and copies of all or part thereof may be obtained from the Commission upon payment of the prescribed fees. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a Website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of such site is http://www.sec.gov.

RECENT FINANCIAL INFORMATION AND ANNUAL REPORTS

The Managing Owner will furnish you with an annual report of each Fund in which you are invested within 90 calendar days after the end of such Fund’s fiscal year as required by the rules and regulations of the SEC as well as with those reports required by the CFTC and the NFA, including, but not limited to, an annual audited financial statement examined and certified by independent registered public accountants and any other reports required by any other governmental authority that has jurisdiction over the activities of the Funds and the Master Funds. You also will be provided with appropriate information to permit you to file your United States federal and state income tax returns (on a timely basis) with respect to your Shares. Monthly account statements conforming to CFTC and NFA requirements, as well as quarterly reports and other filings made with the SEC, will be posted on the Managing Owner’s website at www.proshares.com. Additional reports may be posted on the Managing Owner’s website in the discretion of the Managing Owner or as required by regulatory authorities.

PRIVACY POLICY

Our Committment to you

The Managing Owner, Commodities & Currencies Trust and Commodities & Currencies Master Trust are committed to respecting the privacy of personal information you entrust to us in the course of doing business.

The information we collect about you

The Managing Owner, on behalf of us, collects non-public personal information from various sources. For instance, forms may include name, address, and social security number. Each of the Funds and the Master Funds receive information from transactions in your accounts, including account balances, and from correspondence between you and the Funds and the Master Funds or third parties, such as the Funds’ and Master Funds’ service providers. The Managing owner on behalf of the Funds and the Master Funds uses such information provided by you or your representative to process transactions, to respond to inquiries from you, to deliver reports, products, and services, and to fulfill legal and regulatory requirements.

How we handle your personal information

The Managing Owner does not disclose any non-public personal information about you to anyone unless permitted by law or approved by you. The Managing Owner may share information about you with certain third parties who are not affiliated with us to process or service a transaction that you have requested or as permitted by law. For example, sharing information with non-affiliated third parties that maintain or service your accounts for the Funds and the Master Funds is essential.

The Managing Owner may also share information with companies that perform administrative or marketing services for the Funds and the Master Funds including research firms. When the Funds and the Master Funds enter into such a relationship, such third parties’ use of customer’s information is restricted and they are prohibited from sharing it or using it for any purposes other than those for which they were hired. The Managing Owner also requires service providers to maintain physical, electronic and procedural safeguards that comply with federal standards to guard your non-public personal information.

How we safeguard your personal information

The Managing Owner maintains physical, electronic, and procedural safeguards to protect your personal information. Within the Funds and the Master Funds, access to personal information is restricted to those employees who require access to that information in order to provide products or services to customers such as processing transactions and handling inquiries. Use of customer information is restricted and customer information is required to be held in strict confidence.

The Managing Owner will adhere to the policies and practices described in this notice for both current and former customers of the Funds.

[Remainder of page left blank intentionally.]

INDEX TO

CERTAIN FINANCIAL INFORMATION

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM*

*	To be furnished by amendment.

COMMODITIES & CURRENCIES TRUST

Statement of Financial Condition*

            , 2007

*	To be furnished by amendment.

See accompanying notes to financial statements.

THE TRUST HAS NOT COMMENCED OPERATIONS AND, CONSEQUENTLY, HAS NO ASSETS OR LIABILITIES.

THE TRUST HAS NOT COMMENCED TRADING AND DOES NOT HAVE A PERFORMANCE HISTORY.

COMMODITIES & CURRENCIES TRUST

Notes to Statement of Financial Condition*

             , 2007

*	To be furnished by amendment.

THE TRUST HAS NOT COMMENCED OPERATIONS AND, CONSEQUENTLY, HAS NO ASSETS OR LIABILITIES.

THE TRUST HAS NOT COMMENCED TRADING AND DOES NOT HAVE A PERFORMANCE HISTORY.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM*

*	To be furnished by amendment.

COMMODITIES & CURRENCIES MASTER TRUST

Statement of Financial Condition*

            , 2007

*	To be furnished by amendment.

See accompanying notes to financial statements.

THE TRUST HAS NOT COMMENCED OPERATIONS AND, CONSEQUENTLY, HAS NO ASSETS OR LIABILITIES.

THE TRUST HAS NOT COMMENCED TRADING AND DOES NOT HAVE A PERFORMANCE HISTORY.

COMMODITIES & CURRENCIES MASTER TRUST

Notes to Statement of Financial Condition*

            , 2007

*	To be furnished by amendment.

THE TRUST HAS NOT COMMENCED OPERATIONS AND, CONSEQUENTLY, HAS NO ASSETS OR LIABILITIES.

THE TRUST HAS NOT COMMENCED TRADING AND DOES NOT HAVE A PERFORMANCE HISTROY.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM*

*	To be furnished by amendment.

PROSHARE CAPITAL MANAGEMENT LLC

Statement of Financial Condition*

            , 2007

*	To be furnished by amendment.

See accompanying notes to financial statements.

PROSHARE CAPITAL MANAGEMENT LLC

Statement of Operations*

            , 2007

*	To be furnished by amendment.

See accompanying notes to financial statements.

PROSHARE CAPITAL MANAGEMENT LLC

Statement of Cash Flows*

            , 2007

*	To be furnished by amendment.

See accompanying notes to financial statements.

PROSHARE CAPITAL MANAGEMENT LLC

Statement of Change in Member’s Capital*

             , 2007

*	To be furnished by amendment.

See accompanying notes to financial statements.

PROSHARE CAPITAL MANAGEMENT LLC

Notes to Statement of Financial Condition*

            , 2007

*	To be furnished by amendment.

APPENDIX A TO PART ONE - BREAKEVEN TABLE -

BREAKEVEN ANALYSIS

Breakeven Amounts

The estimated amount of all fees and expenses which are anticipated to be incurred by a new investor in Shares of each Fund during the first twelve months of investment is the following percentage per annum of the net asset value of the Fund, plus the amount of any commissions charged by the investor’s broker:

Name of Fund	Percentage
Ultra Dow Jones - AIG Commodity Fund
UltraShort Dow Jones - AIG Commodity Fund
Short Dow Jones - AIG Commodity Fund
Ultra Dow Jones - AIG Precious Metals Fund
UltraShort Dow Jones - AIG Precious Metals Fund
Short Dow Jones - AIG Precious Metals Fund
Ultra Dow Jones - AIG Base Metals Fund
UltraShort Dow Jones - AIG Base Metals Fund
Short Dow Jones - AIG Base Metals Fund
Ultra Dow Jones - AIG Agriculture Fund
UltraShort Dow Jones - AIG Agriculture Fund
Short Dow Jones - AIG Agriculture Fund
Ultra Gold Fund
UltraShort Gold Fund
Short Gold Fund
Ultra Silver Fund
UltraShort Silver Fund
Short Silver Fund
Ultra Crude Oil Fund
UltraShort Crude Oil Fund
Short Crude Oil Fund
Ultra Natural Gas Fund
UltraShort Natural Gas Fund
Short Natural Gas Fund
Ultra Euro Fund
UltraShort Euro Fund
Short Euro Fund
Ultra Australian Dollar Fund
UltraShort Australian Dollar Fund
Short Australian Dollar Fund
Ultra British Pound Fund
UltraShort British Pound Fund
Short British Pound Fund
Ultra Canadian Dollar Fund
UltraShort Canadian Dollar Fund
Short Canadian Dollar Fund
Ultra Mexican Peso Fund
UltraShort Mexican Peso Fund

A-1

Short Mexican Peso Fund
Ultra Swedish Krona Fund
UltraShort Swedish Krona Fund
Short Swedish Krona Fund
Ultra Swiss Franc Fund
UltraShort Swiss Franc Fund
Short Swiss Franc Fund
Ultra Japanese Yen Fund
UltraShort Japanese Yen Fund
Short Japanese Yen Fund

“Breakeven Table”

Dollar Amount and Percentages of Expenses of each Fund[1]

	CIF11	CIF11	CF12	CF12	CF13	CF13
	$	%	$	%	$	%
Management Fee[2]
Organization and Offering Expense Reimbursement[3]
Licensing Fees
Transaction Costs[4]

Routine Operational, Administrative and Other Ordinary Expenses[5,6]
Interest Income[7]
12-Month Breakeven[8,9,10]

1.	The breakeven analysis set forth in this column assumes that the Shares have a constant month-end net asset value and is based on $ as the net asset value per Share. The actual net asset value of any Fund will differ. See “Charges” on page 52 of this Prospectus for an explanation of the expenses included in the “Breakeven Table.”
2.	From the Management Fee, the Managing Owner will be responsible for paying the fees and expenses of the Administrator, Custodian and SEI Investments.
3.	The Managing Owner is responsible for paying the organization and offering expenses of each Fund and each Master Fund.
4.	The actual amount of transaction costs and trading fees to be incurred will vary based upon the trading frequency of each Master Fund, and may differ significantly among the various Master Funds.
5.	The Managing Owner is responsible for paying all routine operational, administrative and other ordinary expenses of each Fund and each Master Fund.
6.	In connection with orders to create and redeem Creation Units, Authorized Participants will pay a transaction fee in the amount of $ per order. Because these transaction fees are de minimis in amount, are charged on a transaction-by-transaction basis (and not on a Creation Unit-by-Creation Unit basis), and are borne by the Authorized Participants, they have not been included in the Breakeven Table.
7.	Interest income currently is estimated to be earned at a rate of %, based upon the current yield on 3-month U.S. Treasury bills as of the date of this Prospectus.
8.	Because it is expected that interest income will exceed the fees and costs incurred by each Fund and Master Fund at the end of the first twelve months of an investment, the percentage of profit required for each Fund to breakeven at the end of the first twelve months of an investment, by definition, is expected to be 0.00%.
9.	The Funds and the Master Funds are each subject to (i) a Management Fee of % per annum, (ii) licensing fee of % per annum and (iii) estimated transaction costs of % per annum. The Funds and the Master Funds are subject to fees and expenses in the aggregate amount of approximately % per annum. The Funds and Master Funds will be successful only if their annual returns from the underlying swap agreements, forward contracts, futures contracts, if any, and other income, including annual income from fixed-income securities, exceed approximately % per annum. The Master Funds (and, in turn, the Funds) are currently expected to earn interest income equal to % per annum, based upon the yield of 3 month U.S. Treasury bills as of the date of this Prospectus. Therefore, based upon the difference between the current yield of 3 month U.S. Treasury bills as of the date of this Prospectus and the expected annual fees and expenses, each of the Ultra Funds, the UltraShort Funds and the Short Funds is expected to have net income equal to approximately % per annum, assuming that none of such Funds have experienced gains or losses from swap agreements, if any, or their futures trading, if any.
10.	You may pay customary brokerage commissions in connection with purchases of the Shares. Because such brokerage commission rates will vary from investor to investor, such brokerage commissions have not been included in the Breakeven Table. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.
11.	Commodities Index Funds
12.	Commodities Funds
13.	Currency Funds

A-2

PART TWO

STATEMENT OF ADDITIONAL INFORMATION

COMMODITIES & CURRENCIES TRUST

Names of Commodity Pools:

ULTRA DOW JONES - AIG COMMODITY FUND

ULTRASHORT DOW JONES - AIG COMMODITY FUND

SHORT DOW JONES - AIG COMMODITY FUND

ULTRA DOW JONES - AIG PRECIOUS METALS FUND

ULTRASHORT S DOW JONES - AIG PRECIOUS METALS FUND

SHORT DOW JONES - AIG PRECIOUS METALS FUND

ULTRA DOW JONES - AIG INDUSTRIAL METALS FUND

ULTRASHORT DOW JONES - AIG INDUSTRIAL METALS FUND

SHORT DOW JONES - AIG INDUSTRIAL METALS FUND

ULTRA DOW JONES - AIG AGRICULTURE FUND

ULTRASHORT DOW JONES - AIG AGRICULTURE FUND

SHORT DOW JONES - AIG AGRICULTURE FUND

ULTRA GOLD FUND

ULTRASHORT GOLD FUND

SHORT GOLD FUND

ULTRA SILVER FUND

ULTRASHORT SILVER FUND

SHORT SILVER FUND

ULTRA CRUDE OIL FUND

ULTRASHORT CRUDE OIL FUND

SHORT CRUDE OIL FUND

ULTRA NATURAL GAS FUND

ULTRASHORT NATURAL GAS FUND

SHORT NATURAL GAS FUND

ULTRA EURO FUND

ULTRASHORT EURO FUND

SHORT EURO FUND

ULTRA AUSTRALIAN DOLLAR FUND

ULTRASHORT AUSTRALIAN DOLLAR FUND

SHORT AUSTRALIAN DOLLAR FUND

ULTRA BRITISH POUND FUND

ULTRASHORT BRITISH POUND FUND

SHORT BRITISH POUND FUND

ULTRA CANADIAN DOLLAR FUND

ULTRASHORT CANADIAN DOLLAR FUND

SHORT CANADIAN DOLLAR FUND

ULTRA MEXICAN PESO FUND

ULTRASHORT MEXICAN PESO FUND

SHORT MEXICAN PESO FUND

ULTRA SWEDISH KRONA FUND

ULTRASHORT SWEDISH KRONA FUND

SHORT SWEDISH KRONA FUND

ULTRA SWISS FRANC FUND

ULTRASHORT SWISS FRANC FUND

SHORT SWISS FRANC FUND

S-1

ULTRA JAPANESE YEN FUND

ULTRASHORT JAPANESE YEN FUND

SHORT JAPANESE YEN FUND

Shares of Beneficial Interest

The Shares are speculative securities which involve the risk of loss.

Past performance is not necessarily indicative of future results.

See “Risk Factors” beginning at page 16 in Part One.

THIS PROSPECTUS IS IN TWO PARTS: A DISCLOSURE

DOCUMENT AND A STATEMENT OF ADDITIONAL

INFORMATION. THESE PARTS ARE BOUND

TOGETHER, AND BOTH CONTAIN

IMPORTANT INFORMATION

October 18, 2007

ProShare Capital Management LLC

Managing Owner

S-2

PART II

Information Not Required in Prospectus

Item 13.	Other Expenses of Issuance and Distribution.

The following expenses reflect the estimated amounts required to prepare and file this Registration Statement and complete the offering of the Shares (other than selling commissions).

Approximate Amount
Securities and Exchange Commission Registration Fee		$1,547.28
FINRA Filing Fee		5,540
Printing Expenses		*
Fees of Certified Public Accountants		*
Fees of Counsel		*
Miscellaneous Offering Costs		*

Total	$

*	To be filed by amendment

Item 14.	Indemnification of Directors and Officers.

An amended and restated Trust Agreement of each of the Trust and the Master Trust to be filed as exhibits to this Registration Statement and, as amended from time-to-time, will provide for the indemnification of the Managing Owner. The Managing Owner (including Covered Persons as will be provided under each amended and restated Trust Agreement) shall be indemnified by the Master Trust (or any Master Fund separately to the extent the matter in question relates to a single Master Fund or is otherwise disproportionate), against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with its activities for the Master Trust, provided that (i) the Managing Owner was acting on behalf of or performing services for the Master Trust and has determined, in good faith, that such course of conduct was in the best interests of the Master Trust and such liability or loss was not the result of negligence, misconduct, or a breach of the amended and restated Trust Agreement on the part of the Managing Owner and (ii) any such indemnification will only be recoverable from the applicable Trust Estate or Trust Estates (as such term will be defined in the amended and restated Trust Agreement). All rights to indemnification permitted therein and payment of associated expenses shall not be affected by the dissolution or other cessation to exist of the Managing Owner, or the withdrawal, adjudication of bankruptcy or insolvency of the Managing Owner, or the filing of a voluntary or involuntary petition in bankruptcy under Title 11 of the U.S. Code by or against the Managing Owner.

Item 15.	Recent Sales of Unregistered Securities.

None.

Item 16.	Exhibits and Financial Statement Schedules.

The following documents (unless otherwise indicated) are filed herewith and made a part of this Registration Statement:

(a)	Exhibits. The following exhibits are filed herewith:

Exhibit Number	Description of Document
4.1	Trust Agreement of the Commodities & Currencies Trust

4.2	Trust Agreement of the Commodities & Currencies Master Trust

4.3	Form of Amended and Restated Trust Agreement of the Commodities & Currencies Trust*

4.4	Form of Amended and Restated Trust Agreement of the Commodities & Currencies Master Trust*

4.4	Form of Participant Agreement*

5.1	Opinion of Clifford Chance US LLP as to legality*

8.1	Opinion of Clifford Chance US LLP as to income tax matters*

10.1	Form of Customer Agreement*

10.2	Form of Administration Agreement*

10.3	Form of Global Custody Agreement*

10.4	Form of Transfer Agency and Service Agreement*

10.5	Form of Distribution Services Agreement*

21.1	Subsidiaries of Registrant*

23.1	Consent of Clifford Chance US LLP*

23.2	Consent of Clifford Chance US LLP*

23.3	Consent of Independent Registered Public Accounting Firm*

*	To be filed by amendment.

(b)	The following financial statements are included in the Prospectus:

Commodities & Currencies Trust*

Report of Independent Registered Public Accounting Firm

Balance Sheet, Statement of Operations, Statement of Cash Flows

Ultra Commodities Index and Commodities Funds

UltraShort Commodities Index and Commodities Funds

Short Commodities Index and Commodities Funds

Ultra Currency Funds

UltraShort Currency Funds

Short Currency Funds

Notes to Financial Statements

Commodities & Currencies Master Trust*

Report of Independent Registered Public Accounting Firm

Balance Sheet, Statement of Operations, Statement of Cash Flows

Ultra Commodities Index and Commodities Master Funds

UltraShort Commodities Index and Commodities Master Funds

Short Commodities Index and Commodities Master Funds

Ultra Currency Master Funds

UltraShort Currency Master Funds

Short Currency Master Funds

Notes to Financial Statements

ProShare Capital Management LLC*

Report of Independent Registered Public Accounting Firm

Statement of Financial Condition

Statement of Operation

Statement of Changes in Member’s Capital

Statement of Cash Flows

Note to Statement of Financial Condition

*	To be filed by amendment.

Item 17.	Undertakings.

(a)	Each of the undersigned registrants hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 per cent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

(A)	Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S–8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by each of the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

(B)	Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S–3 or Form F–3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by each of the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability of each of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

Each of the undersigned registrants undertakes that in a primary offering of securities of each of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, each of the undersigned registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of each of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of each of the undersigned registrants or used or referred to by each of the undersigned registrants;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about each of the undersigned registrants or their securities provided by or on behalf of each of the undersigned registrants; and

(iv)	Any other communication that is an offer in the offering made by each of the undersigned registrant to the purchaser.

(b)	Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers or persons controlling each of the registrants pursuant to the provisions described in Item 14 above, or otherwise, each of the registrants has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by each of the registrants of expenses incurred or paid by a director, officer or controlling person of each of the registrants in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each of the registrants will, unless in the opinion of their respective counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(i)	Each of the undersigned registrants hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by each of the registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Managing Owner of the Registrant and Co-Registrant has duly caused this Registration Statement on Form S-1 to be signed on their behalf by the undersigned, thereunto duly authorized, in the city of Bethesda, State of Maryland, on the 18th day of October, 2007.

Commodities & Currencies Trust

By:	ProShare Capital Management LLC,
its Managing Owner

By:	/s/ William E. Seale
Name:	William E. Seale, Ph.D.
Title:	Member

Commodities & Currencies Master Trust

By:	ProShare Capital Management LLC,
its Managing Owner

By:	/s/ William E. Seale
Name:	William E. Seale, Ph.D.
Title:	Member

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 has been signed by the following persons on behalf of the Managing Owner of the Registrant and Co-Registrant in the capacities and on the date indicated.

ProShare Capital Management LLC

Managing Owner of Registrant

and Co-Registrant

/s/ William E. Seale Name: William E. Seale, Ph.D.	Principal Executive Officer	October 18, 2007

/s/ William E. Seale Name: William E. Seale, Ph.D.	Principal Financial Officer	October 18, 2007

/s/ Michael L. Sapir Name: Michael L. Sapir	Member (Director)	October 18, 2007

/s/ Louis M. Mayberg Name: Louis M. Mayberg	Member (Director)	October 18, 2007

/s/ William E. Seale Name: William E. Seale, Ph.D.	Member (Director)	October 18, 2007

(Being principal executive officer, the principal financial and accounting officer and the members of ProShare Capital Management LLC)